As filed with the Securities and Exchange Commission on June 9, 2008

Registration No.[    ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

———————

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

———————

MACROSHARES HOUSING DEPOSITOR, LLC
(Depositor)

(Exact name of registrant as specified in its charter)

MacroShares Major Metro Housing Up Trust

(Issuer with respect to the Offered Securities)

New York (State or other jurisdiction of incorporation or organization)	26-1501411 (I.R.S. Employer Identification No.)

73 Green Tree Drive #9

Dover, DE 19904

(888) MACROS1

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

———————

Mr. Samuel Masucci, III
President
MacroShares Housing Depositor, LLC
73 Green Tree Drive #9

Dover, DE 19904

(888) MACROS1

(Name, address, including zip code, and telephone number, including area code, of agent for service)

———————

Copies to:
Richard F. Kadlick, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000
(212) 735-2000 (facsimile)

———————

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

———————

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee	Date Due
Up MacroShares	40,000	$[25]	$1,000,000	$39.30	[ ], 2018

(1)

We are also registering the income distribution agreement and the settlement contracts pursuant to this registration statement. No separate consideration is received for either the income distribution agreement or the settlement contracts, and, therefore, no additional fee is required pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY, SUBJECT TO COMPLETION, DATED JUNE 9, 2008

Prospectus

$[ ]
MacroShares Major Metro Housing Up Shares
Issued by
MacroShares Major Metro Housing Up Trust

MacroShares Housing Depositor, LLC,
as Depositor

———————

The MacroShares Major Metro Housing Up Trust, referred to as the “Up Trust,” intends to issue MacroShares Major Metro Housing Up Shares, referred to as the “Up MacroShares,” on a continuous basis at the direction of authorized participants.

The assets of the Up Trust will consist of an income distribution agreement and settlement contracts entered into with the MacroShares Major Metro Housing Down Trust, referred to as the “Down Trust.” The Up Trust will also hold U.S. Treasuries and repurchase agreements on U.S. Treasuries to secure its obligations under the income distribution agreement and the settlement contracts. The Up Trust will make quarterly distributions of net income, if any, on the treasuries and a final distribution of all assets it holds on deposit on the final scheduled termination date, an early termination date or a redemption date. Quarterly distributions of net income, if any, will be made on distribution dates that are scheduled to occur in April, July, October and January of each year, beginning in July of 2008. Each quarterly and final distribution will be based on the value of the S&P/Case-Shiller Composite-10 Home Price Index, as well as on prevailing interest rates on U.S. Treasury obligations. The last published value of the S&P/Case-Shiller Composite-10 Home Price Index is referred to in this prospectus as the “Reference Value of the Index.” The starting level for the Reference Value of the Index for purposes of the transactions described in this prospectus is [186.06]. If the Reference Value of the Index rises above its starting level, the Up Trust’s underlying value will increase to include all of its assets plus a portion of the assets of the paired Down Trust. This portion of assets due from the Down Trust will be doubled by a “leverage factor” of 2. Conversely, if the level of the Reference Value of the Index falls below its starting level on and after the closing date, the Up Trust’s underlying value will decrease, because a portion of its assets will be included in the underlying value of its paired Down Trust, such portion being doubled by the leverage factor.

The Up MacroShares may be redeemed on any business day only together with Down MacroShares (as defined in this prospectus) in MacroShares Units and only by holders who are authorized participants. “MacroShares Units” consist of 50,000 Up MacroShares and 50,000 Down MacroShares. Up MacroShares will always be redeemed at their per share underlying value, as measured on the last calendar day preceding the relevant redemption date. Unless earlier redeemed on a redemption date or an early termination date, a final distribution will be declared on the Up MacroShares on the distribution date occurring in July of 2018.

The Up MacroShares will trade on NYSE Arca under the symbol “[  ].” The Up MacroShares are not deposits of any bank, are not insured or guaranteed by the United States government or any government agency or instrumentality, and are not an investment in a money-market type fund.

AN INVESTMENT IN THE UP MACROSHARES INVOLVES SIGNIFICANT RISKS, INCLUDING THE RISK OF LOSS OF ALL OF YOUR INVESTMENT. YOU SHOULD REVIEW THE RISK FACTORS BEGINNING ON PAGE [22] OF THIS PROSPECTUS PRIOR TO INVESTING IN THE UP MACROSHARES. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UP TRUST DOES NOT HOLD OR TRADE IN COMMODITY FUTURES CONTRACTS OR OTHER INSTRUMENTS REGULATED BY THE COMMODITY FUTURES TRADING COMMISSION. NEITHER THE ADMINISTRATIVE AGENT NOR THE TRUSTEE, AS THE OPERATOR OF THE UP TRUST IS REGISTERED AS A COMMODITY POOL OPERATOR AND NONE OF THE TRUSTEE, THE ADMINISTRATIVE AGENT OR WE, AS DEPOSITOR, ARE SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION AS A COMMODITY POOL OPERATOR OR A COMMODITY TRADING ADVISOR.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Purchased	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee	Date Due
Up MacroShares	40,000	$[25]	$1,000,000	$39.30	[ ], 2018

The Initial Purchasers, subject to conditions, have agreed to purchase [      ] Up MacroShares and [      ] Down MacroShares, which comprise [ ] MacroShares Units, as described in “PLAN OF DISTRIBUTION.” The sale of the Up MacroShares and Down MacroShares is expected to occur on or about [       ], 2008, which is referred to as the “closing date.”

The Up MacroShares may be issued only in MacroShares Units consisting of 50,000 Up MacroShares and 50,000 Down MacroShares. The Up Trust and Down Trust will issue their shares in the minimum amounts that constitute a MacroShares Unit on an ongoing basis only to persons who qualify as authorized participants at the per share underlying value of those shares on the closing date. The per share underlying value on the closing date will be equal to the par amount of $25 plus $[0.10]. Subsequent to the offering of the Up MacroShares and the Down MacroShares by the Initial Purchasers, the Up MacroShares will be offered continuously to authorized participants as part of MacroShares Units at their per share underlying value and may be sold by authorized participants to the public at the market price prevailing at the time of any such sale.

———————

The date of this prospectus is June [   ], 2008.

We are providing information to you about the MacroShares1 Major Metro Housing Up Shares. You should rely only on the information contained in this prospectus. We have not, and no authorized participant has, authorized any person to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, MacroShares Major Metro Housing Up Shares only in states where such offers and sales are permitted.

Table of Contents

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS iii
WHERE YOU CAN FIND MORE INFORMATION iv
REPORTS TO SHAREHOLDERS iv
FORWARD-LOOKING STATEMENTS v
TRANSACTION DIAGRAM vi
PROSPECTUS SUMMARY 1
RISK FACTORS 22
You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution. 22
There is currently no market for the Up MacroShares, and no market may develop. 23
Fluctuations in the underlying value of the Up Trust and other factors may affect the market price of your Up MacroShares. 24
An investment in the Up MacroShares may not resemble a direct investment in housing. 25
The Up Trust will make distributions on the Up MacroShares solely from the assets deposited in the paired trusts. 27

Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.

28

The paired trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty. 29
The return on your shares is uncertain. 29

Home Prices in the metropolitan areas covered by the S&P/Case-Shiller Composite-10 Home Price Index

are variable in the short-term and are difficult to predict in the long-term; many contingent factors may influence these home prices.

33

The Up Trust is not regulated as a commodity pool and none of the Up MacroShares are regulated by the Commodity Futures Trading Commission. 36
Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances. 36
If the Up Trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced. 36

If the Up Trust were determined not to qualify as a securitization partnership, and the Up Trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected.

37

You should be aware of the tax consequence of your investment in the Up MacroShares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

37

Lack of sufficient trading of futures based on the S&P/Case-Shiller Composite-10 Home Price Index on an organized exchange may result in the imposition of withholding tax liability on the Up Trust. 37
The Up MacroShares do not confer upon their holders many of the rights normally associated with shares issued by a corporation. 37
Potential conflicts of interests. 38
GLOSSARY 38
USE OF PROCEEDS 38
THE DEPOSITOR 38

———————

MACRO® and MacroShares® are federally-registered service marks of MacroMarkets LLC. MacroMarkets LLC considers all references, singular or plural, to “ MACRO®” and MacroShares® in this prospectus its service mark and reserves all rights to that service mark.

i

MACROMARKETS LLC 39
FORMATION OF THE PAIRED TRUSTS 40
DESCRIPTION OF THE UP MACROSHARES 41
DESCRIPTION OF THE HOUSING MARKET 54
DESCRIPTION OF THE S&P/Case-Shiller Home Price Indices AND THE S&P/Case-Shiller COMPOSITE-10 HOME PRICE INDEX 61
Overview of the S&P/Case-Shiller Home Price Indices and the S&P/Case-Shiller Composite-10 Home Price Index 61
Index Governance 63
DESCRIPTION OF THE UP TRUST ASSETS 64
DESCRIPTION OF THE TRUST AGREEMENTS 69
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES 78
STATE TAX CONSEQUENCES 83
CERTAIN ERISA CONSIDERATIONS 84
PLAN OF DISTRIBUTION 85
LEGAL OPINIONS 86
EXPERTS 86
GLOSSARY OF DEFINED TERMS 86

Appendix A: Hypothetical Scenarios A-1
Appendix B: Historical Performance of Composite-10 Housing and Treasury Rates B-1
Appendix C: Hypothetical Underlying Value Calculations C-1
Appendix D: Transactions With Affiliated Persons D-1
Report of Independent Registered Public Accounting Firm E-1
Financial Statements for the MacroShares Major Metro Housing Up Trust E-2

Unless otherwise indicated, all references in this prospectus to the “depositor,” “we,” “us,” “our,” or similar terms refer to MacroShares Housing Depositor, LLC.

We include cross-references in this prospectus to sections in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these sections begin.

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS

The information contained in the sections entitled “DESCRIPTION OF THE HOUSING MARKET” and “DESCRIPTION OF THE DESCRIPTION OF THE S&P/CASE-SHILLER HOME PRICE INDICES AND THE S&P/CASE-SHILLER COMPOSITE-10 HOME PRICE INDEX “ is based on information obtained from sources that we believe to be reliable. However, we have not independently verified the accuracy or completeness of such information.

MacroShares® are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or any of its third party licensors. Neither S&P nor its third party licensors make any representation or warranty, express or implied, to the owners of MacroShares or any member of the public regarding the advisability of investing in securities generally or in MacroShares particularly or the ability of the S&P/Case-Shiller Composite – 10 Home Price Index to track performance of the residential real estate and housing markets. S&P’s and its third party licensors’ only relationship to MacroMarkets LLC is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P/Case-Shiller Composite – 10 Home Price Index, which is determined, composed and calculated by S&P or its third party licensors without regard to MacroMarkets LLC or MacroShares. S&P and its third party licensors have no obligation to take the needs of the Licensee or the owners of MacroShares into consideration in determining, composing or calculating the S&P/Case-Shiller Composite – 10 Home Price Index. Neither S&P nor its third party licensors is responsible for and none has participated in determining the pricing, quantities or timing of any issuance or sale of MacroShares by MacroMarkets LLC or the assessment or method of settlement calculation therefor. S&P has no obligation or liability in connection with the administration, marketing or trading of MacroShares.

NONE OF S&P, ITS AFFILIATES OR ANY OF THEIR THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P/CASE-SHILLER COMPOSITE – 10 HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN, OR ANY COMMUNICATIONS RELATED THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS OF THE DISSEMINATION OF THE S&P/CASE-SHILLER COMPOSITE – 10 HOME PRICE INDEX. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P/CASE-SHILLER COMPOSITE – 10 HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s®” and “S&P®” are registered trademarks of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and have been licensed for use by MacroMarkets LLC. CSW®, Case-Shiller®, Fiserv®, and Case Shiller Indexes® are trademarks of Fiserv Fulfillment Services, Inc. (f/k/a Fiserv CSW, Inc.) and have been licensed for use by Standard & Poor’s.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the “SEC,” a registration statement under the United States Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the shares offered in this prospectus. This prospectus contains summaries of the material terms of the documents it refers to, but does not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC’s public reference facilities are located at its Public Reference Section, One Station Place, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information that we file electronically with the SEC. You may access the website at http://www.sec.gov.

This is a prospectus for the offering of the MacroShares Major Metro Housing Up Shares. We are only offering the MacroShares Major Metro Housing Up Shares in this prospectus. This prospectus does not constitute an offer of shares to any person in any state or other jurisdiction in which such offer would be unlawful.

REPORTS TO SHAREHOLDERS

We will prepare and file with the Securities and Exchange Commission, in accordance with the requirements of the United States Securities Exchange Act of 1934, as amended, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K for the MacroShares Major Metro Housing Up Trust. You may contact your broker to obtain paper copies of these reports.

FORWARD-LOOKING STATEMENTS

The SEC encourages issuers to disclose forward-looking information so that investors can better understand the future prospects of their investments and make informed investment decisions. This prospectus contains these types of statements. We make these statements directly in this prospectus. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of the future performance of the shares offered in this prospectus are forward-looking statements. All forward-looking statements reflect our present expectation of future events and the realization of these future events is subject to a number of important variables that could cause actual results to differ materially from those described in the forward-looking statements. The “RISK FACTORS” section of this prospectus provides examples of these variables. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. Except for our ongoing obligation to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

v

TRANSACTION DIAGRAM

The following diagram shows the relationship between the Up Trust and the Down Trust.

Investors in
Up MacroShares
and
Down MacroShares
Beneficial
Interests
in the
Up Trust
$$$
$$$
Beneficial
Interests
in the
Down Trust
Income Distribution Agreement (1)
Determines quarterly distributions
Up Trust
Down Trust
Settlement Contracts (2)
Determine the final
distribution
$$$
$$$
Treasuries (3)
Treasuries (3)

————

(1)

Under the income distribution agreement, as of any distribution date, the Up Trust will either (a) be required to pay a portion of its available income, as defined in this prospectus, to the Down Trust or (b) be entitled to receive all or a portion of the Down Trust’s available income, based, in each case, on the Reference Value of the Index for each day during the preceding calculation period.

(2)

Under each settlement contract, in connection with the final scheduled termination date, an early termination date or any redemption date, the Up Trust will either (a) be required to make a final payment out of its assets to the Down Trust or (b) be entitled to receive a final payment from the Down Trust out of the assets of the Down Trust, based, in each case, on the Reference Value of the Index on the last calendar day preceding the final scheduled termination day, an early termination day or the relevant redemption date.

(3)

Treasuries include bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, but may not include all of the information that may be important to you. You should read this entire prospectus carefully, including the “RISK FACTORS” and “FORWARD-LOOKING STATEMENTS” sections, before making an investment decision.

This is a prospectus for the offering of the Up MacroShares. In this prospectus, we discuss matters relating to the Up Trust and also matters relating to the Down Trust to the extent that these matters are relevant to you, as a holder of Up MacroShares. Only the Up MacroShares are being offered by this prospectus.

Please note that when we refer in this summary to the “per share underlying value” that is represented by your Up MacroShares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired trusts were to settle the settlement contracts and the Up Trust were to make a final distribution on your Up MacroShares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Up MacroShares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Up MacroShares in order to liquidate your investment in those shares at any time prior to those dates.

The Issuer and the Securities Offered

On June [ ], 2008, the MacroShares Housing Up Trust, which is referred to in this prospectus as the “Up Trust,” was established by us, in our capacity as depositor, under the laws of the State of New York. On June [ ], 2008, the trust agreement for the Up Trust was amended and restated to provide for the issuance of MacroShares Housing Up Shares, or the “Up MacroShares,” which will represent undivided beneficial interests in the Up Trust.

For more information about the Up Trust, see “FORMATION OF THE PAIRED TRUSTS.” For more information about us, see “THE DEPOSITOR.”

We are MacroShares Housing Depositor, LLC and we are acting as “depositor” for the Up Trust, as well as the Down Trust described in the next section of this summary. We were established as a limited liability company in the State of Delaware on June 4, 2008, and are a wholly-owned, limited-purpose subsidiary of MacroMarkets LLC. In our capacity as depositor, our principal duties consist of forming the Up and Down Trusts, preparing and filing all periodic reports required to be filed by the trusts, and maintaining the listing of the Up and Down MacroShares on a national exchange.

The Paired Trusts

Concurrently with the formation of the Up Trust, we have also formed under New York law, and act as depositor for, the MacroShares Major Metro Housing Down Trust, which is referred to in this prospectus as the “Down Trust.” We refer to the Up Trust and the Down Trust as the “paired trusts.” We also refer to the Down Trust as the “paired trust” with respect to the Up Trust and to the Up Trust as the “paired trust” with respect to the Down Trust. The Down Trust will issue the MacroShares Major Metro Housing Down Shares, or the “Down MacroShares.” The Down MacroShares will each represent an undivided beneficial interest in the Down Trust. We refer to the Up MacroShares and the Down MacroShares as the “paired shares.” The paired trusts entered into an income distribution agreement with each other on [      ], 2008, which is also referred to as the “closing date,” and intend to enter into one or more settlement contracts in connection with each paired issuance of paired shares.

At any time after the closing date, authorized participants may direct the issuance of paired shares by delivering a creation order for a paired issuance to MacroMarkets LLC, which is acting as the administrative agent for the two trusts, in accordance with the procedures described in this prospectus. Up and Down MacroShares will only be issued in the form of MacroShares Units composed of 50,000 Up MacroShares and 50,000 Down MacroShares. Paired shares will always be issued at the per share underlying value of those shares on the day on which the relevant creation order was received. Following delivery by the authorized participant to the trustee of funds equal to the aggregate underlying value of the shares being issued, the trustee will credit the authorized participant’s account at DTC with the number of paired shares created by that authorized participant in accordance with the procedures specified in the participants agreement and described in this prospectus.

The trustee for the paired trusts will deposit one-half of the net proceeds of each paired issuance into the Up Trust and one-half into the Down Trust in order to maintain the one-to-one proportion of funds in the paired trusts. The trustee will use these proceeds to acquire, in accordance with the directions of the administrative agent and on behalf of each paired trust, bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities, that are, in each case, scheduled to mature prior to each quarterly distribution date. We refer to these United States Treasury securities and repurchase agreements generically as “treasuries.”

The cash and treasuries on deposit in the paired trusts will be transferred between the trusts only in connection with the making of quarterly and final distributions on the paired shares, as specified by the terms of the income distribution agreement and the settlement contracts.

The Income Distribution Agreement and the Settlement Contracts

The paired trusts will enter into an income distribution agreement under which the trusts make quarterly payments to each other out of the income generated by their treasuries that remains available after each trust has paid its fees and expenses. Under the income distribution agreement, the Up Trust will, on each distribution date, either (1) be required to pay a portion of its available income to the Down Trust or (2) be entitled to receive a portion of the Down Trust’s available income, based, in each case, on the level of the Reference Value of the Index during the preceding calculation period. On each distribution date, a quarterly distribution of all available income, if any, on deposit in the Up Trust will be made on the Up MacroShares after the Up Trust has made or received a payment under the income distribution agreement.

For more information about the income distribution agreement, see “DESCRIPTION OF THE UP MACROSHARES — Quarterly Distributions” and “DESCRIPTION OF THE UP TRUST ASSETS — The Income Distribution Agreement.”

The Up Trust will also enter into multiple settlement contracts with the Down Trust. In order to facilitate paired issuances and paired optional redemptions, the paired trusts will settle one settlement contract in connection with the paired optional redemption of each MacroShares Unit and will enter into a new settlement contract in connection with the paired issuance of each new MacroShares Unit, except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MacroShares Units. A “MacroShares Unit” will consist of 50,000 Up MacroShares and 50,000 Down MacroShares. Under each settlement contract, the Up Trust will either (1) be required to make a final payment out of its assets to the Down Trust or (2) be entitled to receive a final payment from the Down Trust out of the assets of the Down Trust. These settlement obligations will be based on the change in the level of the Reference Value of the Index from its starting level to its ending level on the last calendar day preceding the final scheduled termination date, an early termination date or the relevant redemption date. The final distribution made on the Up MacroShares will depend upon the final payment that the Up Trust was required to make or entitled to receive under the settlement contracts.

The Up Trust will be required to make a settlement payment to the Down Trust equal to 100% of the assets it holds on deposit in the event that the Reference Value of the Index falls to or below [93.03]. The Down Trust will be required to make a settlement payment to the Up Trust equal to 100% of the assets it holds on deposit in the event that the Reference Value of the Index rises to or above [279.09]. However, neither trust can ever be required to make a payment under the settlement agreements that is greater than the assets it holds on deposit. As a result, the Up Macro Shares will reflect the performance of the S&P /Case Shiller Composite-10 Home Price Index only within the range from [93.03] to [279.09], even if the index moves beyond that range. See “RISK FACTORS — The return on the Up Macro Shares is capped.”

For more information about the settlement contracts, see “DESCRIPTION OF THE UP MACROSHARES — Final Distribution” and “DESCRIPTION OF THE UP TRUST ASSETS — The Settlement Contracts.”

The Trust Agreements

The Up Trust and the Down Trust have been formed and their activities are specified under the terms of two separate amended and restated trust agreements entered into by us, as depositor, [                     ], as the trustee for each of the trusts, MacroMarkets LLC, as administrative agent, and MacroFinancial, LLC, as a marketing agent. As a holder of Up MacroShares, your rights will be governed by the trust agreement for the Up Trust. For a description of the terms of the trust agreement, see “DESCRIPTION OF THE TRUST AGREEMENTS.”

The Trustee

[          ], a [                       ], will act as trustee for the Up Trust and the Down Trust. The trustee will perform a number of duties on behalf of the trusts, of which the following are important to you, as a holder of Up MacroShares:

•

effecting paired optional redemptions and paired issuances of paired shares in accordance with the directions of the administrative agent;

•

making quarterly distributions and a final distribution to the holders of the Up MacroShares;

•

acting as the custodian for the treasuries and all other assets of each of the paired trusts;

•

settling purchase orders for treasuries that are placed on behalf of the Up Trust by the administrative agent, in accordance with the directions of the administrative agent;

•

calculating the per share underlying value of one Up MacroShare for each day and providing such values to the administrative agent on each business day for posting on the website maintained by the administrative agent at http://www.macromarkets.com;

•

calculating, for each distribution date, the amount of available income on deposit in each of the paired trusts, the payment due under the income distribution agreement and the quarterly distributions to be made on the Up MacroShares;

•

calculating, in connection with each redemption date, an early termination date and/or the final scheduled termination date, the respective underlying values of the paired trusts, the final payment due under the settlement contracts being settled and the final distribution to be made on the Up MacroShares on the applicable redemption date, early termination date or final scheduled termination date; and

•

providing notification of the occurrence of certain termination triggers.

For performing its duties under the Up Trust agreement, the trustee will be compensated as described under “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.”

You may inspect the trust agreement and the records maintained by the trustee on behalf of the Up and Down Trusts at the office of the trustee during regular business hours upon two business days’ prior notice at [  ].

For more information about the trustee and its responsibilities under the trust agreement, see “DESCRIPTION OF THE TRUST AGREEMENTS.”

The Administrative Agent and the Marketing Agent

MacroMarkets LLC, a Delaware limited liability company, will act as the administrative agent for the Up Trust and the Down Trust and will be a party to the trust agreement for each of the trusts. Its rights and responsibilities will be specified in each trust agreement. For performing its duties as administrative agent under the trust agreement, MacroMarkets LLC will be compensated as described under “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.”

The administrative agent will perform or oversee the performance of a number of duties on behalf of the Up and Down Trusts, of which the following are important to you, as a holder of Up MacroShares:

•

directing the trustee in the acquisition of new treasuries for the paired trusts on each distribution date and each issuance date, including placing, or directing a designated service provider to place, the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in the trust agreements for the paired trusts and described in this prospectus under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations;”

•

processing redemption and creation orders for MacroShares from authorized participants;

•

directing the trustee in effecting redemptions and issuances;

•

selecting treasuries to be delivered between the paired trusts in connection with the settlement of the settlement contracts and treasuries to be delivered to redeeming authorized participants in connection with paired optional redemptions in accordance with the rules specified in the trust agreements;

•

performing certain calculations which it is required to provide to the trustee or to post on its website;

•

maintaining its website located at http://www.macromarkets.com, where you can obtain information about the performance of your Up MacroShares; and

•

providing notification of the occurrence of certain termination triggers.

For more information about the administrative agent and its responsibilities under the trust agreement, see “DESCRIPTION OF THE TRUST AGREEMENTS.”

MacroFinancial, LLC, a Delaware limited liability company, will act as the marketing agent for the Up and Down Trusts. The duties of the marketing agent will include developing a marketing plan for the paired trusts, preparing marketing materials and organizing investor presentations. For performing its duties as marketing agent for the Up Trust, MacroFinancial, LLC will be compensated as described under “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.”

Daily Reporting

The trustee will calculate the underlying value of the Up Trust and the per share underlying value of one Up MacroShare for each calendar day. At the close of each business day, the trustee will perform these calculations (1) for that business day or (2) if that business day is followed by one or more intervening non-business days, for the last calendar day preceding the next business day, and it will provide the calculations to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com not later than one hour prior to the commencement of trading on NYSE Arca on the next business day that follows the day of calculation. The administrative agent will also calculate and post on its website, not later than one hour prior to commencement of trading on NYSE Arca on each business day, the premium or discount of the midpoint of the bid/offer price spread for one Up MacroShare at the close of the preceding trading day over or to the proportionate underlying value of one Up MacroShare on that day.

The trustee will base its calculation of underlying value for each day on the administrative agent’s calculation of the Reference Value of the Index for that same day, which the administrative agent will provide to the trustee. No other entity will be responsible for confirming the administrative agent’s calculation of the Reference Value of the Index or the trustee’s calculation of underlying value.

The Assets of the Up Trust

The assets of the Up Trust will consist of:

•

U.S. treasury securities and what we refer to as “income” on those securities, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up Trust acquired that treasury security;

•

treasury repurchase agreements and what we refer to as “income” on those agreements consisting of the difference between the purchase price and the repurchase price for the treasuries borrowed under those agreements;

•

the Up Trust’s rights under the income distribution agreement;

•

the Up Trust’s rights under the settlement contracts;

•

the Up Trust’s rights under the licensing agreement with MacroMarkets LLC to use the patented MacroShares structure;

•

the Up Trust’s rights under the licensing agreement with MacroMarkets LLC to use and reference the S&P/Case-Shiller Composite-10 Home Price Index;

•

the Up Trust’s rights under its trust agreement to rely on the services provided by the administrative agent, the marketing agent and the trustee;

•

a securities account created under the Up Trust agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up MacroShares;

•

a distribution account created under the Up Trust agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used, first, to make a deposit to the fee payment account, second, to make payments to the Down Trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make quarterly and final distributions to the holders of the Up MacroShares;

•

a fee payment account created under the Up Trust agreement into which funds will be deposited on each distribution date for the purpose of paying the fees and expenses of the Up Trust; and

•

a netting account created under the Up Trust agreement to which the trustee will credit (1) Up MacroShares being redeemed in paired optional redemptions and net such shares against any shares being created in paired issuances on the same date, and (2) cash delivered by authorized participants in connection with paired issuances and net such cash against the final distributions to be made in connection with paired optional redemptions being effected on the same date.

The treasuries purchased on behalf of the Up Trust on each distribution date or in connection with each paired issuance of Up MacroShares may consist of bills, notes and bonds of varying maturities and repurchase agreements of varying terms that are fully collateralized by treasuries and entered into with counterparties that meet specified capital requirements or are deemed creditworthy by the administrative agent. Each treasury and treasury repurchase agreement must mature or terminate prior to the next scheduled distribution date. When we refer to “treasuries” in this prospectus, the term includes both treasuries and treasury repurchase agreements on treasuries. On each distribution date, except for the final scheduled termination date or an early termination date, the administrative agent will direct the trustee to reinvest the proceeds of the maturity of the paired trusts’ treasuries in new treasuries. The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each issuance of paired shares. The obligations of the paired trusts to each other under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in each of those trusts.

On each distribution date and each issuance order date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the paired trusts, treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each trust agreement and described in more detail in this prospectus under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations.” Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the paired trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each paired trust invested in treasuries, a portion of the assets of a paired trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between distribution dates. In addition, any treasuries delivered to authorized participants in connection with a paired optional redemption will be selected by the administrative agent on a “last in, first out” basis. If interest rates are increasing and funds received in connection with paired issuances by the paired trusts are being invested in higher-yielding treasuries, this method of selection may result in relatively higher-yielding treasuries being delivered to redeeming authorized participants and relatively lower-yielding treasuries remaining in the paired trusts, thereby causing a decrease in both trusts’ daily yield rates. Conversely, if interest rates are decreasing and funds received in connection with paired issuances are being invested in lower-yielding treasuries, the last in, first out method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming authorized participants. The treasuries selected by the administrative agent to be delivered as the final distribution in a paired optional redemption will be distributed ratably, by type, to each redeeming authorized participant. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

For more information about the assets of the Up Trust, see “DESCRIPTION OF THE UP TRUST ASSETS.”

The Reference Value of the Index

The amount of each payment required to be made by the paired trusts under the income distribution agreement will be based on the daily level of the Reference Value of the Index during the preceding calculation period and the amount of the settlement payment to be made under the settlement contracts will be based on the Reference Value of the Index on the day preceding the business day on which those payments are made on a redemption date, an early termination date or the final scheduled termination date. When we refer to the “Reference Value of the Index,” we are referring to the value of the S&P/Case-Shiller Composite-10 Home Price Index, as calculated and published by Standard & Poor’s, or “S&P,” on the most recent index publication day. If the relevant date of measurement is an index publication day, then the Reference Value of the Index will be the value calculated and published on that day. The S&P/Case-Shiller Composite-10 Home Price Index is maintained and governed by the S&P/Case-Shiller Index Committee, whose members are drawn from S&P, Fiserv Fulfillment Services, Inc. and leading industry experts; S&P designates the Index Committee Chairman and its representatives retain the controlling majority of such committee.

The S&P/Case-Shiller Home Price Indices measure the change in home prices in one or several geographic regions of the United States. They are calculated monthly and are publicly available for 20 major metropolitan areas (Metropolitan Statistical Areas or MSAs), which are also aggregated to form two composites – one comprised of 10 of the metro areas, the other comprised of all 20. The S&P/Case-Shiller Composite-10 Home Price Index is a weighted average of the following 10 S&P/Case-Shiller Metro Area Home Price Indices: the S&P/Case-Shiller Boston Home Price Index, the S&P/Case-Shiller Chicago Home Price Index, the S&P/Case-Shiller Denver Home Price Index, the S&P/Case-Shiller Las Vegas Home Price Index, the S&P/Case-Shiller Los Angeles Home Price Index, the S&P/Case-Shiller Miami Home Price Index, the S&P/Case-Shiller New York City Area Home Price Index, the S&P/Case-Shiller San Diego Home Price Index, the S&P/Case-Shiller San Francisco Home Price Index, and the S&P/Case-Shiller Washington DC Home Price Index. The value of the S&P/Case-Shiller Composite-10 Home Price Index on any index publication day reflects home prices for the second calendar month preceding the month in which such index publication day occurs.

For a description of how the S&P/Case-Shiller Composite-10 Home Price Index is calculated by the S&P/Case-Shiller Index Committee, see “DESCRIPTION OF THE S&P/CASE-SHILLER HOME PRICE INDICES AND THE S&P/CASE-SHILLER COMPOSITE-10 HOME PRICE INDEX “ in this prospectus.

MacroMarkets LLC has entered into a licensing agreement with S&P for the use of the S&P/Case-Shiller Home Price Indices. MacroMarkets LLC has sublicensed to us and to the paired trusts the use of the S&P/Case-Shiller Composite-10 Home Price Index. If S&P discontinues calculation of the S&P/Case-Shiller Composite-10 Home Price Index or if S&P fails to make such index available to us for any reason on 3 consecutive index publication days, an early termination date will occur on the next scheduled distribution date.

WE, MACROMARKETS LLC, THE PAIRED TRUSTS, OUR RESPECTIVE AFFILIATES AND OUR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, TRUSTEES, EMPLOYEES, ATTORNEYS AND ADVISORS (i) ARE NOT RESPONSIBLE FOR, DO NOT HAVE ANY INVOLVEMENT WITH, AND ARE NOT LIABLE FOR ANY LOSSES TO YOU RESULTING FROM, THE METHODOLOGIES USED IN CALCULATING AND THE ACTUAL CALCULATION OF THE S&P/CASE-SHILLER COMPOSITE-10 HOME PRICE INDEX, AND (ii) WE ARE NOT LIABLE FOR ANY LOSSES TO YOU FOR ANY REVISIONS TO THE CALCULATION METHODOLOGY FOR THE INDEX, ANY ALLEGED OR ACTUAL INACCURACIES OR INHERENT LIMITATIONS OF THE INDEX, ANY DELAYS IN ITS PUBLICATION, ANY ERRORS IN THE UNDERLYING DATA USED TO CALCULATE THE INDEX, OR THE IMPACT OF ANY OF THE FOREGOING FACTORS ON THE YIELD REALIZED BY YOU AS A HOLDER OF THE UP MACROSHARES OR OTHERWISE.

When we refer to an “index publication day,” we are referring to the business day in each calendar month on which S&P publishes the value of the S&P/Case-Shiller Composite-10 Home Price Index. S&P generally publishes this value on the last Tuesday of each calendar month at 9:00 AM New York City time.

The trustee will calculate the underlying value of the Up Trust for each day based on the Reference Value of the Index for that day. See “—Calculation of Underlying Value” below. Neither the Reference Value of the Index nor the calculation of underlying value will be retroactively adjusted to take into account any revisions made to the S&P/Case-Shiller Composite-10 Home Price Index after any index publication day. See “RISK FACTORS -- An investment in the Up MacroShares may not resemble a direct investment in housing -- Revisions of the S&P/Case-Shiller Composite-10 Home Price Index will not be reflected in the underlying value of the Up MacroShares.”

Calculation of Underlying Value

The final distribution made on the Up MacroShares on the final scheduled termination date, an early termination date or a redemption date will be based upon the underlying value of the Up Trust on the last calendar day, whether or not such day is a business day, that precedes such final scheduled termination date, early termination date, or redemption date. Underlying value will be calculated for each day based upon the Reference Value of the Index for that day. The underlying value of the Up Trust on each day of measurement represents the aggregate amount of the assets in the paired trusts to which the Up Trust would be entitled if the settlement contracts were settled on that day. The underlying value of the Up Trust on each day of measurement also represents the aggregate final distribution to which holders of the Up MacroShares would be entitled if those shares were redeemed on that day.

An increase in the Reference Value of the Index results in a proportionate increase in the underlying value of the Up Trust, multiplied by a leverage factor of 2. A decrease in the Reference Value of the Index results in a proportionate decrease in the underlying value of the Up Trust, multiplied by a leverage factor of 2. After the closing date, the Reference Value of the Index may fluctuate above or below the “starting level” of [186.06]. The proportion of the funds in the Up Trust and the Down Trust will initially be 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and issuances may only be made in MacroShares Units composed of 50,000 Up MacroShares and 50,000 Down MacroShares. The underlying value formula described below and the requirement that Up MacroShares can only be issued and redeemed in paired optional redemptions and paired issuances and only in the form of MacroShares Units, is intended to ensure that a change of [3.7212] in the Reference Value of the Index will always result in a $1 change in the per share underlying value of each Up MacroShare. The relationship between changes in the Reference Value of the Index and the per share underlying value of an Up MacroShare will be as described only so long as the amount of cash and treasuries (not including income on the treasuries) on deposit in the Up Trust is equal to the aggregate par amount of all Up MacroShares that are outstanding from time to time. If the amount of cash and treasuries in the Up Trust is less than the aggregate par amount of the Up MacroShares, because the fees and expenses of the Up Trust have exceeded its treasury income during one or more calculation periods, a specified change in the Reference Value of the Index will still result in the same percentage change in per share underlying value, but not the same dollar amount.

The underlying value of the Up MacroShares will only reflect the performance of the S&P/Case-Shiller Composite-10 Home Price Index within the range from [93.03] to [279.09], because the underlying value of the Up Trust cannot exceed an amount equal to the sum of its own assets and the assets on deposit in the Down Trust. If the Reference Value of the Index falls to or below [93.03], the underlying value of the Up Trust will be zero. If the Reference Value of the Index is equal to its starting level of [186.06], the underlying value of the Up Trust will be equal to the assets it holds on deposit. If the Reference Value of the Index is equal to [279.09], the Up Trust will reach its maximum value and cannot increase further, even if the Reference Value of the Index continues to increase. Please see “RISK FACTORS – The return on the Up MacroShares is capped,” and “– The paired trusts may terminate early.”

The underlying value of the Up Trust is calculated for each calendar day as follows:

•

the sum of the Up earned income accruals for each day that has elapsed during the current calculation period up to and including the current calendar day plus

•

the Up investment amount for the current calendar day multiplied by the leveraged settlement factor, calculated as of the current calendar day.

The “leveraged settlement factor” will equal (2 * (settlement factor – 1) +1)

The “settlement factor” for any date of measurement equals (RVIt / RVI0), where RVIt equals the Reference Value of the Index on such date of measurement and RVI0 equals the Reference Value of the Index on the closing date.

The settlement factor for any calendar day is equal to the Reference Value of the Index on that day (referred to in this prospectus as the “ending level”) divided by the starting level of the Reference Value of the Index on the closing date.  Once the settlement factor has been calculated, it will be doubled by the leverage factor, by first subtracting the number 1, multiplying by 2 and then adding back the number 1.

The formula for underlying value specified above may only be used so long as the amount of assets on deposit in the Up Trust and the Down Trust remains in a one-to-one proportion.  If the assets in the paired trusts were to become unequal for any reason, the alternative formula set forth under ‘‘DESRIPTION OF THE UP MACROSHARES – Calculations of Underlying Value” must be used to calculate underlying value.  None of the permitted activities of the paired trusts are expected to result in the failure of the Up and Down Trust to maintain equal assets to secure their obligations to each other.

We refer to the period between distribution dates, beginning on (but excluding) the second business day prior to the preceding distribution date and ending on (and including) the second business day prior to the current distribution date, as a “calculation period.”

Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus.

The “Up investment amount” equals, on any distribution date, the amount of cash that was actually invested on behalf of the Up Trust in treasuries on that distribution date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that distribution date. The “Up investment amount” equals on any day during a calculation period (other than the distribution date), the aggregate par amount of the Up MacroShares that are outstanding on that day if the amount actually invested on the preceding distribution date was equal to the Up aggregate par amount on that date. If the amount actually invested on the last distribution date was less than the Up aggregate par amount, then the “Up investment amount,” for each day of the ensuing calculation period will equal the amount that was actually invested divided by the number of Up MacroShares outstanding on that distribution date, multiplied by the number of Up MacroShares that are outstanding on the day on which the calculation is being made. Since the trust is required to invest an amount equal to the Up aggregate par amount in treasuries on each distribution date, the Up investment amount should be equal to the Up aggregate par amount, as increased and decreased by redemptions and paired issuances, throughout the ensuing calculation period. The only case in which this will not be true is if the Up Trust’s fees and expenses exceeded the yield on its treasuries during one or more preceding calculation periods and the resulting deficiency was not made up with income realized by the Up Trust during other preceding calculation periods following a general rise in interest rates. If a deficiency does exist during a calculation period, this deficiency will be reflected in the per share underlying value at which authorized participants may create and redeem the Up MacroShares.

The “Down investment amount” is calculated in the same manner as the Up investment amount.

The “Up earned income accrual” equals, for each calendar day:

(1) if the leveraged settlement factor for that day is less than 1, the Up available income accrual for that calendar day multiplied by such leveraged settlement factor, or, if the leveraged settlement factor is greater than 1, the Up available income accrual for that day plus the Down available income accrual for that day multiplied by (1 minus such Leveraged Settlement Factor)

plus

(2) if the date of measurement is also an issuance date on which a net increase in the Up aggregate par amount has occurred after giving effect to all paired issuances and paired optional redemptions on that date, the product of the number of Up MacroShares created on such date constituting such net increase and the income component of the per share underlying value of each such Up MacroShare, which represents the Up earned income accrual allocable to such share during the period from the last preceding distribution date to such issuance date, minus

(3) if the date of measurement is also a redemption date on which a net decrease in the Up aggregate par amount has occurred after giving effect to all paired optional redemptions and paired issuances on that date, the product of the number of Up MacroShares redeemed on such date constituting such net decrease and the income component of the per share underlying value of each such Up MacroShare, which represents the Up earned income accrual allocable to such share during the period from the last preceding distribution date to such redemption date.

The Up earned income accrual for each calculation period equals the sum of the Up earned income accruals for each day of that calculation period.

The “Up available income accrual” and the “Down available income accrual” for each day is (i) the sum of, for each treasury on deposit in the applicable trust on that day, the product of the purchase price at which the trust acquired that treasury (or the par amount of that treasury for any treasury that was purchased at a premium) multiplied by the daily yield rate applicable to that treasury minus (ii) the daily fee accrual. If the Up or Down available income accrual is a negative number, then such accrual will be equal to zero.

For each day, the “daily fee accrual” for the Up or Down Trust is equal to the Up or Down asset amount, as applicable, on each day multiplied by a “daily fee accrual rate” of 125 basis points plus a fixed annual expense amount divided by, in the case of both the rate and the fixed amount, 365 or 366, depending upon the number of days in the current year. The sum of the daily fee accruals for each of the trusts for an entire calculation period will be equal to that trust’s “fee deduction amount” for that calculation period. The Up asset amount and Down asset amount are defined in the glossary of this prospectus. If actual expenses and fees on any distribution date exceed the fee deduction amount for the preceding calculation period, additional funds will be withdrawn from the assets on deposit in the applicable trust and its underlying value will be adjusted to reflect this additional withdrawal.  The fixed expenses of both the Up Trust and the Down Trust are expected to equal approximately $600,000 per year for each trust. The fixed expenses portion of the fee deduction amount will be adjusted periodically based upon actual expenses incurred or expected to be incurred.

The first calculation period will begin on the first day following the closing date and the last calculation period will end on the day preceding the distribution payment date related to the final scheduled termination date or early termination date. On the closing date, the underlying value of the Up Trust will be equal to the aggregate par amount of the Up MacroShares plus the income accrual net of fees for that day.

For purposes of calculating the Up available income accrual and the Down available income accrual, the “daily yield rate” for each treasury on deposit in the applicable trust is the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. The “yield rate” for each treasury is equal to its stated or implied interest rate, if any, and/or any applicable discount rate, based on the date of purchase and the purchase price at which the applicable trust acquired that treasury, or, in the case of a treasury repurchase agreement, the difference between its purchase price and its repurchase price, expressed as a percentage of such purchase price.

For more information about calculating the income and expenses of the paired trusts, see “DESCRIPTION OF THE UP MACROSHARES — Quarterly Distributions.”

The proportion of cash and treasuries on deposit in the Up Trust and the Down Trust will initially be 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and issuances must be effected in MacroShares Units composed of an equal number of Up and Down MacroShares. Maintaining this proportion insures that the underlying value formula and the yield on your Up MacroShares will not be affected by increases or decreases in the size of the paired trusts due to redemptions and subsequent issuances.

Quarterly Distributions

A “distribution date” is scheduled to occur for the Up MacroShares on the second business day preceding each record date, commencing in [   ] of 2008. On each distribution date, the Up Trust will declare a quarterly distribution on the Up MacroShares. This quarterly distribution will be made out of the income that the Up Trust holds on deposit after it has deposited the fee deduction amount into the fee payment account, either made or received a payment under the income distribution agreement, and acquired treasuries with an aggregate purchase price equal to the aggregate par amount of the outstanding Up MacroShares on that distribution date. Each shareholder who is a registered holder of Up MacroShares on the “record date,” which is the last business day of [   ], [    ], [   ] and [    ] of each year, commencing in [  ] of 2008, will be entitled to receive the quarterly distribution. The quarterly distribution will be paid out to shareholders on the third business day of the month immediately following the month in which the related distribution date occurred, on the date we refer to as the “distribution payment date.”

On each distribution date, the Up Trust’s entitlement under the income distribution agreement to its available income and the available income in the Down Trust will be based on the Reference Value of the Index during the preceding calculation period. For each day during the calculation period preceding each distribution date, the entitlement of the Up Trust under the income distribution agreement for that day, which we refer to as its “Up earned income accrual,” will be determined as follows:

•

If the ending level of the Reference Value of the Index exceeds the starting level on that day, the Up Trust will become entitled to retain all of its available income accrual for that day and to receive a portion of the Down Trust’s available income accrual for that day.

•

If the ending level of the Reference Value of the Index is below the starting level, the Up Trust will become obligated to pay all or a portion of its available income accrual for that day to the Down Trust.

•

On every day on which the ending level of the Reference Value of the Index is the same as the starting level, neither an obligation to pay, nor an entitlement to receive, any payment under the income distribution agreement will accrue for the benefit of the Up Trust.

The underlying value of the Up Trust on each distribution date will be calculated before available income, if any, is deducted from that underlying value and set aside for payment as a quarterly distribution on the related distribution payment date. As a result, the underlying value of the Up Trust on the day following each distribution date will reflect a relative decrease from the underlying value on that distribution date which will be unrelated to any movement in the level of the Reference Value of the Index.

On each distribution date, other than on the final scheduled termination date or an early termination date and other than with respect to any shares for which a redemption order was placed and settled prior to the related record date, the Up Trust will declare a “quarterly distribution” on each outstanding Up MacroShare equal to:

•

the sum of Up earned income accruals for each day of the preceding calculation period multiplied by

•

a fraction the numerator of which is one Up MacroShare and the denominator of which is the aggregate number of outstanding Up MacroShares on that distribution date.

On the distribution payment date that follows each distribution date, the Up Trust will distribute such amount on each outstanding Up MacroShare.

For a more detailed description of how payments under the income distribution agreement are calculated, see “DESCRIPTION OF THE UP TRUST ASSETS — The Income Distribution Agreement.”

Distributions of the Up earned income accruals on the final scheduled termination date, an early termination date or any redemption date will be made as part of the final distribution that is made on those dates, as described in the next section of this summary entitled “— Final Distribution,” and in greater detail in the section entitled “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.”

The annual fees and expenses of the Up Trust will consist of (1) the variable fees specified in this summary and also in the section entitled “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts,” which together represent a 125 basis point deduction from the assets of the Up Trust plus (2) fixed fees and expenses which are expected to equal approximately $600,000 per year. This fixed amount will be adjusted periodically based upon actual expenses incurred or expected to be incurred by the Up Trust in order to reflect accurately the accrual of fees and expenses in the underlying value calculation. The same variable and fixed fees and expenses are expected to be incurred by the Down Trust.

A daily fee accrual, based upon the variable fees and expenses of the Up Trust and its estimated annual fixed fees and expenses, as periodically adjusted based on actual fees and expenses incurred, will be deducted from each day’s treasury income accrual. The sum of the Up Trust’s daily fee accruals for each calculation period is referred to as the “fee deduction amount.” If the fee deduction amount exceeds the Up Trust’s treasury income on any distribution date, the earned income component of underlying value will be equal to zero and the Up Trust will not make any quarterly distributions on that distribution date. Moreover, the underlying value of the Up Trust will be further reduced by an amount equal to the difference between the Up Trust’s treasury income and its actual fees and expenses and this reduction will be permanent unless it can be made up out of treasury income on future distribution dates, net of fees and expenses on those distribution dates. See RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.”

On each distribution date, the “available income” of the Up Trust will be equal to all funds on deposit in the Up Trust on that distribution date after the trust has (i) set aside an amount equal to the fee deduction amount to pay fees and expenses, (ii) made a payment to or received a payment from the Down Trust under the income distribution agreement and (iii) acquired treasuries with an aggregate purchase price equal to the aggregate par amount of the Up MacroShares as of that distribution date. The available income on each distribution date will equal the sum of the earned income accruals for the preceding calculation period.

If the available income of the Up Trust for any calculation period is a negative number, then the available income of the Up Trust on the related distribution date will be equal to zero and the Up Trust will not make any payments under the income distribution agreement or any quarterly distribution to its shareholders on that distribution date unless it was entitled to and received a portion of the Down Trust’s available income. However, since the administrative agent will be required to use commercially reasonable efforts to direct the acquisition of identical assets for each of the paired trusts, it is unlikely that there would be a significant difference in the income realized by each of the trusts during any calculation period.

We refer to the product of the aggregate number of outstanding shares issued by the Up Trust and a stated par amount of $25 per share as the “Up aggregate par amount” and to the product of the aggregate number of outstanding shares issued by the Down Trust and a stated par amount of $25 per share as the “Down aggregate par amount.”

If available, an amount equal to the Up aggregate par amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each distribution date unless that distribution date is the final scheduled termination date or an early termination date. If a redemption order is delivered on a distribution date or on the day preceding a distribution date, the Up aggregate par amount will first be reduced by the aggregate par amount of any Up MacroShares being redeemed. If, after depositing the fee deduction amount into the fee payment account, the funds remaining on deposit in the Up Trust on any distribution date are equal to or less than the Up aggregate par amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no available income on that date. If less than the Up aggregate par amount is invested in treasuries on any distribution date because the fee deduction amount exceeded the income on the Up Trust’s treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent distribution dates until the amount invested does equal the Up aggregate par amount.

The Up Trust may make minimal or no quarterly distributions to its shareholders on one or more distribution dates if treasury yield rates drop to and remain below the fee accrual rate of 1.25%, as such fee accrual rate is effectively adjusted upward by the deduction of a fixed annual expense amount. However, assuming there are no deficiencies in the amount that was invested on behalf of each of the paired trusts during previous calculation periods and that actual fees and expenses did not exceed the fee deduction amount during the current calculation period, the portion of the daily income on the treasuries during that calculation period that is in excess of the fee deduction amount will be distributed to the holders of the paired shares as a quarterly distribution. The allocation of this yield as between the Up and the Down MacroShares will be determined under the income distribution agreement based on the Reference Value of the Index on each day of the preceding calculation period. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions.”

The administrative agent will always use a “last in, first out” method for selecting which treasuries to deliver in a redemption of the shares. As a result, in both a rising and a falling interest rate environment, paired optional redemptions that are effected between distribution dates may result in a decrease in the daily yield rate on the treasuries in the paired trusts for the remaining shareholders. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

The available income of the Down Trust will be calculated in the same way as that of the Up Trust. If available, an amount equal to the Down aggregate par amount on each distribution date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such distribution date is the final scheduled termination date or an early termination date), but the amount actually invested may be less on one or more distribution dates if the fee deduction amount for the Down Trust exceeded the Down Trust’s income on those distribution dates.

If the Up Trust has no available income on any distribution date, then it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down Trust. Similarly, if on any distribution date the proceeds of the treasuries in the Down Trust minus its fee deduction amount are equal to or less than the Down aggregate par amount, the Down Trust will not have any available income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up Trust on that distribution date. If either of the paired trusts fails to make a payment under the income distribution agreement on any distribution date because it does not have any available income, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

If on any distribution date the Up Trust does not have any available income and does not receive any available income from the Down Trust, it will not make any quarterly distribution to its shareholders on that distribution date. The Up Trust is not required to make quarterly distributions in any stated amount and if no funds are available to make a quarterly distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date. See “RISK FACTORS — You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distribution

General

The Up Trust will declare a final distribution on all or a portion of the Up MacroShares, as applicable, on the earliest to occur of:

•

the distribution date scheduled to occur in [  ] of 2018, which we refer to as the “final scheduled termination date;”

•

an “early termination date,” which is the next distribution date that follows the occurrence of a termination trigger; and

•

a “redemption order date,” which is any business day on which an authorized participant places an order for a paired optional redemption of all or a portion of the paired shares.

The final distribution declared by the Up Trust on the final scheduled termination date, an early termination date or any redemption order date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down Trust under the settlement contracts that are settled in connection with the redemption of shares. The final payment under the settlement contracts will, in turn, be determined by the underlying value of the Up Trust on the last calendar day that precedes the final scheduled termination date, the early termination date or the relevant redemption date.

The purpose of the final payment under the settlement contracts is to transfer assets between the paired trusts such that each trust has cash and treasuries in an amount equal to its underlying value at the time of settlement.

•

If the level of the Reference Value of the Index on the relevant day is above its starting level, the Up Trust will be entitled to receive a final payment from the Down Trust in an amount proportional to the increase in the level of that price.

•

If the level of the Reference Value of the Index on the relevant day is below its starting level, the Up Trust will be required to make a final payment to the Down Trust in an amount proportional to the decrease in the level of that price.

For a more detailed description of how the underlying value of the Up Trust and payments under the settlement contracts are calculated, see “DESCRIPTION OF THE UP MACROSHARES — Calculation of Underlying Value” and “DESCRIPTION OF THE UP TRUST ASSETS — The Settlement Contracts.”

On the final scheduled termination date or an early termination date, the Up Trust will declare a final distribution in redemption of its Up MacroShares in an amount equal to the underlying value of the Up Trust on the last calendar day preceding such final scheduled termination date or early termination date. On the distribution payment date that follows the final scheduled termination date or early termination date, the trustee will pay the final distribution to each holder of the outstanding Up MacroShares in redemption of those shares.

The redemption of all or a portion of the paired shares in a paired optional redemption may only be directed on any business day by one or more authorized participants who are the beneficial holders of those shares. As discussed in greater detail later in this section, unless you are an authorized participant, you will not have a right to direct a redemption of your Up MacroShares. Consequently, you will only be able to liquidate your investment in the Up MacroShares prior to the final scheduled termination date or an early termination date by selling them to an investor who is willing to purchase them from you, including any authorized participant who may wish to acquire those shares in order to direct a paired optional redemption. The market price that you are able to obtain for your Up MacroShares may be less than the price you paid for those shares and less than the per share underlying value that is represented by those shares for the reasons discussed in “RISK FACTORS — Fluctuations in the underlying value of the Up Trust and other factors may affect the market price of your Up MacroShares.”

If the fee deduction amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Up Trust exceeds the income of the Up Trust on the current distribution date or on one or more preceding distribution dates and the resulting deficiency in the Up investment amount has not been made up on subsequent distribution dates, the underlying value of the Up Trust and, consequently, the final distribution made by the Up Trust on the final scheduled termination date, an early termination date or any redemption date will reflect that resulting deficiency. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.”

Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

On the final scheduled termination date or an early termination date, the trustee will cause the paired trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on those dates. After the settlement contracts have been settled, the Up Trust will declare a final distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the distribution payment date that follows the final scheduled termination date or early termination date, the Up Trust will distribute on each outstanding Up MacroShare a “final distribution” in cash equal to:

•

the underlying value of the Up Trust on the last calendar day preceding that final scheduled termination date or that early termination date divided by

•

the aggregate number of Up MacroShares that have been issued but not yet redeemed as of that date.

A final distribution will be distributed by the Trustee on each outstanding Up MacroShare on the distribution payment date that follows the final scheduled termination date or early termination date. The final distribution will include the available income of the Up Trust that would have been distributed as a quarterly distribution if the final scheduled termination date or early termination date had been an ordinary distribution date.

Upon receipt of a final distribution on the final scheduled termination date or an early termination date, your Up MacroShares will be considered to be redeemed in full and the Up Trust will have no further obligations with respect to those shares even if the amount of the final distribution is less than the aggregate par amount of your Up MacroShares or less than the purchase price you paid for those shares. See “RISK FACTORS — You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distributions in Paired Optional Redemptions

On any business day prior to the final scheduled termination date or an early termination date, the Up MacroShares and Down MacroShares may be redeemed concurrently at the direction of authorized participants in MacroShares Units in what we refer to as a “paired optional redemption.” A “MacroShares Unit” consists of 50,000 Up MacroShares and 50,000 Down MacroShares. A tender of paired shares for redemption will be irrevocable. The paired shares may only be redeemed by authorized participants.  However, the discussion which follows describing paired optional redemptions and the final distribution that will be declared on the related redemption order date is relevant to you as a holder of Up MacroShares even if you are not an authorized participant, because it explains the rules that authorized participants must follow in order to effect paired optional redemptions and their ability to effect these redemptions may affect the demand for the Up MacroShares. See “RISK FACTORS — The return on your shares is uncertain — The right to redeem the Up MacroShares is limited.”

In order to be an “authorized participant,” an entity must (1) be a registered broker-dealer and a member in good standing with the Financial Industry Regulatory Authority (“FINRA”), or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of the FINRA in order to engage in securities transactions, (2) be a participant in DTC or have indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant, and (3) have entered into a “participants agreement” with us, the administrative agent and the trustee which specifies procedures for the issuance and redemption of paired shares. The participants agreement is described in this prospectus under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.”

Authorized participants must place redemption orders with the administrative agent by 4:00 p.m. New York City time on any business day. Any redemption order that is not placed by or prior to that time will be automatically rejected. The date on which an authorized participant places a redemption order is referred to as the “redemption order date,” and the following business day on which the redemption is effected is referred to as the “redemption date,” except that, in the case of any redemption order that is delivered on a distribution date or on the business day following a distribution date, the “redemption date” will be the third business day following the redemption order date to ensure that any authorized participant who places a redemption order on these two days will still be considered a holder of record on the record date and, therefore, eligible to receive its quarterly distribution for the preceding calculation period. Each redeeming authorized participant must deliver to the administrative agent a redemption order with the following information:

•

the authorized participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the redemption order on behalf of the authorized participant; and

•

the number of MacroShares Units being redeemed.

Not later than 10:00 a.m. New York City time on the redemption date, the authorized participant who placed the redemption order must deliver to the trustee:

•

Up MacroShares and Down MacroShares that in the aggregate constitute the requisite number of MacroShares Units being redeemed by such authorized participant;

•

the applicable “redemption cash component,” if applicable, which are funds that must be delivered by the authorized participant in connection with any redemption in which treasuries are being delivered to make the final distribution if these treasuries, valued at their acquisition cost, represent a value in excess of the per share underlying value of the shares being redeemed; and

•

a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for services rendered in effecting the paired optional redemption.

If all conditions to effecting a paired optional redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming authorized participant by 3:00 p.m. New York City time on the redemption date. If the redemption order was placed on a distribution date, the redeeming authorized participant will receive cash. If there was a net increase in the aggregate par amount of the paired trusts on any redemption date that was also an issuance date, because more MacroShares Units were created than redeemed, redeeming authorized participants will also receive their final distribution from the paired trusts in cash out of the funds delivered to the trusts by the authorized participants who created shares on the same date. If any paired issuances were effected on the redemption date, even if there was a net decrease in the aggregate par amount of the paired trusts, redeeming authorized participants will receive a portion of their final distribution in cash out of the funds delivered to the trusts by the creating authorized participants. All or a portion of the final distribution may also be made out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the final distribution for which cash is not available will be made by delivering treasuries to the redeeming authorized participant.

The amount of cash and/or treasuries that will be delivered on the redemption date in a paired optional redemption will always be equal to the aggregate per share underlying values of the paired shares being redeemed, calculated as of the last calendar day preceding the redemption date. In the case of a paired optional redemption that is ordered on a distribution date or on the business day following a distribution date or on a redemption order date that is separated from the related redemption date by one or more intervening non-business days, the amount delivered on the related redemption date will consist of the aggregate per share underlying value of the shares being redeemed plus the Up and Down earned income accruals for all intervening days between the redemption order date and the redemption date, calculated on the basis of the Reference Value of the Index on each of these intervening days.

Upon receipt of the final distribution in a paired optional redemption, the Up MacroShares presented for redemption will be considered to be redeemed in full and the Up Trust will have no further obligations with respect to those shares, even if the amount of the final distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the authorized participant. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Up and Down aggregate par amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both a redemption date and an issuance date. The trustee will cause the paired trusts to settle one new settlement contract for each MacroShares Unit that is redeemed in a paired optional redemption on any redemption date that is not also an issuance date.

In connection with the settlement of the settlement contracts and payment of a final distribution in the case of a redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a “last in, first out” basis such that the value of the segregated treasuries is equal to the product of the applicable redemption percentage and the aggregate value of all of the treasuries held by each trust. The “value” of each treasury will be equal to the purchase price at which the applicable paired trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date. The “redemption percentage” for the Up and Down MacroShares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Up or Down MacroShares that are being redeemed and the denominator of which is the aggregate number of Up or Down MacroShares that are outstanding prior to the redemption. The selection and delivery of treasuries must comply with the requirements and conditions specified in Appendix D to this prospectus. For a discussion of the potential risks associated with the delivery of treasuries instead of cash as a final distribution, see “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

After the settlement contracts have been settled, the paired trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming authorized participant as the final distribution on the shares being redeemed. The paired trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other trust to the redeeming authorized participant as the final distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the final distribution will be distributed ratably, by type, to each redeeming authorized participant.

Following a paired optional redemption, the trustee will record a reduction in the aggregate number of Up MacroShares and Down MacroShares that are outstanding. If MacroShares Units are being both redeemed and issued on the same day at the direction of several authorized participants, the trustee will record a reduction only if a net decrease in the aggregate par amount has occurred. For more information about paired optional redemptions, see “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.”

Paired Issuances

On any business day prior to the final scheduled termination date or an early termination date an authorized participant may effect a “paired issuance” by directing the paired trusts to issue additional shares in a minimum number of Up and Down MacroShares constituting at least one MacroShares Unit. If so directed by the authorized participant, the Up Trust and the Down Trust will issue additional paired shares to the authorized participant to satisfy its creation order. Paired shares will always be issued by each of the paired trusts at the per share underlying value of these shares on the last calendar date preceding the relevant issuance date.

Although the number of Up MacroShares will increase with each issuance and decrease with each redemption by an authorized participant, the Up MacroShares you hold will always represent the same entitlement to the distributions made by the Up Trust, even though your proportionate share of the assets of that trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up MacroShares that are outstanding on any specified date.

To create a new MacroShares Unit, an authorized participant must place a creation order with the administrative agent by 4:00 p.m. New York City time on any business day. Any creation order that is not placed by or prior to that time may be rejected at the option of the Administrative Agent. The day on which an authorized participant delivers a creation order is referred to as the “issuance order date” and the following business day on which the paired issuance is effected is referred to as the “issuance date,” except that, in the case of any creation order that is delivered on a distribution date or on the business day following a distribution date, the “issuance date” will be the third business day following the issuance order date to ensure that any authorized participant who places a creation order on these two days, when underlying value no longer reflects earned income accruals for the preceding calculation period, will not be eligible to receive a quarterly distribution on the distribution payment date that follows that distribution date. Each creating authorized participant must deliver to the administrative agent a creation order with the following information:

•

the authorized participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the creation order on behalf of the authorized participant; and

•

the number of MacroShares Units being created.

By 10:00 a.m. New York City time on the issuance date, the authorized participant must deposit immediately available funds in an amount equal to:

•

the aggregate per share underlying value of the Up MacroShares being created, as measured on the last calendar day preceding the issuance date;

•

the aggregate per share underlying value of the Down MacroShares being created, as measured on the last calendar day preceding the issuance date; and

•

a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for services rendered in effecting the paired issuance.

In the case of any paired issuance ordered on a distribution date or on the business day following a distribution date or on an issuance order date that is separated from the related issuance date by one or more intervening non-business days, the amount that must be delivered by the authorized participant must also include the earned income accruals for each intervening day between the issuance order date and the issuance date, as calculated on the basis of the Reference Value of the Index on the issuance order date.

Creation orders for new MacroShares Units will be processed through a manual clearing process operated by DTC. By 3:00 p.m. New York City time on the issuance date, the administrative agent will instruct the trustee to deliver to the authorized participant’s account at DTC Up and Down MacroShares that were created in the paired issuance.

The trustee will deposit one-half of the aggregate funds received by it in connection with an issuance of paired shares into the Up Trust and the other half into the Down Trust, without regard to the per share underlying values at which the Up and Down MacroShares were issued, in order to preserve the one-to-one ratio of cash and treasuries on deposit in the paired trusts.

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Up and Down aggregate par amount and settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both an issuance date and a redemption date. The trustee will cause the paired trusts to enter into one new settlement contract for each new MacroShares Unit that is created in a paired issuance on any issuance date that is not also a redemption date.

Following a paired issuance, the trustee will record an increase in the aggregate number of Up MacroShares and Down MacroShares that are outstanding. If MacroShares Units are being both issued and redeemed on the same day at the direction of several authorized participants, the trustee will record an increase only if a net increase in the Up and Down aggregate par amount has occurred.

For more information about paired issuances, see “DESCRIPTION OF THE UP MACROSHARES — Paired Issuances.”

Termination Triggers

The occurrence of specified events, which we refer to as “termination triggers,” will cause an automatic termination of the income distribution agreement and the settlement contracts and an early redemption of the paired shares on the next distribution date that follows the termination trigger. Upon obtaining knowledge or receiving notice of the occurrence of a termination trigger, we will file a Form 8-K disclosing the termination trigger. The following events will constitute termination triggers:

•

S&P fails to publish the S&P/Case-Shiller Composite-10 Home Price Index or S&P fails to make the Reference Value of the Index available to the paired trusts for purposes of calculating underlying value, in either case, for 3 consecutive index publication days;

•

on any index publication day, the S&P/Case-Shiller Composite-10 Home Price Index rises to or above [265.13], at which point the Up Trust would be entitled to approximately 85% of the Down Trust’s assets under the settlement contracts, or the S&P/Case-Shiller Composite-10 Home Price Index falls to or below [106.98], at which point the Down Trust will be entitled to approximately 85% of the Up Trust’s assets under the settlement contracts, and remains at or above this value or at or below this value, as applicable, for the next two (2) consecutive index publication days;

•

either of the paired trusts becomes required to register as an “investment company” under the Investment Company Act of 1940, as amended;

•

either of the paired trusts becomes a commodities pool that is subject to regulation under the Commodity Exchange Act, as amended;

•

the Up MacroShares and/or Down MacroShares are delisted by NYSE Arca;

•

DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of a depository for the paired trusts;

•

the administrative agent resigns or is unable to perform its duties under one or both trust agreements for any of the paired trusts, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the trust agreements;

•

we elect to terminate the Up Trust and 66 and 2/3% of the holders of the Up Trust and the Down Trust, each voting as a separate class, consent to such termination;

•

either of the paired trusts is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

•

we determine in our good faith discretion that there is a material risk that the Up Trust or the Down Trust is subject to withholding tax liability, and we elect to terminate the paired trusts;

•

either of the paired trusts becomes undercollateralized, as measured on any distribution date prior to the making of any payments or distributions on that distribution date and without taking into account the rights and obligations of the paired trusts under the income distribution agreement and the settlement contracts, such that the amount of cash on deposit in the affected trust is equal to 90% or less of the cash on deposit in the other trust;

•

the amount of cash and treasuries on deposit in the Up Trust or the Down Trust is reduced to less than ten (10) million dollars on any business day; and

•

the amount of cash and treasuries on deposit in the Up Trust and/or the Down Trust is less than fifty (50) million dollars per trust on any business day and we elect, in our discretion, to terminate the paired trusts.

The administrative agent will be responsible for notifying us and the trustee of the occurrence of the termination triggers that result from a specified increase or decrease in the underlying value of the Up Trust, the cessation of the calculation of the S&P/Case-Shiller Composite-10 Home Price Index or its being made unavailable to the paired trusts, the delisting of the paired MacroShares, the resignation of the administrative agent or its bankruptcy, the consent of the Up and Down Trust shareholders to an early termination of the paired trusts following our election to effect such termination, and our decision to terminate the trusts if there is a material risk that withholding tax liability may be imposed on the paired trusts, or if the total assets of either or both trusts are reduced below $50 million. The trustee, upon obtaining knowledge of the occurrence of any of the other termination triggers described above, will be responsible for notifying us and the administrative agent of such occurrence.

On the next distribution date following the occurrence of a termination trigger, which we refer to as an “early termination date,” the trustee will cause the paired trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the underlying value of each paired trust on the last calendar day preceding the early termination date. In the case of any termination trigger that occurs after the expiration of a specified number of days, if these days occur over the course of two different calculation periods, the early termination date will not occur until the distribution date that follows the second calculation period. In the case of the termination trigger related to the undercollateralization of one of the paired trusts, an early termination date will occur on the same distribution date on which the termination trigger occurred. The underlying value on the last calendar day preceding the early termination date may be higher or lower than the underlying value at the time when the termination trigger occurred, as described under “RISK FACTORS — The return on your shares is uncertain — The paired trusts may terminate early.” The final distribution will be determined as described above under “— Final Distribution” and in greater detail under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.” Following this final distribution, the Up MacroShares will be considered to be redeemed in full and will cease to be outstanding.

Authorized participants may continue to direct paired optional redemptions and paired issuances at the per share underlying value of the shares being redeemed or created after the occurrence of a termination trigger related to a decrease in the underlying value of the Up Trust to 15% or less, or an increase in that underlying value to 185% or more, of the assets on deposit in the Up Trust. The last redemption order or creation order may be placed on the last business day prior to the early termination date that will follow the occurrence of the termination trigger.

Any payments under the income distribution agreement and the settlement contracts and any quarterly or final distribution to be made by either of the paired trusts may be subject to delays pending the resolution of bankruptcy proceedings if the relevant termination trigger was the voluntary or involuntary bankruptcy of either of the paired trusts.

For more information about termination triggers, see “DESCRIPTION OF THE UP MACROSHARES — Termination Triggers.”

Fees and Expenses

On each distribution date, the Up Trust is required to deposit the fee deduction amount into the fee payment account to be applied to the payment of the expenses and fees incurred by the trust during the preceding calculation period. The “fee deduction amount” will equal, for each calculation period, the sum of, for each day during that calculation period, (1) the Up asset amount as of that day multiplied by a daily fee accrual rate, which will be equal to an annual rate of 1.25% divided by 365 or 366, depending upon the number of days in the current year, and (2) an estimated fixed annual amount divided by 365 or 366, depending upon the number of days in the current year. The fees and expenses payable by the Up Trust will accrue during each calculation period and will be payable in arrears on each distribution payment date or, at the direction of the administrative agent, on any business day occurring during each calculation period. The portion of the Up Trust’s fees and expenses which are allocable to each Up MacroShare will be reflected in its per share underlying value.

On each distribution date, the fee deduction amount will be allocated to pay the following variable fees: (i) a fee payable to MacroMarkets LLC for acting as the administrative agent on behalf of the trust and for sublicensing to the trusts the right to reference the S&P/Case-Shiller Composite-10 Home Price Index, which will accrue at an annualized rate of 0.30% of the Up asset amount, (ii) a fee payable to MacroFinancial, LLC for acting as a marketing and distribution agent for the trust, which will accrue at an annualized rate of 0.63% of the Up asset amount, (iii) a dedicated advertising fee payable to MacroFinancial, LLC of an annualized rate of 0.05% of the Up Asset Amount (iv) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MacroShares structure, which will accrue at an annualized rate of 0.05% of the Up asset amount, (v) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in this prospectus, which will accrue at an annualized rate of 0.10% on the Up asset amount and (vi) a fee payable to [          ] for acting as trustee for the Up Trust, which will accrue at an annualized rate of 0.12% of the Up asset amount. Each of the fees that accrue at an annualized rate will be calculated on the basis of the actual number of days in the current year. The amount of these variable fees will depend upon the aggregate amount of assets on deposit from time to time in the Up Trust.

On each distribution date, the fee deduction amount will also be allocated to pay the fixed fees and expenses of the trust, which will include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses, (iv) fees payable to the trust’s legal counsel; (v) fees payable to the independent registered public accounting firm engaged on behalf of the trust, (vi) fees payable to NYSE Arca for acting as a listing exchange agent, (vii) all other fees and expenses of third-party providers incurred by or on behalf of the trust other than the variable fees listed above, and (viii) directors’ and officers’ insurance premiums. These fixed fees and expenses are expected to equal approximately $600,000 annually, which is expected to be allocated ratably to each calendar quarter, to the extent that such allocation is commercially reasonable and not constrained by the Up Trust’s contractual obligations to its third-party service providers. The fixed amount portion of the fee deduction amount will be adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Up Trust.

To the extent that the Up Trust’s yield on the treasuries is less than the fee deduction amount and any additional amount, the underlying value of the Up Trust will be reduced and the Up Trust will not be able to invest an amount equal to the aggregate par amount of the Up MacroShares on the next distribution date, which will result in a decrease in underlying value until such time as yield on the treasuries during future calculation periods is sufficient to make up that decrease. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.”

On the distribution payment date that follows the final scheduled termination date or an early termination date, any funds on deposit in the fee deduction account that are in excess of the amount necessary to pay in full the Up Trust’s fees and expenses will be delivered by the trustee to us, in our capacity as the depositor for the trust, and will be retained by us.

A fee deduction amount will be calculated for the Down Trust in the same manner as that described above for the Up Trust and will be applied on each distribution date to pay the fees and expenses of the Down Trust, which are expected to be comparable to those of the Up Trust.

For more information about the fees and expenses of the paired trusts, see “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.”

Form of the Shares

The Up MacroShares will be issued in the form of one or more global certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or “DTC,” and deposited with DTC in the United States or with Clearstream Banking, société anonyme or Euroclear Bank S.A./NV in Europe. If you are not a participant in DTC or in Clearstream or Euroclear, you may hold an interest in the Up MacroShares only by opening an account with a participant or with certain banks, brokers, dealers, trust companies and other parties that maintain a custodial relationship with a DTC participant. You will not receive a physical certificate and you will not be considered the registered holder of the global certificate representing your Up MacroShares.

The Up MacroShares may only be issued to, or redeemed at the direction of, authorized participants and only in MacroShares Units consisting of 50,000 Up MacroShares and 50,000 Down MacroShares. Once issued, the Up MacroShares can be held and exchanged in the secondary market by investors. No minimum lot requirements are applicable to such shares.

For more information about the form of your shares, see “DESCRIPTION OF THE UP MACROSHARES — Book-Entry Registration.”

Listing

The Up MacroShares will trade on NYSE Arca under the symbol “[  ].” See “DESCRIPTION OF THE UP MACROSHARES — Listing.”

Federal Income Tax Considerations

Skadden, Arps, Slate, Meagher & Flom LLP will issue its opinion that for United States federal income tax purposes, the Up Trust will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation. Accordingly, holders of Up MacroShares will be required to include in income their distributive share of the income, gain, loss and deduction of the Up Trust regardless of any cash distributions on their shares; moreover, the ability of such holders to utilize those deductions and losses will be subject to limitations. In addition, gain or loss attributable to redemptions by holders of Up MacroShares will, to the fullest extent allowable, be attributed to such redeeming shareholders. See “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” for a more detailed discussion.

ERISA Considerations

We anticipate that the Up MacroShares will meet the criteria for “publicly-offered securities” under the Plan Assets Regulation issued by the Department of Labor.

Although no assurances can be given, we expect that:

•

there will be no restrictions imposed on the transfer of the Up MacroShares under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA;”

•

the Up MacroShares will be held by at least 100 independent investors at the conclusion of this offering; and

•

the Up MacroShares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

If the Up MacroShares were to fail to meet the criteria of publicly-offered securities, the assets of the Up Trust could be deemed under ERISA to include the assets of any plans that invested in the Up Trust. In that event, transactions involving the Up Trust’s assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Internal Revenue Code of 1986, as amended, unless another exception to the Plan Assets Regulation or a statutory or administrative exception to the prohibited transaction rules applies.

For a detailed discussion of the ERISA-related considerations that apply to an investment in the Up MacroShares, see “CERTAIN ERISA CONSIDERATIONS.

CUSIP Numbers

The CUSIP numbers assigned to the Up MacroShares and the Down MacroShares are as follows:

Up MacroShares	Down MacroShares

CUSIP No.: [ ]	CUSIP No.: [ ]

RISK FACTORS

An investment in the Up MacroShares involves significant risks. You should carefully review the information contained in this section before making an investment decision.

Please note that when we refer in this section to the “per share underlying value” that is represented by your Up MacroShares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired trusts were to settle the settlement contracts and the Up Trust were to make a final distribution on your Up MacroShares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Up MacroShares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Up MacroShares in order to liquidate your investment in those shares at any time prior to those dates.

You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.

The Up Trust will make the following distributions out of the funds to which it is entitled under the income distribution agreement and the settlement contracts: (i) quarterly distributions of the available income on deposit in the Up Trust on each distribution date after it has made or received the required payment under the income distribution agreement and (ii) a final distribution of the assets on deposit in the Up Trust after it has made or received the required final payment under the settlement contracts on the final scheduled termination date, an early termination date or any redemption date.

The amount of the quarterly distribution that the Up Trust will make on each distribution date will depend upon the amount of income realized by the paired trusts on their treasuries and on the Reference Value of the Index during the calculation period that preceded that distribution date, which will determine the Up Trust’s entitlements to that income. On the final scheduled termination date or an early termination date, any available income that the Up Trust would have distributed if those dates were ordinary distribution dates will instead be included in the final distribution made by the Up Trust on the Up MacroShares on those dates. On any redemption date, any available income to which the Up Trust has become entitled since the last distribution date will be included in the final distribution made by the Up Trust on that redemption date. The amount of the quarterly distribution on any distribution date or the available income included in the final distribution may be less than you expected or it may be eliminated entirely as a result of the following factors:

•

if the ending level of the Reference Value of the Index during the preceding calculation period is consistently below the starting level, the Up Trust will be required to pay a portion of its available income to the Down Trust under the income distribution agreement, instead of being able to distribute that income to its shareholders;

•

in order to pay the fees and expenses of the Up Trust, a fee deduction amount equal to an annualized fee accrual rate of 125 basis points on the assets of the Up Trust, and a fixed amount which is expected to equal approximately $600,000 per year, as adjusted periodically based on actual fees and expenses of the trusts incurred or expected to be incurred, will be deducted from the income of the Up Trust before the trust may distribute any portion of that income as a quarterly distribution or final distribution to shareholders. If the fee deduction amount exceeds the Up Trust’s treasury income, the trust will not have any available income for distribution to its shareholders. In addition, if the Up Trust was not able to invest an amount equal to the aggregate par amount of its shares in treasuries on any distribution date because its fees and expenses exceeded its Treasury income, it will be required to use income realized on subsequent distribution dates to make up the deficiency in the amount invested; and

•

a fee deduction amount based on the same accrual rate of 125 basis points plus a fixed annual amount of approximately $600,000, as periodically adjusted, must also be deducted from the income of the Down Trust to pay the fees and expenses of the Down Trust. If this deduction exceeds the Down Trust’s treasury income, the Down Trust will not be required to make any payment out of that income to the Up Trust under the income distribution agreement or the settlement contracts, as applicable.

The final distribution on your Up MacroShares will depend upon the underlying value of the Up Trust on the last calendar day that precedes the final scheduled termination date, an early termination date, or the relevant redemption date.

If the Reference Value of the Index declines, the underlying value of the Up Trust will also decline approximately proportionately (multiplied by a leverage factor of 2), while the underlying value of the paired Down Trust will increase. Conversely, if the Reference Value of the Index increases, the underlying value of the Up Trust will also increase proportionately (multiplied by a leverage factor of 2), while the underlying value of the paired Down Trust will decrease. When the settlement contracts are actually settled on the final scheduled termination date, an early termination date, or any redemption date, one of the paired trusts will make a payment to the other trust such that the amount of funds on deposit in each trust is equal to that trust’s underlying value as of the last calendar day preceding such final scheduled termination date, early termination date, or relevant redemption date. The Up Trust will make a final distribution on the Up MacroShares after making or receiving the required final payment under the settlement contracts.

The initial underlying value of the Up Trust on the closing date will be equal to the aggregate par amount of the Up MacroShares issued on that date. However, if average home prices in the ten metropolitan areas covered by the reference index decline, as reflected by a decline in the level of the Reference Value of the Index, then the underlying value of the Up Trust will also decline proportionately. If the final scheduled termination date, an early termination date, or a redemption date occurs during a period of declining home prices, the Up Trust will make a final distribution that will be equal to less than the funds it held on deposit before the settlement contracts were settled on that date. In this case, the final distribution made on your Up MacroShares will be below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose all or substantially all of your investment in the Up MacroShares. If the Reference Value of the Index declines to or below [106.98], the underlying value of the Up Trust will be equal to 15% or less of the assets on deposit in that trust. If the Reference Value of the Index remains at or below this level for three (3) consecutive index publication days, a termination trigger will occur and the paired trusts will automatically redeem all of their outstanding shares on the next scheduled distribution date, also referred to as an early termination date. In this case, the final distribution made on your Up MacroShares will be below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose all or substantially all of your investment in the Up MacroShares.

There is currently no market for the Up MacroShares, and no market may develop.

No market will exist for the Up MacroShares prior to their initial issuance. The Up MacroShares, as well as the Down MacroShares, will be listed on NYSE Arca and we will seek to maintain such listings while these shares are outstanding. However, we cannot guarantee that a secondary market will develop for your Up MacroShares or, if a secondary market does develop, that it will provide liquidity of investment or continue for the life of those shares. Any authorized participant may, but will not be obligated to, make a market in the Up MacroShares or the Down MacroShares. The Up MacroShares may experience price volatility due to the fact that there may be only a limited number of prospective buyers for the shares and the fact that there may be large-scale redemptions and a significant decrease in the size of the paired trusts as the Reference Value of the Index approaches a level at which a termination trigger may occur. Price volatility may affect the price that you are able to obtain for your shares and your ability to resell the shares. The lack of a market for the Down MacroShares may adversely affect the development of a market for your Up MacroShares. Due to the foregoing considerations, you must be prepared to hold your Up MacroShares until their final scheduled termination date. The underlying value of the Up Trust on the final scheduled termination date may be significantly less than its original underlying value and you may, as a result, receive only a minimal or no final distribution on that date and lose all or substantially all of your investment in the Up MacroShares.

Fluctuations in the underlying value of the Up Trust and other factors may affect the market price of your Up MacroShares.

The market price of your Up MacroShares will be determined by a number of different factors, including the proportion of the current underlying value of the Up Trust that is represented by those Up MacroShares, also referred to as their “per share underlying value,” which will depend upon the level of the Reference Value of the Index, as well as factors such as the prevailing interest rate and lending environment, investor expectations about the inflation rate, the expected growth and vitality of the U.S. economy, the expected and actual employment rate in the U.S., the available inventory of unsold or unoccupied houses, investor expectations about average home prices in general and in the ten covered metropolitan areas and the supply and demand for your shares. The market price of your shares on any date may differ from their per share underlying value as of that date for many reasons, including, but not limited to, the following:

•

the lack of availability of the Down MacroShares in the secondary markets may cause an authorized participant to have to pay a premium for those shares in order to be able to effect a paired optional redemption; and, as a result, the price which an authorized participant is willing to pay for your Up MacroShares may decline;

•

as the per share underlying value of the Up MacroShares approaches its maximum or minimum value, the expectation that a termination trigger will occur in the near future and that the paired trusts will terminate may result in increased trading volumes, increased creations and/or redemptions and market pricing that begins to diverge more significantly from underlying value as investors begin to attribute a value to the anticipated occurrence of the termination trigger that is independent of the underlying value of the paired trusts;

•

the value of your Up MacroShares, as reflected in the quarterly and annual financial statements prepared by us on behalf of the Up Trust, may be more or less than the per share underlying value of those shares due to the application of accounting principles to the valuation of the settlement contracts held by the Up Trust, which may adversely affect the market price of your Up MacroShares;

•

a significant trade of either the Up MacroShares or the Down MacroShares may occur near the end of a trading day and no corresponding sale or acquisition of the Down MacroShares or Up MacroShares, as applicable, which aligns their market price with such trade may occur on that same day, resulting in an apparent divergence of the price of the paired shares which may be remedied by trading on ensuing days;

•

the MacroShares product structure is relatively new and may be unfamiliar to investors;

•

the lack of an active trading market may decrease liquidity and depress the price of both the Up MacroShares and the Down MacroShares; and

•

the supply of Up MacroShares may exceed demand for such shares or demand may exceed supply.

The Up MacroShares can only be redeemed by authorized participants and only as part of a MacroShares Unit consisting of 50,000 Up MacroShares and 50,000 Down MacroShares. Consequently, in order to liquidate your investment in the Up MacroShares, you may have to sell those shares at their prevailing market price, which may be below their per share underlying value for the reasons discussed above.

An investment in the Up MacroShares may not resemble a direct investment in housing.

The yield on your Up MacroShares depends primarily upon the relationship between the underlying value of the Up Trust and movements in the Reference Value of the Index, and upon how long the Up MacroShares are outstanding and receiving quarterly distributions and either (1) the underlying value of the Up Trust on the date you receive the final distribution on your shares or (2) the price at which you sell those shares. However, an investment in MacroShares, which are based upon the Reference Value of the Index, may not be comparable to a direct investment in housing due to a number of factors, including the following:

Homes are generally not fungible commodities; there are significant disparities in housing values among different metropolitan areas, among different locations within the same metropolitan area, and among different housing units within the same location. The S&P/Case-Shiller Composite-10 Home Price Index reflects a weighted average of the cost of single-family housing in ten different metropolitan areas in the United States. Accordingly, an investment in the Up MacroShares, the per share underlying value of which will reflect the average increase in the market value of all single-family homes covered by the S&P/Case-Shiller Composite-10 Home Price Index within the ten metropolitan areas from which the S&P/Case-Shiller Composite-10 Home Price Index draws data samples, will not track the movements in home prices in any one of these ten metropolitan areas taken on an individual basis, and will not track the value of any particular home that you could purchase as an alternative investment. Because the S&P/Case-Shiller Composite-10 Home Prices Index generally does not exclude locations within a given metropolitan area, the Reference Value of the Index and thus your investment in the Up MacroShares will be exposed to price movements in a wide variety of locations with a wide variety of demographic profiles, densities, zoning regulations, land use patterns, geographic features, historical characteristics, local amenities and overall desirability for homeowners. Each individual housing unit also has its own risks, such as location, age, wear and tear, and termite infestation among others, which will be factored into the Reference Value of the Index. If you choose to make a direct investment in housing, you will be able to select the location and the housing unit in which the investment is made and thus potentially limit or more carefully control, through proper diligence, your exposure to the above-listed factors. Furthermore, while you may be able to control such value through renovations and improvements, because each Up MacroShare is completely fungible with any other Up MacroShare, there is no comparable way to increase the value of your Up MacroShare through further investment and effort.

Revisions of the S&P/Case-Shiller Composite-10 Home Price Index will not be reflected in the underlying value of the Up MacroShares. The value of the S&P/Case-Shiller Composite-10 Home Price Index reported on any index publication days during the preceding 24-month period may be revised based upon revised computations for such 24-month period in the event that new sales transaction data becomes available. Although most sale transactions are recorded and collected expeditiously, some sale prices for the period covered by the S&P/Case-Shiller Composite-10 Home Price Index may not yet have been recorded at the time of the calculation. When information about these sales transactions becomes available, the corresponding index values are revised to maximize the accuracy the S&P/Case-Shiller Composite-10 Home Price Index. These revised values will not be taken into consideration or applied to revise past calculations of the underlying value of the paired trusts.

The S&P/Case-Shiller Composite-10 Home Price Index only includes single-family, detached housing units in its data sample, and only includes repeat sale pairs, and as a result may not accurately reflect Home Prices in other types of housing or in metropolitan areas where other types of housing predominate, and may also not accurately reflect the price of new homes. There is no guarantee that condominium, co-op, apartment, multi-family dwellings or other types of housing unit prices not included in the data sample for the S&P/Case-Shiller Composite-10 Home Price Index will follow the same patterns of increase and decrease as single-family housing units. An investment in such an alternate housing unit or in many different alternate housing units may bear no relation to the performance of your Up MacroShares. In some metropolitan areas such other types of housing unit may predominate, and thus an investment in the Up MacroShares may not track the performance of the housing market of such metropolitan area when such other housing types are taken into account. Furthermore, movements in the prices of new housing units may diverge from those of existing housing units, due to many factors, including but not limited to a disparate impact of rising construction costs between new housing units and existing housing units or potentially different demographic profiles between the population of homeowners purchasing new homes and the population of homeowners purchasing existing homes. Increases in the prices of new housing units will not result in an increase in the Reference Value of the Index and will not increase the underlying value of your Up MacroShares. There is no guarantee that you could not receive a better return on your investment through a direct investment in a new housing unit.

The property rights associated with a direct investment in housing (but not with an investment in Up MacroShares) have financial value that may go beyond simple appreciation in price; such an investment also carries costs not borne by an investor in Up MacroShares, and any comparison between the two type of investment must factor in these differences. A direct investment in housing provides many tangible benefits not directly associated with a rise in the market value of such investment, and these tangible benefits are generally not provided by the Up MacroShares. A direct investment in housing generally gives the investor property rights in a structure and the land on which the structure is located. The structure enables one to meet basic needs of shelter and protection, and one can live in the structure and on the land without paying rent. Furthermore, these property rights can in some cases be converted into rental income and other land use fees without sale of the property or diminution of the investor’s right and title to the property. Because of the nature of property rights, a property holder’s consent to real estate development or infrastructure improvements may become valuable in monetary terms if the power of eminent domain is not available, and in such cases where eminent domain is available takings compensation will be provided to the property owner. Title to housing and property is also often treated as valid collateral to secure a home mortgage or other loan, and home equity can often be converted into available cash through the use of such a mortgage. The Up MacroShares provide no such property rights; the only income that will be received on your Up MacroShares will derive from the available income on the treasuries, and there is no guarantee that your Up MacroShares will be treated as valid collateral by any bank or other lending institution. There are also many costs associated with a direct investment in housing, including property taxes, maintenance costs, mortgage financing costs and potential liability for incidents occurring on the premises, which are not applicable to the Up MacroShares.

An investment in housing is generally a highly leveraged investment; it may be difficult or impossible to make such a highly leveraged investment in Up MacroShares. Because housing and associated property are generally accepted as collateral to secure a mortgage loan, home purchases are generally very highly leveraged, with down payments varying from approximately 20% to as low as 0%. Returns on an investment in housing can thus provide a high return on equity, especially in the initial years of a mortgage when little of the principal has been paid off. Because Up MacroShares may not be accepted as collateral on similar terms by any banking or other lending institution, it may be more difficult or even impossible to make such a highly leveraged investment in Up MacroShares and obtain similar returns on equity.

The impact of changes in the Reference Value of the Index is doubled by the leverage factor. The ratio of the ending level of the Reference Value of the Index to the starting level of the Reference Value of the Index on the closing date, will yield a percentage change by which the assets held on deposit by the Up Trust must be multiplied in order to determine the trust’s underlying value. Before being so applied, this percentage change is first adjusted by a leverage factor, which is equal to 2. The effect of this is to double any increase in the underlying value of the Up Trust as well as to double any decline in that underlying value, making the per share underlying value and the market price of your Up MacroShares potentially more volatile than the housing prices which those shares reference.

In addition to the factors discussed above in this risk factor, which are due to differences between a direct investment in housing and an investment linked to the S&P/Case-Shiller Composite-10 Home Price Index , the yield on your shares may be affected by a number of factors unique to the MacroShares structure, including the following:

•

one or both of the paired trusts may realize a low rate of income on their treasuries and such income may be insufficient to cover the fee deduction amount. In this case, the trustee will be required, on one or more distribution dates, to cover that amount using funds on deposit in the paired trusts that would otherwise have been reinvested in treasuries;

•

the Down MacroShares may be trading at a premium and an authorized participant wishing to effect a paired optional redemption will have to pay this premium in order to acquire those shares, which may decrease the price that authorized participants and other investors are willing to pay for the Up MacroShares;

•

once the underlying value of the Up Trust includes 100% of the assets in the Down Trust (as well as its own assets), the value of an investment in the Up MacroShares cannot increase beyond this point, even if the Reference Value of the Index continues to rise. If the value rises to or above [265.13] (at which price level the Up Trust would be entitled to receive approximately 85% of the Down Trust’s assets) and remains at or above that level for three (3) consecutive index publication days, a termination trigger will occur and an early redemption of all paired shares will be effected. If this occurs, the Up Trust will make a final distribution on your Up MacroShares equal to the per share underlying value represented by these shares on the last business day prior to the early termination date. This per share underlying value may be greater than or less than the per share underlying value at which the termination trigger occurred. Further, following this early redemption, there is no guarantee that you will be able to invest the proceeds from your Up MacroShares in an investment with a comparable yield or an investment that will continue to allow you to realize comparable gains from the rising value of housing in any of the areas covered by the S&P/Case-Shiller Composite-10 Home Prices Index;

•

if no termination trigger occurs beforehand, the Up Trust will terminate on its final scheduled termination date of [       ], 2018, at which point the Up Trust will make a final distribution on your Up MacroShares equal to the per share underlying value represented by these shares on the last business day prior to the final scheduled termination date. This per share underlying value may be less than the starting level of the Reference Value of the Index. If this occurs, you will not be able to hold your Up MacroShares until Home Prices in the areas covered by the S&P/Case-Shiller Composite-10 Home Prices Index begin to rise again above the starting level of the Reference Value of the Index in order to avoid a loss on your investment, as you would be able to wait for the market price of a purchased home to rise above the price for which it was purchased;

•

if the Reference Value of the Index rises to and stays at a level at which the underlying value of the Up Trust is almost equal to the underlying value at which a termination trigger will occur, but nevertheless slightly below that level, then unless you are able to sell your Up MacroShares, you must hold those shares until the termination trigger does occur or until the final scheduled termination date even though only minimal additional yield can be realized on them, other than yield in the form of quarterly distributions; and

•

as discussed in the risk factor entitled “The paired trusts may deliver treasuries instead of cash in a paired optional redemption,” if treasuries instead of cash are delivered to redeeming authorized participants, the market price of such treasuries has declined since they were acquired by the paired trusts, and the authorized participants choose to liquidate those treasuries rather than them to their maturity, the amount of the final distribution realized by those authorized participants will be less than the per share underlying value of the shares being redeemed.

As a result of the foregoing structural factors, the yield on your Up MacroShares may not resemble the yield that you may have achieved if you invested directly in housing.

The Up Trust will make distributions on the Up MacroShares solely from the assets deposited in the paired trusts.

The Up Trust will not have any assets or sources of funds other than the treasuries purchased with the net proceeds of the sale of the Up MacroShares and its rights to receive payments from the Down Trust under the income distribution agreement and the settlement contracts. The Up Trust will be the only entity obligated to make distributions on the Up MacroShares. The Up MacroShares will not be insured or guaranteed by us, the authorized participants, the trustee, the administrative agent, the marketing agent, or any of their respective affiliates. Holders of Up MacroShares will have no contractual recourse to any of these persons or to any other person or entity if the Up Trust has insufficient assets to make any quarterly distributions or a final distribution. The Up MacroShares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

The entitlement of the Up Trust to its assets and a portion, if any, of the assets in the Down Trust will be based on, and will fluctuate with, its underlying value, which will, in turn, fluctuate based on the level of the Reference Value of the Index, as described in this prospectus. Regardless of fluctuations in the respective underlying values of the paired trusts, no assets other than available income under the income distribution agreement will be transferred between the trusts until one or more settlement contracts are settled on a redemption date or until all of the settlement contracts are settled on an early termination date or the final scheduled termination date. The sole sources of the final distribution on the Up MacroShares on any of these dates will be:

•

the portion of the cash and/or treasuries in the Up Trust, if any, which the Up Trust is entitled to retain under the settlement contracts, and

•

the portion of the cash and/or treasuries in the Down Trust, if any, which the Up Trust is entitled to receive under the settlement contracts.

The Down Trust will satisfy its obligations under the settlement contracts only out of the assets that it holds on deposit, which will consist of cash and the treasuries that the trustee, at the direction of the administrative agent, purchased on its behalf with the net proceeds of the sale of the Down MacroShares. The Down Trust will satisfy its obligations under the income distribution agreement only out of the income that it receives on its treasuries during the relevant calculation period, after it has set aside a portion of that income equal to the fee deduction amount to pay its fees and expenses.

On any price determination date on which the Reference Value of the Index is below its starting level, the Up Trust will be entitled to none of the assets or income in the Down Trust and only a portion of its own assets and income. As the Reference Value of the Index approaches zero, the underlying value of the Up Trust will also approach zero; at any underlying value of zero dollars, the Up Trust would be entitled to none of its own assets or income and none of the assets or income in the Down Trust. If the final scheduled termination date, an early termination date or a redemption order date occurs while the underlying value of the Up Trust is equal to zero, the final distribution made in redemption of your shares will be equal to only the earned income accruals, that accrued to the benefit of the Up Trust on any days during the preceding calculation period during which the Reference Value of the Index had a value greater than [   ]. In such circumstances, you will lose all or substantially all of your investment in your Up MacroShares. The Up Trust will automatically terminate once the Reference Value of the Index has fallen to or below [   ] for three (3) consecutive index publication days. However, the underlying value of the Up Trust may continue to decline during the period from the occurrence of the termination trigger until the related early termination date.

Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.

The assets on deposit in the paired trusts will consist entirely of treasuries that mature prior to each distribution date and repurchase agreements that are collateralized by treasuries and that terminate within twenty-four hours of their execution and are then rolled over into new repurchase agreements with yield rates that are then prevailing in the market. Distribution dates will occur quarterly and, on these dates, each of the paired trusts must reinvest the proceeds of their matured treasuries in new treasuries that will be trading at a discount or earning interest at a stated rate, in each case, based on the rates prevailing at the time of reinvestment. If prevailing interest rates or the discount rates offered on the treasuries decline, the interest income realized by the paired trusts will decline and the aggregate amount of quarterly distributions made by the paired trusts will be reduced. Furthermore, because the paired trusts will be required to hold their treasuries to maturity, if interest rates rise or treasuries are being sold at higher discounts at any time during the period between distribution dates, you will not be able to benefit from these changes until the next distribution date. As a result you are exposed, as a holder of Up MacroShares, to interest rate risk on the treasuries and treasury repurchase agreements.

Each of the paired trusts must pay its fees and expenses on each distribution date out of its interest income, and if that income is insufficient, out of amounts that would otherwise be invested in treasuries on that distribution date. Fees and expenses are generally expected to accrue at an annual rate of 1.25% on the assets of the Up Trust plus a fixed annual expense amount that is expected to equal approximately $600,000 per year for each trust, as adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Up Trust. This accrual rate and fixed amount is based upon estimates of fees and expenses which will be incurred on a quarterly or annual basis, such as the fees and expenses of independent accountants and outside counsel incurred in connection with the filing of quarterly reports. If the estimates of these fees and expenses are inaccurate or if unexpected expenses are incurred, the quarterly distributions on your Up MacroShares will be reduced or eliminated as this fixed amount is adjusted upward to reflect such actual expenses. Furthermore, if these fees and expenses exceed the income realized by the Up Trust on its treasuries and the other assets on deposit in the Up Trust must be used to pay these fees and expenses, this will result in a decrease in the underlying value of the Up Trust and in the per share underlying value of your Up MacroShares that is unrelated to changes in the Reference Value of the Index. This decrease in underlying value will be permanent unless treasury rates rise and, as discussed in the next paragraph, treasury income in subsequent calculation periods, net of actual fees and expenses for those periods, is sufficient to offset such decrease.

The trustee is required to reinvest on behalf of each of the paired trusts an amount equal to the aggregate par amount of that trust’s shares in treasuries on each distribution date, if that amount is available to be reinvested out of the trust’s assets (other than treasury income) on that date. If less than that amount is available, the resulting deficiency must be made up on subsequent distribution dates out of income available on those dates, if any, which will result in less income being distributed to you in the form of a quarterly distribution on those dates.

If prevailing interest rates remain low for an extended period of time, less income will be available to cover the fee deduction amount and, as a result, little or no quarterly distributions will be made by the Up Trust on the Up MacroShares. If the fee deduction amount exceeds the Up Trust’s treasury income, the per share underlying value of your Up MacroShares will be reduced by the amount of assets that need to be applied to pay in full such fees and expenses.

The paired trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.

The administrative agent will instruct the trustee to invest a portion of the funds on deposit in each of the paired trusts in repurchase agreements for U.S. Treasury obligations. In the event that the seller under a treasury repurchase agreement defaults on its obligation to repurchase from the applicable trust the U.S. Treasury securities that were transferred under that agreement, the trustee will be required to deliver a default notice to the seller. After delivery of that notice, the trustee will be entitled to exercise all of the remedies permitted to be taken under the repurchase agreement, including retaining the transferred treasuries, in which case the trustee, acting at the direction of the administrative agent, must liquidate these treasuries on behalf of the applicable trust. The seller in each repurchase agreement will be required to deliver treasuries with a market value, as measured on the date of transfer and discounted by the expected transaction costs which would be incurred if the trust had to liquidate such collateral following a default by the seller, that will be at least equal to the repurchase price specified in such repurchase agreement. However, in the event that the actual price that the trust is able to obtain for the treasuries is less than what those treasuries were valued at for purposes of the repurchase agreement, the amount of funds available to make quarterly and final distributions to you, as a holder of Up MacroShares, may be reduced.

The return on your shares is uncertain.

Your pre-tax return depends on several factors. Your pre-tax return on an investment in the Up MacroShares will depend upon:

•

the purchase price you paid for your shares;

•

the amount and timing of income realized by the paired trusts on their treasuries;

•

the amount of quarterly distributions made by the Up Trust on the Up MacroShares;

•

the length of time that your shares are outstanding; and

•

the underlying value of the Up Trust on the last calendar day preceding the relevant redemption date or preceding the final scheduled termination date or early termination date on which you receive the final distribution on your shares or, if you sell your shares, the price that you are able to obtain for your shares.

The changes in underlying value of the Up Trust from month to month are uncertain. The underlying value of the Up Trust will be calculated on each calendar day by reference to the level of the Reference Value of the Index established and reported on that day. The formula for calculating the underlying value of the Up Trust is described in detail in the summary section of this prospectus and in “GLOSSARY OF DEFINED TERMS.” Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus. The underlying value on any calendar day will equal:

•

if the level of the S&P/Case-Shiller Composite-10 Home Price Index is equal to its starting level of [186.06], all of the treasuries, valued at their purchase price, on deposit in the Up Trust and all income accrued on those treasuries, net of the fee deduction amount;

•

if the level of the S&P/Case-Shiller Composite-10 Home Price Index is above its starting level, all of the treasuries on deposit in the Up Trust and all available income on those treasuries plus a portion of the treasuries and available income in the Down Trust; and

•

if the S&P/Case-Shiller Composite-10 Home Price Index is below its starting level, only that portion of the treasuries and available income in the Up Trust to which the Down Trust is not entitled.

On each calendar day, the underlying value of the Up Trust will represent the portion of the assets in the paired trusts to which the Up Trust would be entitled if the settlement contracts were settled on that date. The per share underlying value of your shares on any day represents the portion of the underlying value of the Up Trust that you would be entitled to receive as the final distribution on your shares if that day were the final scheduled termination date, an early termination date or a redemption date. If the Up Trust’s underlying value has declined significantly when the final distribution is made on your Up MacroShares on the final scheduled termination date, an early termination date or a redemption date, you will lose all or substantially all of your investment in the Up MacroShares. Although you can never lose more than the amount you invested in the Up MacroShares, your losses may be relatively greater if you purchased your shares at a premium over their per share underlying value.

Quarterly distributions are based on the level of the Reference Value of the Index. The paired trusts will realize income on their treasuries in the form of accrued interest and/or discount received on those treasuries and in the form of yield realized on the treasury repurchase agreements. After each of the paired trusts has deducted an amount equal to the fee deduction amount to pay in full its fees and expenses, and reinvested an amount equal to the Up or Down aggregate par amount, as applicable, in new treasuries on each distribution date, one of the paired trusts will be required to pay all or a portion of its remaining or “available” income, if any, to the other paired trust under the income distribution agreement, based on the changes in the Reference Value of the Index from its starting level to its ending level on each calendar day during the calculation period that precedes the relevant distribution date. If the level of the Reference Value of the Index has generally been below its starting level, this will result in a reduction in the amount of quarterly distributions made by the Up Trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date. If the level of the Reference Value of the Index has generally been above its starting level, this will result in an increase in the amount of quarterly distributions made by the Up Trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date.

The right to redeem the Up MacroShares is limited. The Up MacroShares may only be redeemed by authorized participants and only in paired optional redemptions in which paired Up and Down MacroShares constituting one or more MacroShares Units are tendered for redemption. Only authorized participants that participate in DTC and have signed a participants agreement with us, the administrative agent and the trustee will be entitled to present a MacroShares Unit for redemption. Unless you are an authorized participant and hold the requisite number of paired shares, you will not be able to effect a paired optional redemption. As a result, you must be prepared to hold your Up MacroShares until their final scheduled termination date or to sell them in the secondary market, if any exists, at the prevailing market price, which may be below their per share underlying value and below the rate that you paid for those shares. There may be no authorized participants who are willing to purchase your Up MacroShares when you desire to sell them, because, among other reasons, no authorized participant is able to satisfy the conditions for a paired optional redemption. Furthermore, if the Down MacroShares are trading at a premium over their share of the underlying value of the Down Trust, the market price of the Up MacroShares may be adversely affected, because authorized participants may be willing to acquire your shares only if you sell them at a discount from their proportionate share of the Up Trust’s underlying value. Due to the fact that shares are always redeemed at their per share underlying value, authorized participants would lose money in any paired optional redemption in connection with which they had to acquire the Up and/or Down MacroShares at a premium to their respective per share underlying values. If you are unable to sell your shares in the secondary market to an authorized participant or to another investor, you may be prevented from realizing gains on the shares or be forced to incur increasing losses as the level of the Reference Value of the Index continues to decline and the underlying value of the Up Trust continues to decrease.

The paired trusts may deliver treasuries instead of cash in a paired optional redemption. The paired trusts will always deliver cash in a paired optional redemption so long as the trusts have cash available from the maturity proceeds of their treasury repurchase agreements or from funds delivered by authorized participants who are directing paired issuances on the same date on which redemptions are also occurring. On each distribution date, the administrative agent will be required to adjust the amount of treasury repurchase agreements which it directs the trustee to acquire based on the actual redemption experience of the paired trusts during the preceding twelve-month period. However, if the paired trusts do not have sufficient cash available to effect all paired optional redemptions entirely in cash, then the paired trusts will satisfy all or a portion of their obligation to make the final distribution by delivering treasuries they hold on deposit to the redeeming authorized participant. Each of the paired trusts is required to deliver treasuries with a value equal to the underlying value of the applicable trust or the portion of that underlying value that is allocable to the shares that are being redeemed. The paired trusts will always value their treasuries at the acquisition cost of those treasuries. However, because the market price of the treasuries delivered in a paired optional redemption may have decreased since the time that they were acquired by the paired trusts, the redeeming authorized participant may receive less if it liquidates those treasuries immediately after it receives them than it would have realized had it received a final distribution in cash or if it were to hold the treasuries to their maturity. The market risk on the treasuries to which authorized participants may be exposed when they effect paired optional redemptions may adversely affect the price they are willing to pay for the Up MacroShares.

If the paired trusts deliver treasuries in a paired optional redemption, the remaining holders of Up MacroShares may realize somewhat reduced income accruals after the redemption, because the administrative agent will use the last in, first out method to select treasuries for delivery to redeeming authorized participants. As a result, if interest rates were to fall during a calculation period and several redemptions were followed by one or more issuances later during that same calculation period, the relatively higher-yielding treasuries that were acquired by the paired trusts on the preceding distribution date would be delivered to redeeming authorized participants and would be replaced with relatively lower-yielding treasuries following the paired issuances. Conversely, in a rising interest rate environment, during a calculation period in which issuances were followed by redemptions, the relatively higher-yielding treasuries acquired in connection with the issuances would be delivered to redeeming authorized participants in the redemptions.

Moreover, a falling interest rate environment during any calculation period between distribution dates could create an incentive for authorized participants to effect a paired optional redemption for the purpose of receiving a delivery of the paired trusts’ relatively higher-yielding treasuries, which would adversely affect the remaining holders of the Up MacroShares. Such an incentive would exist during a time when (1) the paired trusts had no more cash available to distribute in connection with redemptions, (2) authorized participants could obtain both the Up MacroShares and the Down MacroShares at market prices that were equal to or less than the per share underlying value of those shares, (3) the transaction costs associated with effecting a paired optional redemption were exceeded by the value of the treasuries that were delivered, and (4) authorized participants were prepared to hold the treasuries they received to their maturity in order to realize the full discount from par that was associated with those treasuries.

The paired trusts may terminate early. The Up Trust may terminate prior to the final scheduled termination date for the Up MacroShares as a result of the occurrence of one of the termination triggers described in this prospectus. Following the occurrence of any termination trigger, the paired trusts will settle all of the settlement contracts and make a final distribution on the paired shares. Such settlement will occur on the next regularly scheduled distribution date, also called an early termination date. This early redemption may occur before you have had an opportunity to realize the maximum gain or reduction to existing loss that you would have realized had the underlying value of the Up Trust risen to its highest possible level. If that change occurs after the Up MacroShares have been redeemed, you will not be able to benefit from that change.

We may, at our discretion, terminate the paired trusts and cause all of the Up and Down MacroShares to be redeemed at their per share underlying value at the end of the calculation period that precedes the resulting early termination date if the amount of assets on deposit in either trust is less than fifty ($50) million dollars. In addition, in order to ensure that the paired trusts are not subject to regulation as commodity pools, an early termination date will also occur if the amount of assets on deposit in either trust drops below $10 million. Finally, an early termination date will occur if one of the trusts becomes undercollateralized. In any of the foregoing circumstances, the market for the Up MacroShares may be limited, making it difficult to liquidate the shares prior to the early termination date; further, once investors have received their final distribution following the occurrence of such a termination trigger, investors may not be able to identify a comparable investment referencing the value of the S&P/Case-Shiller Composite-10 Home Price Index .

An early termination is also triggered when the level of the Reference Value of the Index rises to or above [265.13] for three (3) consecutive Index publication days or falls to or below [106.98] for three (3) consecutive Index publication days. This termination trigger occurs, because the gains of the holders of the Up MacroShares are limited to the amount of assets in the Down Trust, as discussed below in “— The return on the Up MacroShares is capped,” and their losses are limited to the amount of assets in the Up Trust. Once the underlying value of one of the paired trusts begins to approach zero, the market price of its shares could begin to diverge significantly from their per share underlying value. Accordingly, the termination triggers have been set (1) at the level of the Reference Value of the Index at which the underlying value of the Up Trust reflects its entitlement to only 15% of the assets it holds on deposit and (2) at the level of the Reference Value of the Index at which the underlying value of the Down Trust reflects its entitlement to only 15% of the assets it holds on deposit. The volatility of the price of housing in the ten metropolitan areas, as discussed below in “— Home price appreciation is variable in the short-term and is difficult to predict in the long-term; many contingent factors may influence housing prices,” may result in the Reference Value of the Index fluctuating to or above [265.13] or below [106.98] and remaining above or below that level long enough to trigger an early termination of the transaction. If the Reference Value of the Index rises to or above [265.13] or drops to or below [106.98] and, in either case, remains at that level for three (3) consecutive Index publication days, then your Up MacroShares will be subject to a mandatory redemption on the next scheduled distribution date and you will receive a final distribution that will be calculated based on the Reference Value of the Index on the last calendar day preceding that distribution date. The Reference Value of the Index on this calendar day may be higher or lower than the level of that price which caused the termination trigger to occur. If you are unable to sell your Up MacroShares prior to the early termination date, you will receive a final distribution in redemption of those shares that is based on the Home Price on the last calendar day preceding the mandatory redemption that will occur on that early termination date.

The return on the Up MacroShares is capped. The return on the Up MacroShares is limited by the amount of assets in the Down Trust. Regardless of how high the Reference Value of the Index rises, the Up Trust will not be entitled to receive an amount greater than 100% of the assets in the Down Trust. The per share underlying value of your Up MacroShares can only reflect a range of the Reference Value of the Index from [93.03] to [279.09]. If the index falls to or below [93.03], the per share underlying value of your Up MacroShares will be equal to zero. If the index rises to [279.09], your Up MacroShares will reach their maximum value equal to twice their par amount and the Up Trust will reach its maximum underlying value, equal to double the assets it holds on deposit, by virtue of the fact that the Down Trust will owe all of its assets to the Up Trust under the settlement agreements. Even if the index rises above [279.09] the per share underlying value of your Up MacroShares cannot ever be greater than twice their par amount.

Home Prices in the metropolitan areas covered by the S&P/Case-Shiller Composite-10 Home Price Index are variable in the short-term and are difficult to predict in the long-term; many contingent factors may influence these home prices.

General. The rate of growth in the Reference Value of the Index can be affected by many factors the likelihood and combined impact of which is difficult to predict. These factors include:

•

Factors relating to the demand for housing: national economic growth or recession, local changes in industry and employment, demographic changes including immigration and emigration, foreign investors, government housing-related taxes, government policies and subsidies, changes in popular geographic preferences and tastes for housing style;

•

Factors relating to the supply of housing: costs of construction materials and land, construction labor costs, impact fees, insurance costs, zoning restrictions, disasters such as earthquakes or global warming or changes in the science of predicting such disasters;

•

Investor expectations about the future rate of appreciation in the prices of single-family, detached homes in the geographies covered in the S&P/Case-Shiller Composite-10 Home Price Index. Factors that may affect these expectations include, but are not limited to, statistics pertaining to: housing starts, new home sales, existing home sales, homeownership rates, home price appreciation measures, wage growth, consumer confidence, home vacancy rates, household formations, construction activity, homebuilder earnings, housing inventories, rental rates, and inflation;

•

changes in the geographical boundaries of coverage of the individual metro area indices that comprise the S&P/Case-Shiller Composite-10 Home Price Index;

•

changes to the composition and/or weighting of the indices that comprise the S&P/Case-Shiller Composite-10 Home Price Index;

•

changes to the methodology employed by the S&P and Fiserv in measuring or calculating home price appreciation, including but not limited to the handling of extraordinary market events (i.e., natural disasters);

•

home price changes implied by the S&P/Case-Shiller Composite-10 Home Price Index, a relatively broad measure of home prices across a number of varied geographical regions, may be inconsistent with observed home price changes with respect to any particular local housing market or any particular housing unit;

•

foreclosures and home building activity impact market supply, and therefore, home prices;

•

ineffiencies in the housing market, including but not limited to individuals declining to sell their homes in times of falling prices and thereby reducing supply;

•

the availability of credit and the market price of mortgages in the areas covered by the S&P/Case-Shiller Composite-10 Home Price Index;

•

monetary policy pursed by the FRB, via Fed Funds rate or discount window, that may impact the credit market, mortgage lending, and thus, the ease at which financing for home purchases can be obtained; and

•

fiscal policy pursued by the federal government or state governments, including economic stimuli and regulations on mortgage lending practices.

Some of these factors are discussed in greater detail below.

Factors related to the demand for housing. Demand for housing rises for various interrelated reasons. The following discussion is by no means intended as a comprehensive or predictive list of such factors, but merely an illustration of the complicated dynamics that may be at play in determining housing demand. Economic growth increases the wealth and size of a population which in turn can increase the number of potential homeowners, and conversely economic contraction can reduce this number. Demographic changes in the makeup of a population also play an important role in determining demand for homes, including both growth and decline in total population as well changes in a populations’ age profile. Home ownership tends to be relatively low for younger adults, but changes over the course of an individual’s life; as individuals in an area move into homeowning years, or others move out into other living arrangements or death, home prices can fluctuate; thus the imminent retirement and aging of the baby-boomer generation may have a significant impact on home prices, depending upon whether this group conforms to previous patterns of home ownership, how quickly this group liquidates its property assets and whether the market will anticipate these changes, and whether these changes result in a net population increase or decrease. Net increase or decrease in population can serve to increase or decrease demand for homes in an area as well, and increases due to immigration may increase the population of homeowners immediately. There can be no assurance as to how such demographic patterns will affect the price of housing in the metropolitan areas covered by the S&P/Case-Shiller Composite-10 Home Price Index . In addition, cultural and subjective factors associated with the desirability of living in certain locations can influence demand for homes in differing regions, which may be seen in the frequent and housing booms occurring in coastal areas (though these booms also susceptible to other explanations and again are not necessarily predictive of future behavior of the Reference Value of the Index.

Demand may also be affected by easier access to financing for home purchases, such as subprime mortgage instruments, which may put the cost of owning a home within financial reach of lower-income households; no assurance can be given that volatility in home prices will not result from the current instability in the market for adjustable-rate mortgages and other types of subprime mortgage financings. Natural disasters, acts of war or other catastrophes affecting a region may significantly reduce both the desirability of that region as well as the population of homeowners or the availability of land for home construction. And perceptions as to the worth of housing and property as an investment also may affect demand for housing; homes may be purchased as investment properties, or second homes, and the demand for such properties can be influenced by the perception of home ownership’s value as an investment as compared to other forms of investment such as those provided by capital markets. Such perceptions may be volatile and there is no assurance they will not change in the short term. Such perceptions can possibly serve to create a “bubble,” where individuals purchase homes on the belief that home prices will continue to rise, pushing up prices for reasons not linked to economic fundamentals; such a bubble may result in overvaluation of homes and a resulting correction in Home Prices; there is some evidence that such an overvaluation may have occurred.

Factors affecting supply of housing. Changes in the number of new houses built may also significantly affect the price of housing in the areas covered by the S&P/Case-Shiller Composite-10 Home Price Index. The volume of new housing produced may vary due to local governmental decisions regarding land use or zoning. The volume of new housing is influenced by the cost of construction materials used in the building of homes, as well as constraints imposed by the physical geography of the area where the houses are built. It may also be affected by natural disasters, acts of war, or labor problems. Foreclosures on homeowners defaulting on mortgages may drive up the supply of homes as well. Finally, changes in price affect the supply of homes; higher prices will result generally result in more construction and lower prices will generally result in less construction, although there is debate as to how “price-elastic” the supply of housing is, or, in other words, how responsive the supply of housing is to fluctuating prices.

Inefficiency in the housing market. The market for homes itself may not be efficient.  Homes are far less liquid then stock. Home sellers may delay selling their homes when prices are falling and can often withdraw their homes from the market instead of taking a loss on their property; conversely, potential homebuyers may not wish to buy homes if they believe prices are falling. The act of selling a home also involves many more legal and personal complications that are not involved with many other types of assets. Home Prices may therefore be less responsive to changing levels of supply and demand, and may take years to register significant movement, especially downwards. The market may also not anticipate future predictable demographic changes, resulting in volatility when such changes arise.

State and federal intervention in the housing market. The federal government has intervened in the housing market in several ways, including but not limited to creating Government Sponsored Enterprises such as Fannie Mae and Ginnie Mae, amending the tax code in ways intended to benefit homebuyers, and creating legislation aimed at protecting homebuyers. The federal and state government may choose to alter the nature and scope of their involvement in the housing market, either through long-term shifts of policy or in short-term actions aimed at specific crises. The rise in defaults of subprime mortgage loans and possibilities of resulting foreclosures has already prompted consideration of legislative initiatives such as the Mortgage Forgiveness Debt Relief Act of 2007, signed into law in December 2007, and the FHA Rescue and Neighborhood Stabilization (H.R. 3221 and 5818), a recent legislative initiative passed through Congress on May 8, 2008. It is not clear whether the recent house legislative package will become law, how it will be implemented if it becomes law, whether further legislative initiatives will be proposed, passed and signed into law, and how, if they do become law, they will affect the housing market and the Reference Value of the Index and your investment in the Up MacroShares. It is possible that their impact on Home Prices, the Reference Value of the Index may be adverse, resulting in a loss on your investment in the Up MacroShares.

More federal and/or state government intervention in the mortgage market may follow, including but not limited to debt relief for defaulting homeowners and increased regulation of mortgage-lending practices. In addition, monetary policy set by the Federal Reserve Bank affects the housing market through the setting of interest rates, which affects the affordability of mortgages; and economic stimuli such as tax rebates can affect the housing market as well by promoting economic growth. The impact of these government interventions is difficult to predict and may result in a decline in Home Prices in the areas covered by the S&P/Case-Shiller Composite-10 Home Price Index , resulting in a loss on your Up MacroShares. For further discussion of the role of the federal government in the housing market, see “DESCRIPTION OF THE HOUSING MARKET – Government Involvement in the Housing Market” in this prospectus.

All of these factors may adversely affect the level of the Reference Value of the Index and may result in a significant degree of volatility in that value, which may have an adverse effect on the distributions on, and the market price of, your Up MacroShares. Moreover, if you intend to hold your Up MacroShares until the final scheduled termination date or if you are unable to liquidate your investment in the Up MacroShares, the return on your shares will depend upon the long-term price performance of housing in the ten metropolitan areas covered by S&P/Case-Shiller Composite-10 Home Price Index, which is dependent upon many of the potential factors discussed above as well as other potentially unforeseen contingencies. For example, if major changes take place in preferences for single-family dwellings as opposed to other types of residences, or major zoning changes radically effect settlement patterns and land use, or a major population decline occurs in the United States due to natural disaster, war, disease, restricted immigration or any combination of these factors, the result may be a significant and irreversible increase or decrease in Home Prices in these metropolitan areas which cannot be predicted and the effect of which cannot be quantified at the time you purchase your shares.

The Up Trust is not regulated as a commodity pool and none of the Up MacroShares are regulated by the Commodity Futures Trading Commission.

The Up Trust does not hold or trade in commodity futures contracts or other instruments regulated under the Commodity Exchange Act, as amended (the “CEA”), as administered by the Commodity Futures Trading Commission. The income distribution agreement and the settlement contracts held by the Up Trust constitute contracts, agreements and transactions which are generally excluded from regulation under the CEA, except that certain anti-fraud and anti-manipulation provisions of the CEA continue to apply to these transactions. Furthermore, the Up Trust is not a commodity pool for purposes of the CEA, and the operators and other service providers of the trusts are not subject to regulation as a commodity pool operator or a commodity trading advisor by the Commodity Futures Trading Commission. Moreover, neither the income distribution agreement and the settlement contracts, nor the Up MacroShares, are instruments subject to regulation by the Commodity Futures Trading Commission. Consequently, holders of Up MacroShares do not have the regulatory protections provided to investors in instruments or commodity pools that are regulated by the Commodity Futures Trading Commission and will not receive the disclosure document or financial reports that would otherwise be required to be delivered under the CEA.

Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.

The administrative agent is required to suspend the right to effect a paired optional redemption or a paired issuance or postpone any redemption date or issuance date, (i) for any period during which NYSE Arca is closed or trading on the exchange is suspended or restricted, (ii) for any period during which an emergency exists as a result of which the delivery or acquisition of treasuries is not reasonably practicable, (iii) if such redemption would cause the amount of cash and treasuries on deposit in the Up Trust and the Down Trust to equal less than 10 million dollars or (iv) for such other period as we, the trustee or the administrative agent determine to be necessary for the protection of the shareholders. In addition, the administrative agent may, in its discretion, reject any redemption order or creation order (i) that is not in the proper form required by the participants agreement, (ii) if insufficient shares, in the case of a redemption order, or insufficient funds, in the case of a creation order, are tendered to the trustee, (iii) if we determined, based upon an opinion of counsel, that such order would have adverse tax or securities laws consequences for either of the shareholders, (iv) if circumstances outside of our control or of the control of the trustee or the administrative agent make it impractical or not feasible to process the order, (v) if the trustee for the Down Trust has notified the trustee for the Up Trust that it or the administrative agent has rejected the related order delivered under the Down Trust agreement or (vi) if the fulfillment of the order, in the opinion of counsel to the administrative agent, may be unlawful. In addition, the administrative agent may reject any creation order if there are not sufficient paired shares registered pursuant to the Securities Act to fulfill the order. None of the trustee, the administrative agent or us will be liable to any person in any way for any loss or damage that may result from any such suspension, postponement or rejection. Any such postponement, suspension or rejection may adversely affect the ability of authorized participants to effect paired issuances or paired optional redemptions and the demand for and market price of the Up MacroShares.

If the Up Trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.

There is no authority directly on point dealing with securities such as the Up MacroShares or transactions of the type described. Nevertheless, our tax counsel is of the opinion that the Up Trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. These opinions, however, are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

If the Up Trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the IRS and this classification were upheld by the courts, the Up Trust’s taxable income would be subject to income tax at regular corporate rates before being distributed as quarterly and final distributions to holders of the Up MacroShares. Furthermore, the income of the Up Trust would not flow through to the holders of the Up MacroShares for reporting on their own returns. The imposition of tax on the Up Trust would reduce amounts available for distribution to a holder of Up MacroShares.

If the Up Trust were determined not to qualify as a securitization partnership, and the Up Trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected.

There is no authority directly on point dealing with the classification of partnerships as securitization partnerships. It is possible that the IRS could assert that the Up Trust does not qualify as a securitization partnership.

If the Up Trust does not qualify as a securitization partnership and has a built-in loss at the time a share is transferred in excess of $250,000, then the purchaser of the Up MacroShare would have its basis in its share of the Up Trust’s assets reduced by an amount equal to the difference between its basis in its Up MacroShare (as determined for federal income tax purposes) and its proportionate share of the Up Trust’s tax basis in its assets. It is unclear, however, given the publicly traded nature of the Up MacroShares and the nature of the Up Trust’s assets how such adjustments might be tracked and applied, and accordingly, how such shareholders might be affected. See “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” for more information.

You should be aware of the tax consequence of your investment in the Up MacroShares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

It is possible that as a holder of Up MacroShares you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to those shares. In addition, capital losses and deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees and other expenses associated with the Up Trust will be separately stated for you and you may deduct such losses and expenses only to the extent permitted by law. In that regard, you should be aware that deductions for capital losses are subject to limitations and, if you are a non-corporate holder, you will be subject to the “miscellaneous itemized” deduction rules of Section 67 of the Internal Revenue Code of 1986, which means that those deductions, taken together with all your other miscellaneous itemized deductions, are only deductible to the extent that they exceed 2% of your adjusted gross income. Furthermore, for all non-corporate holders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code of 1986 imposes a reduction in the total amount for most itemized deductions.

Lack of sufficient trading of futures based on the S&P/Case-Shiller Composite-10 Home Price Index on an organized exchange may result in the imposition of withholding tax liability on the Up Trust.

We expect that there will be sufficient trading on a recognized commodities exchange of futures on the S&P/Case-Shiller Composite-10 Home Price Index to satisfy a tax requirement that such futures are “of a kind customarily dealt in” on such exchange. There is, however, no authority directly addressing how much trading is required to satisfy such requirement. If such requirement were not satisfied, non-U.S. holders of the Up and Down MacroShares could be treated as earning income that is effectively connected with the conduct of a trade or business within the United States (“ECI”). ECI earned by non-U.S. holders is taxable by the United States at full U.S. income tax rates and each such non-U.S. holder would be subject to quarterly withholding at the highest applicable rate (currently, 35% for both individuals and corporations), on an estimated basis, on its allocable share of the income of the applicable paired trust, whether or not it received distributions from that trust. In addition, the applicable paired trust would be jointly and severally liable for such withholding taxes. The imposition of such tax on the paired trusts, if not reimbursed in full by the non-U.S. holders of the paired shares, would reduce the amounts available for distribution to all holders of the Up and Down MacroShares. In such circumstances, we may exercise our right to declare an early termination date and redeem all outstanding shares of the Up and Down Trusts, which will have the consequences described in the risk factor entitled “— The return on your shares is uncertain — The paired trusts may terminate early.”

The Up MacroShares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.

The holders of the Up MacroShares are not entitled to many of the rights typically exercised by shareholders in a corporation. By acquiring Up MacroShares, you are not acquiring the right to elect directors, to vote on certain matters relating to the Up Trust, or to take other actions generally associated with the ownership of shares in a corporation. You will only have the limited rights described under “DESCRIPTION OF THE TRUST AGREEMENTS — Trustee Termination Events” and “— Modification and Waiver.”

Potential conflicts of interests.

We will act as depositor for the Down Trust and may from time to time act as depositor for other issuers of MacroShares offered in public and private offerings. MacroFinancial, LLC will act as a marketing agent for the Down Trust and may from time to time act as a marketing agent for other issuers of MacroShares offered in public and private offerings. Both we and MacroFinancial, LLC are affiliates of MacroMarkets LLC, which will act as the administrative agent for the Down Trust and from time to time act as administrative agent for other issuers of MacroShares offered in public and private offerings. The paired trusts will also pay MacroMarkets LLC a licensing fee for the right to use the patented MacroShares structure in structuring, issuing and offering MacroShares and a sublicensing fee to MacroMarkets for the right to use the S&P/Case-Shiller Composite-10 Home Price Index . Our interests and the interests of our affiliates may in certain circumstances be different from the interests of the holders of Up MacroShares.

GLOSSARY

This prospectus uses defined terms. You can find definitions of important terms used in this prospectus under “GLOSSARY OF DEFINED TERMS” beginning on page [84] in this prospectus.

USE OF PROCEEDS

The trustee for the Paired Trusts will use the net proceeds received by each trust (i) in connection with the Paired Issuances ordered on the Closing Date, to reimburse [  ] and MacroMarkets LLC for all of their upfront expenses incurred in connection with the formation of the Paired Trusts and the registration of the Up and Down MacroShares, and (ii) in connection with each Paired Issuance, whether ordered on the Closing Date or at any time thereafter, to acquire, in accordance with the directions of the administrative agent and on behalf of each Paired Trust, bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities, that are, in each case, scheduled to mature prior to each Distribution Date. We refer to these obligations generically as “treasuries.”

The trustee will always deposit one-half of these treasuries into the Up Trust and one-half into the Down Trust, without regard to the respective underlying values of the trusts at the time of the Paired Issuance.

THE DEPOSITOR

We were established as a limited liability company in the State of Delaware on June 4, 2008, and are a wholly-owned, limited-purpose subsidiary of MacroMarkets LLC, the owner of the patent on the MacroShares structure. Our address for notices is care of The Corporation Trust Company, at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Our telephone number is (888) MACROS1.

Our limited liability company agreement provides that we may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets and serving as depositor of one or more trusts that may issue and sell securities.

Our principal duties consist of:

•

forming the Paired Trusts;

•

preparing and filing all periodic reports required to be filed by the Paired Trusts; and

•

maintaining the listing of the Up and Down MacroShares on a national exchange.

MACROMARKETS LLC

MacroMarkets LLC is a financial services company that has developed its patented MacroShares®, or “MACROs,” as a means of transforming various economic goods and aggregate economic measures into interests that can be acquired by individual investors in the form of publicly tradeable securities. MacroShares® are securities the value of which is linked to the performance of a reference index, rate or other economic variable.

The following are brief profiles of the principal managers and officers of MacroMarkets LLC:

Robert J. Shiller is a founding member of MacroMarkets LLC and also a member of its Board of Managers. Profession Shiller is the Stanley B. Resor Professor of Economics in the Department of Economics and Cowles Foundation for Research in Economics at Yale University, and Professor of Finance and Fellow at the International Center for Finance at the Yale School of Management. Profession Shiller has written on financial markets, financial innovation, behavioral economics, macroeconomics, real estate, statistical methods, and on public attitudes, opinions, and moral judgments regarding markets. His 1989 book Market Volatility (MIT Press) is a mathematical and behavioral analysis of price fluctuations in speculative markets. His 1993 book Macro Markets: Creating Institutions for Managing Society’s Largest Economic Risks (Oxford University Press) proposes a variety of new risk-management contracts, such as futures contracts in national incomes or in real estate that would permit the management of risks to standards of living. His book Irrational Exuberance (Princeton 2000, Broadway Books 2001 and 2nd edition Princeton 2005) is an analysis and explication of speculative bubbles, with special reference to the stock market and real estate. His book The New Financial Order: Risk in the 21st Century (Princeton University Press, 2003 and 2004) is an analysis of the expanding role of finance, insurance, and public finance. Professor Shiller has been a research associate at the National Bureau of Economic Research since 1980, and has been co-organizer of various NBER workshops. He served as Vice President of the American Economic Association in 2005 and President of the Eastern Economic Association for the 2006-07 term. Professor Shiller’s newest book, The Subprime Solution, will be released in September of 2008.

Samuel R. Masucci, III has been instrumental in the growth of MacroMarkets LLC. In 2001, he began serving as an independent consultant to the company and focused on converting MacroMarkets LLC’s patented ideas into tradeable products. In January 2002, he took on the role of Chief Operating Officer and daily management of the company. In September 2005, Mr. Masucci was appointed MacroMarkets LLC’s President and Chief Executive Officer. Mr. Masucci has more than 15 years of experience on Wall Street, and has held senior management positions at Bear Stearns, UBS and Merrill Lynch. In 1997, he was a leader in the development of property derivatives by creating structured products that allow pension funds, insurance companies and hedge funds to invest in U.K. home price appreciation. Mr. Masucci headed a group to develop, securitize and trade Shared Appreciation Mortgages in both Europe and the U.S. as a means for homeowners to share home price risk in exchange for below market interest rates. He worked on developing institutional interest in residential mortgages. In 2001, he founded Cobblestone Consulting to bridge the gap between mortgage trade desks and small to medium-sized mortgage banks and lenders. During that time he developed pricing, insurance and exit strategies for more than $1 billion of residential mortgages.

Larry Larkin is a Managing Director of MacroMarkets LLC and a member of its Board of Managers. Mr. Larkin has spent 20 years at Goldman Sachs creating equity options, futures, program trading, and over-the-counter derivatives. He has held senior positions at First Boston, Leland O’Brien and Rubenstein, ING-Barings, and the American Stock Exchange. At the American Stock Exchange, he was responsible for New Product Development and the development of Exchange Traded Funds (ETFs). Mr. Larkin has served on the Board of Directors of the New York Futures Exchange, committees for the S.I.A., and the Chicago Mercantile Exchange. Mr. Larkin is a Chartered Financial Analyst (CFA).

MacroMarkets LLC has licensed the use of its patent on the MacroShares structure to each of the Paired Trusts. For a description of the licensing fee payable by the Paired Trusts, see “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.” MACRO® and MacroShares® are federally registered service mark of MacroMarkets LLC. MacroMarkets LLC considers all references, singular or plural, to “MacroShares®,” “MacroShares,” “MACRO®” or “MACRO” in this prospectus its service mark and reserves all rights to that service mark.

FORMATION OF THE PAIRED TRUSTS

We have created the Up Trust pursuant to the Up Trust Agreement. The Up Trust will issue the Up MacroShares offered by this prospectus.

We have also concurrently created the Down Trust pursuant to the Down Trust Agreement. The Down Trust will issue the Down MacroShares.

The Up Trust and the Down Trust were formed by us under the laws of the State of New York.

The Paired Trusts entered into an income distribution agreement on the Closing Date and will enter into one or more settlement contracts with each other in connection with each Paired Issuance. The income distribution agreement and the settlement contracts are described under “DESCRIPTION OF THE UP TRUST ASSETS — The Income Distribution Agreement” and “— The Settlement Contracts.” Payments under the income distribution agreement and the settlement contracts will be calculated on the basis of the level of the Reference Value of the Index. The payments that are made or received by the Up Trust under the income distribution agreement will determine Quarterly Distributions on the Up MacroShares, which are described under “DESCRIPTION OF THE UP MACROSHARES — Quarterly Distributions.” The final payment made or received by the Up Trust under the settlement contracts will determine the Final Distribution on the Up MacroShares, which is described under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.”

The assets of the Up Trust will consist of:

•

treasuries of the type described under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations” and what we refer to as “income” on those treasuries, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up Trust acquired that treasury, or interest paid on amounts borrowed under treasury repurchase agreements;

•

the trust’s rights under the income distribution agreement, as described under “DESCRIPTION OF THE UP TRUST ASSETS — The Income Distribution Agreement;”

•

the trust’s rights under the settlement contracts, as described under “DESCRIPTION OF THE UP TRUST ASSETS — The Settlement Contracts;”

•

the trust’s rights under the MacroShares licensing agreement with MacroMarkets LLC to use the patented MacroShares structure;

•

the trust’s rights under the sublicensing agreement with MacroMarkets LLC to use and reference S&P/Case-Shiller Composite-10 Home Price Index;

•

the trust’s rights under its Trust Agreement to rely on the services provided by the administrative agent, the marketing agent and the trustee, as described under “DESCRIPTION OF THE TRUST AGREEMENTS;”

•

a securities account created under the Up Trust Agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up MacroShares;

•

a distribution account created under the Up Trust Agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used first, to make a deposit to the fee payment account, second, to make payments to the Down Trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make Quarterly and Final Distributions to the holders of the Up MacroShares;

•

a fee payment account created under the Up Trust Agreement into which the fee deduction amount will be deposited on each Distribution Date and applied to pay the expenses and fees of the Up Trust; and

•

a netting account created under the Up Trust Agreement to which the trustee will credit (1) Up MacroShares being redeemed in Paired Optional Redemptions and nets such shares against any shares being created in Paired Issuances on the same date, and (2) cash delivered by Authorized Participants in connection with Paired Issuances and nets such cash against the Final Distributions to be made in connection with Paired Optional Redemptions being effected on the same date.

The assets of the Down Trust will be identical to those described above for the Up Trust.

For more information about the assets of the Paired Trusts, see “DESCRIPTION OF THE UP TRUST ASSETS.”

DESCRIPTION OF THE UP MACROSHARES

General

The Up Investment Amount will always be equal to the Up Aggregate Par Amount of the outstanding Up MacroShares, so long as fees and expenses in any preceding calculation periods did not exceed the Up Trust’s treasury income. Although the Underlying Value of the Up Trust will fluctuate based on the level of the Reference Value of the Index, these periodic increases and reductions in the Underlying Value of the Up Trust will have no effect on the Up Investment Amount or on the Up Aggregate Par Amount. The Up Aggregate Par Amount will be increased only by Paired Issuances of additional Up MacroShares and reduced only by redemptions of Up MacroShares. Similarly, the Up Investment Amount will increase only when additional assets are deposited into the Up Trust in connection with a Paired Issuance and will be reduced only when one or more settlement contracts are settled in connection with a redemption of Up MacroShares. The Up Investment Amount will be lower than the Up Aggregate Par Amount only if the fees and expenses of the Up Trust have exceeded the Up Trust’s income on any Distribution Date and, as a result, a portion of the proceeds of the treasuries which would otherwise have been reinvested were instead used to cover such fees and expenses, as described under “— Quarterly Distributions.”

Each Up MacroShare will have a stated par amount of $25 per share. The entitlement of each holder of Up MacroShares to any Quarterly Distributions and the Final Distribution made by the Up Trust will be based on the number of Up MacroShares held by that holder and the proportion that this number bears to the aggregate number of Up MacroShares issued by the Up Trust and outstanding on the relevant Distribution Payment Date.

The Up MacroShares will be issued by the Up Trust pursuant to the terms of the Up Trust Agreement. Each Up MacroShare represents an undivided beneficial interest in the Up Trust. The Up MacroShares do not represent interests in or obligations of us, the trustee, the administrative agent, any Authorized Participant, the marketing agent, or any of our or their affiliates.

The Up MacroShares are denominated in, and all distributions with respect to the shares will be payable in, United States dollars. There are no holding or transfer restrictions or minimum lot requirements applicable to the Up MacroShares.

The Up MacroShares will be delivered in book-entry form only through DTC.

Calculation of Underlying Value

The Final Distribution made on the Up MacroShares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date will be based upon the Underlying Value of the Up Trust on the last calendar day that precedes the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date. Underlying Value will be calculated for each calendar day based upon the Reference Value of the Index. The Underlying Value of the Up Trust on any date of measurement represents the aggregate amount of the assets in the Paired Trusts to which the Up Trust would be entitled if the settlement contracts were settled on that day. The Underlying Value of the Up Trust on each day also represents the aggregate Final Distribution to which holders of the Up MacroShares would be entitled if those shares were redeemed on that day. The Underlying Value of the Down Trust on any day represents the aggregate amount of the assets in the Paired Trusts to which the Down Trust would be entitled if the settlement contracts were settled on that day. The Underlying Value of the Down Trust on each day also represents the aggregate Final Distribution to which holders of the Down MacroShares would be entitled if those shares were redeemed on that day.

An increase in the Reference Value of the Index results in a proportionate increase in the underlying value of the Up Trust, multiplied by the Leverage Factor. A decrease in the Reference Value of the Index results in a proportionate decrease in the underlying value of the Up Trust, multiplied by the Leverage Factor. After the closing date, the Reference Value of the Index may fluctuate above or below a “starting level” of [186.06]. The proportion of the funds in the Up Trust and the Down Trust will initially be 1:1 and this proportion will be sought to be maintained throughout the entire transaction by virtue of the requirement that redemptions and issuances must be done in MacroShares Units composed of 50,000 Up MacroShares and 50,000 Down MacroShares. The Underlying Value formula described below and the requirement that Up MacroShares can only be issued and redeemed in paired optional redemptions and paired issuances and only in the form of MacroShares Units, is intended to ensure that a change of [3.7212] in the Reference Value of the Index will always result in a $1 change in the Per Share Underlying Value of each Up MacroShare. The relationship between changes in the Reference Value of the Index and the Per share Underlying Value of an Up MacroShare will be as described only so long as the amount of cash and treasuries (not including income on the treasuries) on deposit in the Up Trust is equal to the Aggregate Par Amount of all Up MacroShares that are outstanding from time to time. If the amount of cash and treasuries in the Up Trust is less than the Aggregate Par Amount of the Up MacroShares, because the fees and expenses of the Up Trust have exceeded its treasury income during one or more calculation periods, a specified change in the Reference Value of the Index will still result in the same percentage change in Per Share Underlying Value, but not the same dollar amount.

The Per Share Underlying Value of the Up MacroShares can only reflect the performance of the S&P/Case-Shiller Composite-10 Home Price Index within the range from [93.03] to [279.09], because the Underlying Value of the Up Trust cannot exceed an amount equal to the sum of the Up Asset Amount and the Down Asset Amount.  If the Reference Value of the Index falls to or below [93.03], the Underlying Value of the Up Trust will be zero.  If the Reference Value of the Index is equal to its starting level of [186.06], the Underlying Value of the Up Trust will be equal to the assets it holds on deposit.  If the Reference Value of the Index is equal to [279.09], the Up Trust will reach its maximum Underlying Value and cannot increase further, even if the Reference Value of the Index continues to rise.  Please see “RISK FACTORS – The return on the Up MacroShares is capped,” and “– The paired trusts may terminate early.”

The Underlying Value of the Up Trust is calculated for each calendar day as follows:

•

the sum of the Up Earned Income Accruals for each day that has elapsed during the current calculation period up to and including the current calendar day plus

•

the Up Investment Amount for the current calendar day multiplied by the Leveraged Settlement Factor, calculated as of the current calendar day.

The “Leveraged Settlement Factor” will equal (2 * (Settlement Factor – 1) +1)

The “Settlement Factor” for any date of measurement equals (RVIt / RVI0), where RVIt equals the Reference Value of the Index on such date of measurement and RVI0 equals the Reference Value of the Index on the Closing Date.

The foregoing “simplified” Underlying Value formula may only be used so long as the amount of assets on deposit in the Up Trust and the Down Trust remains in a one-to-one proportion.  At any time when the assets of the Up and Down Trust are not in a one-to-one proportion, the Underlying Value of the Up Trust on each calendar day will be calculated in accordance with the following “alternative” formula:

•

the sum of the Up Earned Income Accruals for each day that has elapsed during the current calculation period up to and including the current calendar day plus

o

if the Leveraged Settlement Factor is greater than one, the Up Investment Amount plus the Down Investment Amount multiplied by (1 minus the Leveraged Settlement Factor)

OR

o

if the Leveraged Settlement Factor is less than 1, the Up Investment Amount multiplied by the Leveraged Settlement Factor.

For purposes of the Underlying Value calculation, the Up and Down Investment Amounts and the Leveraged Settlement Factor will be determined as of the calendar day on which the calculation is being made.

So long as the Up and Down Trust assets are equal, both the simplified formula and the alternative formula will yield the same result.  When such assets are, however, not equal, the alternative formula will take into account the unequal Up and Down Investment Amounts. For purposes of the alternative formula, if the Leveraged Settlement Factor is greater than “1,” this means that the Up Trust is entitled to all of its assets plus some of the assets of the Down Trust.  In this case, subtracting the Leveraged Settlement Factor from “1” will yield the fraction of the cash and treasuries in the Down Trust to which the Up Trust is entitled and adding to the result the Up Investment Amount (because the Up Trust is entitled to all of its own assets) will show the aggregate assets of the paired trusts to which the Up Trust is entitled (other than earned income accruals which are calculated separately). If the Leveraged Settlement Factor is less than “1,” this means that the Up Trust is entitled to only a portion of the cash and treasuries it holds on deposit.  In this case, multiplying the Up Investment Amount by the Leveraged Settlement Factor will show the assets to which the Up Trust is entitled (other than earned income accruals).

The following is an example of the calculation of a Leveraged Settlement Factor which would result in an increase in the Underlying Value of the Up Trust:

Leveraged Settlement Factor  = ( 2 *  226.00 / 224.99 – 1 ) + 1) = 1.00898

The Reference Value of the Index on the date of measurement, “t,” is 226.00.  The Reference Value of the Index on the Closing Date was 224.99. For this example, we assume that RVIt is the first index update after the Closing Date so the Per Share Underlying Value of the Up MacroShares is equal to their par amount of $25. The Settlement Factor is equal to 226.00 divided by 224.99, or 1.0044. Subtracting 1 from this Settlement Factor, multiplying the result by 2, and then adding back the 1, yields a Leveraged Settlement Factor of 1.00898. The per share underlying value of one Up MacroShare would equal $25 multiplied by 1.00898, or $25.2245, plus the sum of the per share Up Earned Income Accruals for each day that has elapsed during the current calculation period, up to and including the day of measurement.  In this example, the Reference Value of the Index increased by 0.4489%.

The following is an example of the calculation of a Leveraged Settlement Factor which would result in a decrease in the Underlying Value of the Up Trust:

Leveraged Settlement Factor  = ( 2 * ( 205.31 / 209.76 – 1 ) + 1) = 0.9576

The Reference Value of the Index on the date of measurement, “t,” is 205.31. The Reference Value of the Index on the Closing Date was 209.76. For this example, we assume that RVIt is the first index update after the Closing Date so the Per Share Underlying Value of the Up MacroShares is equal to their par amount of $25. The Settlement Factor is equal to 205.31 divided by 209.76, or 0.9788. Subtracting 1 from this Settlement Factor, multiplying the result by 2, and then adding back the 1, yields a Leveraged Settlement Factor of 0.9576. The per share underlying value of one Up MacroShare would equal $25 multiplied by 0.9576, or $23.9393, plus the sum of the per share Up Earned Income Accruals for each day that has elapsed during the current calculation period, up to and including the day of measurement.  In this example, the Reference Value of the Index decreased by 2.1215%.

Additional hypothetical calculations of Underlying Value are included for illustrative purposes in Appendix C to this prospectus.

Quarterly Distributions

On each Distribution Date, the Up Trust will declare a Quarterly Distribution on the Up MacroShares. This Quarterly Distribution will be made out of the income that the Up Trust holds on deposit after it has:

•

deposited the Fee Deduction Amount into the fee payment account;

•

either made or received a payment under the income distribution agreement on that Distribution Date; and

•

acquired treasuries with an aggregate purchase price equal to the Up Aggregate Par Amount.

Each shareholder who is a registered holder of Up MacroShares on the Record Date will be entitled to receive the Quarterly Distribution, as calculated below. The Quarterly Distribution will be paid out to shareholders on the Distribution Payment Date that follows each Distribution Date.

On each Distribution Date, the Up Trust’s entitlement under the income distribution agreement to its Available Income and the Available Income in the Down Trust will be based on the Reference Value of the Index on each day during the preceding Calculation Period. For each day during the Calculation Period preceding each Distribution Date, the entitlement of the Up Trust under the income distribution agreement, which we refer to as its “Up Earned Income Accrual,” for that day is determined as follows:

•

If the Ending Level is greater than the Starting Level on that day, the Up Trust will become entitled to retain all of its Available Income Accrual for that day and to receive a portion of the Down Trust’s Available Income accrual for that day.

•

If the Ending Level is less than the Starting Level on that day, the Up Trust will become obligated to pay a portion of its Available Income accrual for that day to the Down Trust.

The Underlying Value of the Up Trust on each Distribution Date will be calculated before Available Income, if any, is deducted from that Underlying Value and set aside for payment as a Quarterly Distribution on the related Distribution Payment Date. As a result, the Underlying Value of the Up Trust on the day following each Distribution Date will reflect a relative decrease from the Underlying Value on that Distribution Date which will be unrelated to any movement in the level of the Reference Value of the Index.

On each Distribution Date, other than on the Final Scheduled Termination Date or an Early Termination Date and other than with respect to any shares for which a redemption order was placed and settled prior to the related Record Date, the Up Trust will declare a “Quarterly Distribution” on each outstanding Up MacroShare equal to:

•

the sum of Up Earned Income Accruals for each day of the preceding Calculation Period multiplied by

•

a fraction the numerator of which is one Up MacroShare and the denominator of which is the aggregate number of outstanding Up MacroShares on that Distribution Date.

On the Distribution Payment Date that follows each Distribution Date, the Up Trust will distribute such amount on each outstanding Up MacroShare.

For a more detailed description of how payments under the income distribution agreement are calculated, see “DESCRIPTION OF THE UP TRUST ASSETS — The Income Distribution Agreement.”

Distributions of the Up Earned Income Accruals on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date will be made as part of the Final Distribution that is made on those dates, as described below under “— Final Distribution.”

The annual fees and expenses of the Up Trust will consist of (1) the variable fees specified under “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts,” which together represent a 125 basis point deduction from the assets of the Up Trust plus (2) fixed fees and expenses which are expected to equal approximately $600,000 per year. This fixed amount will be adjusted periodically based upon actual expenses incurred or expected to be incurred by the Up Trust in order to reflect accurately the accrual of fees and expenses in the underlying value calculation. All periodic adjustments will be reflected in the Fee Deduction Amount. The same variable and fixed fees and expenses are expected to be incurred by the Down Trust. The portion of the fees and expenses of the Up Trust that are allocable to each Up MacroShare will always be reflected in its Per Share Underlying Value.

If the Fee Deduction Amount exceeds the Up Trust’s treasury income on any Distribution Date, the earned income component of Underlying Value will be equal to zero and the Up Trust will not make any Quarterly Distributions on that Distribution Date. Moreover, the Underlying Value of the Up Trust will be further reduced by an amount equal to the difference between the Up Trust’s treasury income and its actual fees and expenses and this reduction will be permanent unless it can be made up out of treasury income on future Distribution Dates, net of fees and expenses on those Distribution Dates. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.”

If available, an amount equal to the Up Aggregate Par Amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each Distribution Date unless that Distribution Date is the Final Scheduled Termination Date or an Early Termination Date. If a redemption order is delivered on a Distribution Date or on the day preceding a Distribution Date, the Up Aggregate Par Amount will first be reduced by the aggregate par amount of any Up MacroShares being redeemed on that date. If, after depositing the Fee Deduction Amount into the fee payment account, the funds remaining on deposit in the Up Trust on any Distribution Date are equal to or less than the Up Aggregate Par Amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no Available Income on that date. If less than the Up Aggregate Par Amount is invested in treasuries on any Distribution Date because the Fee Deduction Amount exceeded the income on the Up Trust’s treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent Distribution Dates until the amount invested does equal the Up Aggregate Par Amount.

The Up Trust may make minimal or no quarterly distributions to its shareholders on one or more Distribution Dates, if treasury yield rates drop to and remain below the fee accrual rate of [1.25]%, as such rate is effectively adjusted upward by the deduction of an estimated fixed annual expense amount. However, assuming there are no deficiencies in the amount that was invested on behalf of each of the Paired Trusts during previous Calculation Periods and that actual fees and expenses did not exceed the Fee Deduction Amount during the current Calculation Period, the portion of the income on the treasuries during that Calculation Period that is in excess of the Fee Deduction Amount will be distributed to the holders of the Paired Shares as a Quarterly Distribution. The allocation of this yield as between the Up and the Down MacroShares will be determined under the income distribution agreement based on the respective Underlying Values of each of the Paired Trusts on each day of the preceding Calculation Period. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions.”

If available, an amount equal to the Down Aggregate Par Amount on each Distribution Date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such Distribution Date is the Final Scheduled Termination Date or an Early Termination Date), but the amount actually invested may be less on one or more Distribution Dates if the Fee Deduction Amount for the Down Trust exceeded the Down Trust’s income on those Distribution Dates.

On each Distribution Date and each Issuance Order Date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Trusts, treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each of the Up and Down Trust Agreements and described in more detail in this prospectus under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations.” Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each Paired Trust invested in treasuries, a portion of the assets of a Paired Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates.

The administrative agent will always use a “last in, first out” method for selecting which treasuries to deliver in a redemption of the shares. As a result, in both a rising and a falling interest rate environment, Paired Optional Redemptions that are effected between Distribution Dates may result in a decrease in the Daily Yield Rate on the treasuries in the Paired Trusts for the remaining shareholders. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

If the Up Trust has no Available Income on any Distribution Date, then the Up Trust will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down Trust. Similarly, if on any Distribution Date the proceeds of the treasuries in the Down Trust minus its Fee Deduction Amount are equal to or less than the Down Aggregate Par Amount, the Down Trust will not have any Available Income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up Trust on that Distribution Date. If either of the Paired Trusts fails to make a payment under the income distribution agreement on any Distribution Date because it does not have any Available Income, that trust will not be required to make up that payment on any subsequent Distribution Date, even if it has funds available to do so.

If on any Distribution Date the Up Trust does not have any Available Income and does not receive any Available Income from the Down Trust, it will not make any Quarterly Distribution to its shareholders on that Distribution Date. The Up Trust is not required to make Quarterly Distributions in any stated amount and if no funds are available to make a Quarterly Distribution on any Distribution Date, no amounts will be payable with respect to that Distribution Date on any subsequent date. See “RISK FACTORS — You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distribution

General

The Up Trust will declare a Final Distribution on all or a portion of the Up MacroShares, as applicable, on the earliest to occur of:

•

the Final Scheduled Termination Date;

•

an Early Termination Date; and

•

a Redemption Order Date.

The Final Distribution declared by the Up Trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Order Date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down Trust under the settlement contracts that are settled in connection with the redemption of shares. The final payment under the settlement contracts will, in turn, be based on the Underlying Value of the Up Trust on:

•

the last calendar day preceding the Final Scheduled Termination Date;

•

the last calendar day preceding the Early Termination Date; and

•

the last calendar day preceding the relevant Redemption Date.

The purpose of the final payment under the settlement contracts is to transfer assets between the Paired Trusts such that each trust has cash and treasuries in an amount equal to its Underlying Value at the time of settlement. If the Ending Level on the relevant date of measurement is greater than the Starting Level, the Underlying Value of the Up Trust will be equal to all of the cash and treasuries that it holds on deposit plus a portion of the Down Trust’s cash and treasuries. If the Ending Level on the relevant date of measurement is less than the Starting Level, the Underlying Value of the Up Trust will be equal to only that portion of the cash and treasuries that it holds on deposit which it is not required to deliver to the Down Trust. For a more detailed description of how the Underlying Value of the Up Trust and payments under the settlement contracts are calculated, see “— Calculation of Underlying Value” and “DESCRIPTION OF THE UP TRUST ASSETS — The Settlement Contracts.”

On the Final Scheduled Termination Date or an Early Termination Date, the Up Trust will declare a Final Distribution in redemption of its Up MacroShares in an amount equal to the Underlying Value of the Up Trust on the last calendar day preceding such Final Scheduled Termination Date or Early Termination Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the trustee will pay the Final Distribution to each holder of the outstanding Up MacroShares in redemption of those shares.

The redemption of all or only a portion of the Paired Shares in a Paired Optional Redemption may be directed on any business day only by Authorized Participants who are beneficial holders of those shares. As discussed in greater detail later in this section, unless you are an Authorized Participant, you will not have a right to direct a redemption of your Up MacroShares. Consequently, you will only be able to liquidate your investment in the Up MacroShares prior to the Final Scheduled Termination Date or an Early Termination Date by selling them to an investor who is willing to purchase them from you, including any Authorized Participant who may wish to acquire those shares in order to direct a Paired Optional Redemption. The market price that you are able to obtain for your Up MacroShares may be less than the price you paid for those shares and less than the Per Share Underlying Value that is represented by those shares for the reasons discussed in “RISK FACTORS — Fluctuations in the underlying value of the Up Trust and other factors may affect the market price of your Up MacroShares.”

If the Fee Deduction Amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Up Trust exceeds the income of the Up Trust on the current Distribution Date or on one or more preceding Distribution Dates and the resulting deficiency in the Up Investment Amount has not been made up on subsequent Distribution Dates, the Underlying Value of the Up Trust and, consequently, the Final Distribution made by the Up Trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date will reflect that resulting deficiency. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.”

Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

On the Final Scheduled Termination Date or an Early Termination Date, the trustee will cause the Paired Trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on those dates. After the settlement contracts have been settled, the Up Trust will declare a Final Distribution in redemption of its outstanding shares using all of the funds it then holds on deposit, which Final Distribution will include the Available Income of the Up Trust that would have been distributed as a Quarterly Distribution if the Final Scheduled Termination Date or Early Termination Date had been an ordinary Distribution Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the Up Trust will distribute on each outstanding Up MacroShare, a “Final Distribution” in cash equal to:

•

the Underlying Value of the Up Trust on the last calendar day preceding that Final Scheduled Termination Date or that Early Termination Date divided by

•

the aggregate number of Up MacroShares that have been issued but not yet redeemed as of that date.

Upon receipt of a Final Distribution on the Final Scheduled Termination Date or an Early Termination Date, your Up MacroShares will be considered to be redeemed in full and the Up Trust will have no further obligations with respect to those shares even if the amount of the Final Distribution is less than the aggregate par amount of your Up MacroShares or less than the purchase price you paid for those shares. See “RISK FACTORS — You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distributions in Paired Optional Redemptions

On any business day prior to the Final Scheduled Termination Date or an Early Termination Date, the Up MacroShares and Down MacroShares may be redeemed concurrently at the direction of Authorized Participants in MacroShares Units in what we refer to as a “Paired Optional Redemption.” Only Authorized Participants may direct the redemption of Paired Shares. However, the discussion which follows describing Paired Optional Redemptions and the Final Distribution that will be declared on the related Redemption Order Date is relevant to you as a holder of Up MacroShares even if you are not an Authorized Participant, because it explains the rules that Authorized Participants must follow in order to effect Paired Optional Redemptions and their ability to effect these redemptions may affect the demand for your Up MacroShares. See “RISK FACTORS — The return on your shares is uncertain — The right to redeem the Up MacroShares is limited.”

Authorized Participants must place redemption orders with the administrative agent by 4:00 p.m. New York City time on any business day. Any redemption order that is not placed by or prior to that time will be automatically rejected. A tender of Paired Shares for redemption will be irrevocable.

The Authorized Participant will place its redemption order on the Redemption Order Date and the Paired Optional Redemption will be effected on the related Redemption Date. Each redeeming Authorized Participant must deliver to the administrative agent a redemption order with the following information:

•

the Authorized Participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the redemption order on behalf of the Authorized Participant; and

•

the number of MacroShares Units being redeemed.

Not later than 10:00 a.m. New York City time on the Redemption Date, the Authorized Participant who placed the redemption order must deliver to the trustee:

•

Up MacroShares and Down MacroShares that in the aggregate constitute the requisite number of MacroShares Units being redeemed by such Authorized Participant;

•

the applicable Redemption Cash Component, if applicable; and

•

a transaction fee of $2,000, payable directly to the trustee by the Authorized Participant to compensate the trustee for services rendered in effecting the Paired Optional Redemption.

If all conditions to effecting a Paired Optional Redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming Authorized Participant by 3:00 p.m. New York City time on the Redemption Date. If the redemption order was placed on a Distribution Date, the redeeming Authorized Participant will receive cash. If there was a net increase in the aggregate par amount of the Paired Trusts on any Redemption Date that was also an Issuance Date, because more MacroShares Units were created than redeemed, redeeming Authorized Participants will also receive their Final Distribution from the Paired Trusts in cash out of the funds delivered to the trusts by the Authorized Participants who created shares on the same date. If any Paired Issuances were effected on the Redemption Date, even if there was a net decrease in the aggregate par amount of the Paired Trusts, redeeming Authorized Participants will receive a portion of their Final Distribution in cash out of the funds delivered to the trusts by the creating Authorized Participants. All or a portion of the Final Distribution may also be made out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the Final Distribution for which cash is not available will be made by delivering treasuries to the redeeming Authorized Participant.

The amount of cash and/or treasuries that will be delivered on the Redemption Date in a Paired Optional Redemption will always be equal to the aggregate Per Share Underlying Values of the Paired Shares being redeemed, calculated as of the last calendar day preceding the Redemption Date. In the case of a Paired Optional Redemption that is ordered on a Distribution Date or on the business day following a Distribution Date or on a Redemption Order Date that is separated from the related Redemption Date by one or more intervening non-business days, the amount delivered on the related Redemption Date will consist of the aggregate Per Share Underlying Value of the shares being redeemed plus the Up and Down Earned Income Accruals for all intervening days between the Redemption Order Date and the Redemption Date, calculated on the basis of the Reference Value of the Index on each of these intervening days.

Upon receipt of the Final Distribution in a Paired Optional Redemption, the Up MacroShares presented for redemption will be considered to be redeemed in full and the Up Trust will have no further obligations with respect to those shares, even if the amount of the Final Distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the Authorized Participant. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Up and Down Aggregate Par Amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both a Redemption Date and an Issuance Date. The trustee will cause the Paired Trusts to settle one new settlement contract for each new MacroShares Unit that is redeemed in a Paired Optional Redemption on any Redemption Date that is not also an Issuance Date.

In connection with the settlement of the settlement contracts and payment of a Final Distribution in the case of a redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a “last in, first out” basis such that the value of the segregated treasuries is equal to the product of the applicable Redemption Percentage and the aggregate Value of all the treasuries held by each trust. The selection and delivery of treasuries as a Final Distribution must comply with all of the conditions specified in Appendix D to this prospectus. For a discussion of the potential risks associated with the delivery of treasuries instead of cash as a Final Distribution, see “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

After the settlement contracts have been settled, the Paired Trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The Paired Trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other trust to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the Final Distribution will be distributed ratably, by type, to each redeeming Authorized Participant.

Following a Paired Optional Redemption, the trustee will record a reduction in the aggregate number of Up MacroShares and Down MacroShares that are outstanding. If MacroShares Units are being both redeemed and issued on the same day at the direction of several Authorized Participants, the trustee will record such reduction only if a net decrease in the aggregate par amount has occurred.

Paired Issuances

On any business day prior to the Final Scheduled Termination Date or an Early Termination Date, an Authorized Participant may effect a “Paired Issuance” by directing the Paired Trusts to issue additional shares in a minimum number of Up and Down MacroShares constituting at least one MacroShares Unit. If so directed by the Authorized Participant, the Up Trust and the Down Trust will issue additional Paired Shares to the Authorized Participant to satisfy its creation order. Paired Shares will always be issued by each of the Paired Trusts at the Per Share Underlying Value of these shares on the last calendar day preceding the relevant Issuance Date.

Although the number of Up MacroShares will increase with each issuance and decrease with each redemption by an Authorized Participant, the Up MacroShares you hold will always represent the same entitlement to the distributions made by the Up Trust, even though your proportionate share of the assets of that trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up MacroShares that are outstanding on any specified date.

To create a new MacroShares Unit, an Authorized Participant must place a creation order with the administrative agent by 4:00 p.m. New York City time on any business day. Any creation order that is not placed by or prior to that time may be rejected at the option of the Administrative Agent. The Authorized Participant will place its creation order on the Issuance Order Date and the Paired Issuance will be effected on the related Issuance Date. Each creating Authorized Participant must deliver to the administrative agent a creation order with the following information:

•

the Authorized Participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the creation order on behalf of the Authorized Participant; and

•

the number of MacroShares Units being created.

By 10:00 a.m. New York City time on the Issuance Date, the Authorized Participant must deposit immediately available funds in an amount equal to:

•

the aggregate Per Share Underlying Value of the Up MacroShares being created, as measured on the last calendar day preceding the Issuance Date;

•

the aggregate Per Share Underlying Value of the Down MacroShares being created, as measured on the last calendar day preceding the Issuance Date; and

•

a transaction fee of $2,000, payable directly to the trustee by the Authorized Participant to compensate the trustee for services rendered in effecting the Paired Issuance.

In the case of any Paired Issuance ordered on a Distribution Date or on the business day following a Distribution Date or on an Issuance Order Date that is separated from the related Issuance Date by one or more intervening non-business days, the amount that must be delivered by the Authorized Participant must also include the Up and Down Earned Income Accruals for each intervening day between the Issuance Order Date and the Issuance Date, as calculated on the basis of the Reference Value of the Index on each of these intervening days.

Creation orders for new MacroShares Units will be processed through a manual clearing process operated by DTC. By 3:00 p.m. New York City time on the Issuance Date, the administrative agent will instruct the trustee to deliver to the Authorized Participant’s account at DTC Up and Down MacroShares equal to the number of shares that were created in the Paired Issuance.

The trustee will deposit one-half of the aggregate funds received by it in connection with an issuance of Paired Shares into the Up Trust and the other half into the Down Trust, without regard to the Per Share Underlying Values at which the Up and Down MacroShares were issued, in order to preserve the one-to-one ratio of cash and treasuries on deposit in the Paired Trusts.

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Up and Down Aggregate Par Amount and settlement contracts will be settled if there is a net decrease in these Aggregate Par Amounts on any day that is both an Issuance Date and a Redemption Date. The trustee will cause the Paired Trusts to enter into one new settlement contract for each new MacroShares Unit that is created in a Paired Issuance on any Issuance Date that is not also a Redemption Date.

Following a Paired Issuance, the trustee will record an increase in the aggregate number of Up MacroShares and Down MacroShares that are outstanding. If MacroShares Units are being both issued and redeemed on the same day, at the direction of several Authorized Participants, the trustee will record an increase only if a net increase in the Up and Down Aggregate Par Amount has occurred.

In connection with any Paired Issuance, any Authorized Participant that creates a MacroShares Unit will be deemed to be an underwriter of the Paired Shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act. See “PLAN OF DISTRIBUTION.”

Book-Entry Registration

The Up MacroShares will be evidenced by one or more global certificates. We will deposit each global certificate representing the Up MacroShares with The Depository Trust Company in the United States or with Clearstream Banking, société anonyme or Euroclear Bank S.A./NV in Europe. We refer to The Depository Trust Company as “DTC,” Clearstream Banking, société anonyme as “Clearstream” and the Euroclear system operated by Euroclear Bank S.A./NV as “Euroclear.” Each global certificate will be registered in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global certificate may be held directly or indirectly through DTC, Clearstream or Euroclear. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Bank) will act as the relevant depositary for Euroclear. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global certificate to those persons may be limited.

Shareholders who are not participants may beneficially own interests in a global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as “indirect participants.” So long as Cede & Co., as the nominee of DTC, is the registered owner of a global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificates. Except as provided below, owners of beneficial interests in a global certificate will:

•

not receive physical delivery of certificates in definitive registered form; and

•

not be considered holders of the global certificate.

The trustee will make distributions on the shares to Cede & Co., as the registered owner of the global certificate, by wire transfer of immediately available funds on each Distribution Payment Date and on each settlement date for Paired Optional Redemptions. We and the trustee will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to the book-entry certificates. We and the trustee will not be responsible or liable for errors in payments made on account of the book-entry certificates, unless such error in payment was caused by an instruction error originating from us or the trustee.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant global certificate in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream participants may not deliver instructions directly to depositaries for Euroclear or Clearstream.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global certificates among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. DTC has advised us that it will take any action permitted to be taken by a holder of shares, including the presentation of shares for redemption or exchange, only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited, and only in respect of those shares represented by the global certificates as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•

a limited purpose trust company organized under the laws of the State of New York and a member of the Federal Reserve System;

•

a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•

a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream Banking, société anonyme, Luxembourg, has advised us that it is:

•

incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository; and

•

subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.

Clearstream holds certificates for its participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in the accounts of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream, will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear Bank S.A./NV has advised us that it is:

•

licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis; and

•

regulated and examined by the Belgian Banking and Finance Commission.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery and payment. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in a global certificate among participants. However, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures and may discontinue these procedures at any time.

We will issue the shares in definitive certificated form, which we refer to as “Definitive Certificates,” if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global certificate may be exchanged for Definitive Certificates upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that shares shall no longer be represented by global certificates, in which case we will issue shares in definitive form in exchange for the global certificates.

Termination Triggers

Following the occurrence of specified events, which we refer to as “Termination Triggers,” the income distribution agreement and the settlement contracts will automatically terminate and the trustee will redeem all of the Paired Shares on the next scheduled Distribution Date. Upon obtaining knowledge or receiving notice of the occurrence of a Termination Trigger, we will file a Form 8-K disclosing the Termination Trigger pursuant to Regulation FD. The following events will constitute Termination Triggers:

•

S&P fails to publish the S&P/Case-Shiller Composite-10 Home Price Index or S&P fails to make the Reference Value of the Index available to the Paired Trusts for purposes of calculating Underlying Value, in either case, for 3 consecutive Index Publication Days;

•

on any Index Publication Day, the S&P/Case-Shiller Composite-10 Home Price Index rises to or above [265.13], at which point the Up Trust would be entitled to approximately 85% of the Down Trust’s assets under the settlement contracts, or the S&P/Case-Shiller Composite-10 Home Price Index falls to or below [106.98], at which point the Down Trust would be entitled to approximately 85% of the Up Trust’s assets under the settlement contracts, and remains at or above this value or at or below this value, as applicable, for the next two (2) consecutive Index Publication Days;

•

either of the Paired Trusts becomes required to register as an “investment company” under the Investment Company Act of 1940, as amended;

•

either of the Paired Trusts becomes a commodities pool that is subject to regulation under the Commodity Exchange Act, as amended;

•

the Up MacroShares and/or the Down MacroShares are delisted by NYSE Arca;

•

DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of a depository for the Paired Trusts;

•

the administrative agent resigns or is unable to perform its duties under one or both of the Trust Agreements, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the Trust Agreements;

•

we elect to terminate the Up Trust and 66 and 2/3% of the holders of the Up Trust and the Down Trust, each voting as a separate class consent to such termination;

•

either of the Paired Trusts is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

•

we determine in our good faith discretion that there is a material risk that the Up Trust is subject to withholding tax liability, and we elect to terminate the Paired Trusts;

•

either of the Paired Trusts becomes undercollateralized, as measured on any Distribution Date prior to the making of any payments or distributions on that Distribution Date and without taking into account the rights and obligations of the Paired Trusts under the income distribution agreement and the settlement contracts, such that the amount of cash on deposit in the affected trust is equal to 90% or less of the cash on deposit in the other trust;

•

the amount of cash and treasuries on deposit in the Up Trust or the Down Trust is reduced to less than ten (10) million dollars on any business day; and

•

the amount of cash and treasuries on deposit in the Up Trust and/or the Down Trust is less than fifty (50) million dollars on any business day and we elect, in our discretion, to terminate the Paired Trusts.

The administrative agent will be responsible for notifying us and the trustee of the occurrence of the Termination Triggers that result from a specified increase or decrease in the underlying value of the Up Trust, the cessation of the publication of the S&P/Case-Shiller Composite-10 Home Price Index or its being made unavailable to the Paired Trusts, the delisting of the Up MacroShares, the resignation of the administrative agent or its bankruptcy, the consent of the Up and Down Trust shareholders to an early termination of the Paired Trusts following our election to effect such termination or if the total assets of either or both of the Paired Trusts are less than $50 million. The trustee, upon obtaining knowledge of the occurrence of any of the other Termination Triggers described above, will be responsible for notifying us and the administrative agent of such occurrence.

On the Early Termination Date, the trustee will cause the Paired Trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the Underlying Value of each Paired Trust on the calendar day preceding the Early Termination Date. In the case of any Termination Trigger that occurs after the expiration of a specified number of days, if these days occur over the course of two different Calculation Periods, the Early Termination Date will not occur until the Distribution Date that follows the second Calculation Period. In the case of the Termination Trigger related to the undercollateralization of one of the Paired Trusts, an Early Termination Date will occur on the same Distribution Date on which the Termination Trigger occurred. The Underlying Value on the last calendar day preceding the Early Termination Date may be higher or lower than the Underlying Value at the time when the Termination Trigger occurred, as described under “RISK FACTORS — The return on your shares is uncertain — The paired trusts may terminate early.” This Final Distribution will be determined as described above under “— Final Distribution.” Upon receipt of this Final Distribution, all of the Up and Down MacroShares will be considered to be redeemed. After all funds on deposit in the Paired Trusts have been distributed to the holders of the Paired Shares, the trustee will liquidate the Paired Trusts.

Authorized Participants may continue to direct Paired Optional Redemptions and Paired Issuances at the Per Share Underlying Value of the shares being redeemed or created after the occurrence of a Termination Trigger related to a decrease in the Underlying Value of the Up Trust to 15% or less of the assets that trust holds on deposit or an increase in that Underlying Value to 185% or more of the assets it holds on deposit. The last creation or redemption order may be placed on the last business day prior to the Early Termination Date that will follow the occurrence of the Termination Trigger.

Any payments under the income distribution agreement and the settlement contracts and any Quarterly or Final Distribution to be made by either of the Paired Trusts may be subject to delays pending the resolution of bankruptcy proceedings if the relevant Termination Trigger was the voluntary or involuntary bankruptcy of either of the Paired Trusts.

Listing

On the Closing Date, the Up MacroShares will be listed and eligible for trading on NYSE Arca under the symbol “[  ].” However, there is no assurance that the shares will continue to be eligible for trading on NYSE Arca during the entire time they remain outstanding.

DESCRIPTION OF THE HOUSING MARKET

Introduction

The housing market discussed in the following paragraphs encompasses the market for the sale and purchase of housing units in the United States.  The following paragraphs do not discuss the market for the renting of real estate, except insofar as it relates to the purchase of real estate.  Much of the information in the following paragraphs was taken from “Understanding Recent Trends in House Prices and Home Ownership,” by Robert J. Shiller, published in August of 2007, and available at http://www.macromarkets.com/about_us/real_estate.shtml (referred to herein as “Understanding Recent Trends in House Prices).

How purchases and sales of homes are accomplished

When the decision has been made to purchase or sell a housing unit, the transaction itself is usually a complicated affair. Often both parties will be represented by a real estate agent, and often the home price will be negotiated. The purchaser will usually make a down payment, ranging anywhere from 5% to 20%. The rest of the purchase price will generally be financed by a mortgage, a borrowing made by the home purchaser using the newly purchased home as collateral. Additional up-front payments will usually include various closing costs, which include fees for credit reports, title searches, sales commissions, property taxes and other adjustments, and certain advance payments on the mortgage.

The mortgage may be obtained directly from a bank or through a mortgage broker. According to “Demographic Trends in the 20th century,” a Census 2000 Special Report published by the U.S. Census Bureau in November of 2002 (hereinafter referred to as the “Census 2000 Special Report”), changes in the mortgage financing system have been one of the main causes of increased levels of homeownership in the United States. In Understanding Recent Trends in House Prices, Shiller cites an increase in amortization periods from twenty to thirty years as one of the driving factors behind the housing construction boom of the 1950s. The practice of mortgage securitization, by which mortgages are sold on the secondary market, pooled into securitization vehicles and sold to investors as mortgage-backed securities, has increased the efficiency of the mortgage market by giving originators access to the capital markets and allowing risk to be spread efficiently: this has created greater access and more efficient pricing of mortgages. More recent mortgage innovations include adjustable rate mortgages, in which the rate of interest changes over the course of the mortgage, usually with an introductory rate that after a fixed period switches to a floating rate; buy-down mortgages in which greater payments are made up front in return for a reduction in interest rate over the first few years, and graduated payment mortgages, in which payments gradually increase over a set period (often five years) at the beginning of the mortgage, with initial payments often not being enough to cover the interest accrued (a situation referred to as “negative amortization”). Many of these mortgages have been used to extend loans to individuals with lower credit ratings than traditional mortgage borrowers, with mortgages made to such borrowers being referred to as “subprime” and “near-prime” mortgages (another term for near-prime mortgages is “alt-A”).  According to the Federal Reserve Bulletin of December 2007, 20 percent of home mortgages in 2006 were subprime and 13 percent were near prime.

Recently, the subprime and near-prime mortgage markets have seen dramatic increases in delinquency rates. According to Federal Reserve Chairman Ben Bernanke in testimony before Congress on September 20, 2007, about fifteen (15) percent of subprime mortgages were in default as of July 2007, a threefold rise over two years, and three (3) percent of near prime mortgages were in default, up from one (1) percent in 2006. Foreclosures on homes reached levels of 320,000 during the first two quarters of 2007, up from an average of 225,000 during the previous six years. Many mortgage-backed securities have experienced downgrading by rating agencies or have been subject to default, and many investors in mortgage. The affect on the future availability of mortgages, and thus upon the housing market itself, is unclear, depending in part upon potential congressional responses to the situation.

Housing as an investment

The decision to purchase a home is both an investment and a consumption decision. Consumption expenditures allocated to housing include the rents paid for tenant-occupied housing and implied rents for owner-occupied housing. Statistics show that housing expenditures have remained constant from 1929 to 2007 at around one-sixth of consumption expenditures in total, with a brief dip during the Second World War. However, residential investment in GDP, which includes all construction related to housing, is an extremely volatile component of GDP, closely tracking growth periods and recessions in the general economy. This indicates that people tend to consume housing at the same rate, and during times of increasing rates of homeownership, are making the decision to switch from renting to buying similarly valued properties.

The value of housing consists of both the value of the housing unit itself, or “structure prices”, and the value of the land on which the housing unit is situated. Traditionally, housing prices were viewed as being dominated by structure prices. Increases in housing costs were though to be driven primarily by increases in the cost of construction materials (such construction materials today may consist of items such as gypsum wallboard, 5/8-inch plywood and 2x4 common lumber). Land prices accounted for only 15% of the value of a home in 1930. However, by 2006, land prices accounted for 46% of such value, possibly due to increase competition for premium home locations with reasonable access to good schools, jobs and other urban amenities, and possibly due to restrictive zoning practices artificially limiting the amount of land that can be developed into residences. It is unclear whether this increasing value of land reflects a permanent shift or instead will decrease as individuals substitute away from existing high-density urban areas towards new ones, or by economizing existing land through the development of high-rise multi-family structures.

According to Shiller, the market for housing is inefficient, and show enormous momentum from year to year. Shiller attributes this to the high transaction costs associated with housing, which prevent arbitrageurs from exploiting the inefficiency. Also, trends in housing tend to be long, and downward trends are often muted at first, or disguised by noise, due to the ability of individuals to withdraw their homes from the market instead of selling. According to the Federal Reserve Bank of Dallas, as of October 2005, statistics showed that homes tend to be far less liquid than stocks, for example, with an annual turnover rate of 4 percent for homes as opposed to 100 percent for stocks. According to Cynthia Agnell and Norman Williams writing for the Federal Deposit Insurance Corporation, in economic terms, housing prices tend to be “sticky downward”.

Government involvement in the housing market

The decision to rent or buy has long been viewed as having political ramifications. Commentators attributed low homeowning rates in the Southern United States to be partially responsible for the civil war; home ownership has been viewed as responsible for making households more invested in and involved in their government when they own real estate that they wish to protect. Data on the matter may be inconclusive, however the federal government has supported home ownership in various ways, including through the tax code, through Government-Sponsored Enterprises (GSEs). The government has also enacted consumer protection legislation aimed at homebuyers, and programs aimed at insuring and guaranteeing or even directly providing loans to certain homeowners.

The tax code and GSEs

Homeowners are allowed deductions from federal income tax for both mortgage interest and property taxes. Since many local jurisdictions assess property taxes and since most homeowners finance their homes through mortgages, these features of the tax code effectively act as subsidies, reducing the after tax costs of owning versus renting significantly.

Additionally, the government has intervened in the mortgage market through the use of several GSEs, including the Federal Home Loan Mortgage Corporation (“Freddie Mac”) the Federal National Mortgage Association (“Fannie Mae”), and the Government National Mortgage Association (“Ginnie Mae”), and the twelve Federal Home Loan Banks. The government created Fannie Mae in 1938 in order to create liquidity in the mortgage market; in 1968, Fannie Mae was privatized, meaning that it is now owned by private shareholders, although it still has a federal charter and the same public mission. Ginnie Mae, which is owned by the U.S. government, was created at the same time in order to provide liquidity to government insured and guaranteed loans (this had previously been included in Fannie Mae’s responsibilities prior to 1968). In 1970, Freddie Mac was formed in order to provide competition to Fannie Mae; it, like Fannie Mae, is a private shareholder-owned corporation with a federal charter.

Fannie Mae, Freddie Mac and Ginnie Mae all use a similar strategy in order to generate liquidity and transparency in the housing market. Each organization purchases mortgages in the secondary mortgage market from originators, or participants in the primary mortgage market, thereby providing the primary lenders funds for future mortgages and relieving those primary lenders of the risk of default. In order to be purchased, these loans must meet underwriting and product standards, and must also be beneath a certain size limit which is set annually based on average home prices; mortgages below this size limit are “conforming,” and those above are “non-conforming.” These mortgages are then securitized into mortgage-backed securities and sold on the capital markets, spreading the risk of the mortgages among investors and providing funds for further purchases of mortgages. The GSEs are regulated by the U.S. Department of Housing and Urban Development (“HUD”), which regulates the housing mission of the GSEs, and the Office of Federal Housing Enterprise Oversight (“OFHEO”), which regulates their safety and soundness through the monitoring and enforcement of capital standards. HUD has established goals for affordable housing levels, requiring that a certain percentage of mortgages purchased by GSEs support financing for low and moderate income families. The Federal Home Loan Banks use a slightly different strategy whereby advances are made to primary mortgage lenders; the Federal Home Loan Banks then consolidate these advances into Consolidated Obligations for sale on the debt markets.

The GSEs are major players in the secondary mortgage market, though by no means have a monopoly, as many private institutions perform a similar function. Only Ginnie Mae has an explicit federal government guarantee of the repayment of its securities, but some consider Freddie Mac and Fannie Mae to possess an implicit guarantee, on the theory that the federal government would not allow either entity to fail. In the first quarter of 2008, Fannie Mae experienced losses of $2.2 billion dollars.

Government loan programs

Certain federal programs provide for the federal government to guarantee mortgage loans for certain homeowners. These include:

•

Federal Housing Administration (FHA) loans: These loans are extended to low-income and moderate-income families with good credit who do not meet all the requirements of conventional loans. They allow for a lower down payment of three percent (3%) and other upfront costs and are useful for households with less available cash.

•

Veterans Administration (VA) loans: These loans are extended to eligible veterans for the purchase of a home. They allow for no down payment, lower interest rates because of the government guaranty and a loan amount up to 100% of the appraised value of the home.

•

U.S. Department of Housing and Urban Development (HUD): When homeowners default on an FHA-guaranteed mortgage, HUD will foreclose on the home and sell it at auction. HUD also has a variety of programs aimed at encouraging homeownership among certain segments of the population, such as public servants and Hurricane Katrina evacuees.

Laws protecting homebuyers

The following is a list, taken from Ginnie Mae’s website (www.ginniemae.gov), of various regulations and laws governing the rights of homebuyers, with each provided a brief description of its function:

•

Consumer Credit Protection Act (1960) - Guarantees confidentiality of credit reports and allows consumers to correct inaccurate information in their reports.

•

Equal Credit Opportunity Act of 1975 (ECOA) - Prohibits the discrimination in any credit action based on race, sex, marital status, color, religion, age, handicap, or national origin.

•

Equal Housing Opportunity - Prohibits housing discrimination based on race, sex, marital status, color, religion, age, handicap, family status or national origin.

•

Fair Housing Act - Prohibits the discrimination based on race, sex, marital status, handicap, or national origin in any real estate transaction.

•

Federal Consumer Credit Protection Act (commonly known as the Truth in Lending Act) (1969) - Requires that lenders disclose the actual terms and conditions of a loan before an applicant commits to the loan.

•

Home Mortgage Disclosure Act (1975) - Provides information to help determine whether public institutions are assisting the housing needs of their communities and neighborhoods.

•

Real Estate Settlement Procedures Act of 1974 (RESPA) - Encouraging homeownership through consumer protection, this act regulates certain lending actions related to closing/settlement. Some of its provisions are:

o

RESPA requires lenders to provide buyers a good faith estimate of the cost of the loan, including disclosure of the Annual Percentage Rate (APR).

o

RESPA requires lenders to provide buyers with general information about settlement costs.

o

Lenders must provide buyers with a copy of the Mortgage Servicing Disclosure Statement, regarding loan servicing and transfer.

o

Within three days after receiving the loan application, lenders must provide the buyer with an estimate of closing costs and monthly payments.

o

RESPA provides the borrower the opportunity to see the HUD-1 Settlement Statement one day before the actual settlement.

o

Prohibits kickbacks between Real Estate professionals for referrals and prohibits fee-splitting and receiving unearned fees for services not rendered.

•

Regulation B of the Consumer Credit Protection Act - Requires lenders to inform potential borrowers of any adverse actions taken on their loan applications.

•

Regulation Z - Includes regulations related to consumer credit disclosures identified in the Consumer Credit Protection Act.

•

Veterans Housing Benefits Act (1978) - Increases the housing benefits for eligible veterans including increased loan amounts.

Interventions in the housing market prompted by the subprime mortgage loan crisis

The rise in defaults on subprime mortgages has prompted several legislative initiatives at the federal level, and may prompt further legislation in the future. The Mortgage Forgiveness Debt Relief Act of 2007, which according to the official White House website (www.whitehouse.gov) creates a three-year window for homeowners to refinance their mortgages and pay no taxes on any debt forgiveness that they receive, was signed into law in December 2007. The FHA Rescue and Neighborhood Stabilization (H.R. 3221 and 5818), a recent legislative initiative passed through Congress on May 8, 2008, aims, among other things, to provide mortgage refinancing assistance through the FHA to homeowners in danger of default by allowing the homeowners to refinance into lower-cost government-sponsored mortgages. The initiative also aims to mitigate the impact of foreclosures by purchasing foreclosed homes and selling these homes to low-income families. Other interventions in the housing market have been proposed and may come to be enacted in the near future.

Demand for homeownership

Current housing supply

According to the U.S. Census Bureau website (www.census.gov), as of the fourth quarter of 2007, 67.9 percent of households were owner-occupied. This marks a decrease from a rate of 68.2 percent in the third quarter of 2007, and from a rate of 68.9 percent in the fourth quarter of 2006. The homeowner vacancy rate was 2.8 percent nationally in the fourth quarter of 2007, which was not statistically different than the homeownership rate in the third quarter of 2007 or the rate in the fourth quarter of 2006, which was 2.7 percent each.

Factors affecting demand

At the beginning of the twentieth century, according to the Census 2000 Special Report, the majority of households were occupied by renters. Starting in 1950, this situation reversed, and over the course of the last century and the early years of this one, homeownership has climbed. The Census 2000 Special Report cites economic prosperity, changes in the mortgaging financing system and corresponding increases in the proportion of households for whom homeowning was affordable as contributing factors to these trends. The current boom in home prices, dating from 1995, has been accompanied by a significant increase in the rate of home ownership.

Demand for homeownership rises for various interrelated reasons. Economic growth increases the wealth and size of a population which in turn can increase the number of potential homeowners, and conversely economic contraction can reduce this number. Cycles in residential investment tend to bear out this pattern; residential investment is a measure of the economic activity resulting from the construction of new single family homes, construction of new housing units in multifamily structures, and “other structures”, which include brokerage fees and home improvements. In Understanding Recent Trends in Home Prices, Shiller states that cycles in residential investment as a percentage of GDP correspond closely to the nine recessions the country has experienced since 1950. Additionally, monetary policy, in the form of interest rates set by the Federal Reserve, is considered an important factor in determining demand, as these rates have the potential to affect discount rates on mortgages and interest rates.

Demographic changes in the makeup of a population also play an important role in determining demand for homes, including both growth and decline in total population as well changes in a population’s age profile. According to the Federal Reserve Bank of San Francisco, home ownership tends to be relatively low for individuals in their twenties, but then increases, reaching high levels in the late thirties to early forties, and then increasing again after retirement (although these past patterns in home ownership are not necessarily predictive of future homeownership patterns). As individuals move into these peak homeowning years and then out into active adult and/or assisted living arrangements, home price can fluctuate. Another factor affecting demand may be a movement advocating cities such as Manhattan, which emphasize public transport, tall buildings, high population and cultural diversity. This movement may be related to the increasing demand, as shown by Christopher Leinberger (cited in Understanding Recent Trends in House Prices) for “walkable urban centers,” cities with attractions within walking distance of residential areas.

Shiller speculates that demand may also be driven by a “bubble” mentality, or a belief on the part of homebuyers that home prices will continue increasing and thus represent a good investment and will be more costly to purchase in the future.  Shiller points to the fact that the ratio between home prices and median household income has exceeded historical highs and that the rise in rents has only shown a 4% increase in real terms during the entire period from 1996 to 2006, whereas housing prices in many cities during that span have repeatedly increased by 10% annually.  According to Shiller, the only comparable boom in home prices occurred in 1950, and this was largely due to the suppression of home prices during World War II, the rapid increase in population due to the baby boom, and, potentially, a “bubble” mentality.

Supply of homes

Current housing supply

From 1940 to 2000, the number of housing units in the United States rose from 37.3 million to 115.9 million. As of the fourth quarter of 2007 there were an estimated 128.6 million housing units in the United States. This represented an increase over the previous quarter of 2.0 million total housing units, of which 0.9 million were owner-occupied. A total of approximately 75.2 million of these housing units were owner-occupied. This was down from the fourth quarter of 2006, when 75.8 million homes were owner-occupied.

Factors affecting supply

Supply may be affected by the cost of construction. The most important cost involved in construction is labor costs. From 1996 to 2006, labor costs have stagnated in real terms. Also important are material costs. Materials such as ½ -inch gypsum wallboard, 5/8 –inch plywood and 2x4 common lumber are key to construction, and have increased by 41%, increased by 9% and decreased by 32% in the time interval from 1996 to 2006.

The volume of new housing produced may also vary due to local governmental decisions regarding land use or zoning. “Growth control zoning” has been cited as a factor restricting the new supply of housing in California during the 1980s and thus contributing to the real estate boom in that area. Shiller notes in Understanding Recent Trends in Home Prices that the demand for “walkable urban centers” referenced above is not being met because of coordination problems and zoning restrictions.

The volume of new housing is influenced by other factors, including the constraints imposed by the physical geography of the area; for example, even though Phoenix has experienced great population growth, its location and policies allow many new homes to be built, which has kept demand from outstripping supply and prices down (until the boom of the late 1990s). Changes in price affect the supply of homes; higher prices will generally result in more construction and lower prices will generally result in less construction, although according to the Federal Reserve Bank of San Francisco, there is debate as to how “price-elastic” the supply of housing is, or, in other words, how responsive the supply of housing is to fluctuating prices. And the total supply of housing may also be affected by changes in the amount of housing for resale; in times of falling house prices, homeowners (or at least those not in default on their mortgage payments) have the option to withdraw their homes from the market if they feel the price being offered by buyers for their home is too low or if they cannot accept a loss on the sale of their home.

Historical Values of the S&P/Case-Shiller Composite-10 Home Price Index

The following table shows the monthly values for the S&P/Case-Shiller Composite-10 Home Price Index from January 1987 through March 2008. The results shown should not be considered representative of the Reference Value of the Index in the future nor should the results be viewed as being indicative of the future performance of the Up MacroShares.

	1987	1988	1989	1990	1991	1992	1993	1994
January	62.82	70.45	77.99	82.29	78.53	77.74	76.56	75.71
February	63.39	70.77	78.36	82.15	77.77	77.51	76.28	75.63
March	63.87	71.12	79.12	82.02	77.00	77.31	75.91	75.73
April	64.57	71.65	79.83	82.05	76.86	77.36	75.83	76.03
May	65.56	72.48	80.52	82.01	77.31	77.62	76.04	76.49
June	66.59	73.63	81.24	82.19	78.02	77.94	76.51	77.04
July	67.54	74.81	81.66	82.10	78.61	77.95	76.61	77.40
August	68.25	75.70	82.08	81.86	78.93	77.99	76.59	77.64
September	68.87	76.40	82.25	81.39	78.88	77.76	76.47	77.57
October	69.42	76.90	82.44	80.84	78.68	77.45	76.22	77.50
November	69.76	77.28	82.43	80.09	78.31	77.09	76.02	77.23
December	70.22	77.58	82.35	79.38	77.99	76.68	75.71	76.99

	1995	1996	1997	1998	1999	2000	2001	2002
January	76.82	76.56	78.08	82.70	90.06	100.00	114.58	123.93
February	76.64	76.44	77.98	83.13	90.48	100.81	115.45	124.45
March	76.38	76.49	78.29	83.87	91.31	102.24	116.69	125.92
April	76.36	76.84	78.76	84.69	92.55	104.01	117.94	127.95
May	76.60	77.33	79.42	85.77	93.69	105.98	118.94	130.33
June	76.94	77.78	80.25	87.03	95.10	107.83	120.03	132.76
July	77.26	78.10	80.86	88.14	96.28	109.02	121.01	135.04
August	77.47	78.36	81.41	89.01	97.31	110.07	121.99	137.04
September	77.43	78.37	81.57	89.58	97.99	110.90	122.89	138.62
October	77.26	78.36	81.83	89.80	98.48	111.75	123.46	140.12
November	76.95	78.23	81.98	89.76	98.94	112.60	123.78	141.26
December	76.68	78.12	82.31	89.82	99.51	113.56	123.64	142.18

	2003	2004	2005	2006	2007	2008
January	142.86	162.90	193.35	222.46	221.32	196.22
February	143.59	164.82	195.87	223.38	220.46	190.65
March	144.84	167.91	199.21	223.75	219.67	186.06
April	146.45	171.58	202.51	224.99	218.94
May	148.17	175.43	205.76	226.00	218.34
June	149.70	179.45	208.86	226.29	217.37
July	151.65	182.69	211.65	226.17	216.30
August	153.61	184.95	214.13	225.54	214.62
September	155.77	186.91	216.77	225.09	212.71
October	157.71	188.65	219.07	224.74	209.76
November	159.55	190.08	220.81	223.94	205.31
December	161.27	191.42	221.91	222.39	200.77

DESCRIPTION OF THE S&P/CASE-SHILLER HOME PRICE INDICES
AND THE S&P/CASE-SHILLER COMPOSITE-10 HOME PRICE INDEX

Overview of the S&P/Case-Shiller Home Price Indices and the S&P/Case-Shiller Composite-10 Home Price Index

The S&P/Case-Shiller Home Price Indices measure the change in housing prices in various geographical regions of the United States. They are calculated monthly and are publicly available for 20 major metropolitan areas (Metropolitan Statistical Areas or MSAs), which are also aggregated to form two composites – one comprising 10 of the metro areas, the other comprising all 20.

The S&P/Case-Shiller U.S. National Home Price Index (“the U.S. national index”) tracks the value of single-family housing within the United States. The index is a composite of single-family home price indices for the nine U.S. Census divisions and is calculated quarterly.

The indices measure changes in housing market prices given a constant level of quality. Changes in the types and sizes of houses or changes in the physical characteristics of houses are specifically excluded from the calculations to avoid incorrectly affecting the index value.

The indices measure changes in housing market prices given a constant level of quality. Changes in the types and sizes of houses or changes in the physical characteristics of houses are specifically excluded from the calculations to avoid incorrectly affecting the index value.

The monthly S&P/Case-Shiller Home Price Indices use the “repeat sales method” of index calculation – an approach that is widely recognized as the premier methodology for indexing housing prices – which uses data on properties that have sold at least twice, in order to capture the true appreciated value of each specific sales unit.

The S&P/Case-Shiller Home Price Indices originated in the 1980s by Case Shiller Weiss’s research principals, Karl E. Case and Robert J. Shiller. At the time, Case and Shiller developed the repeat sales pricing technique. This methodology is recognized as the most reliable means to measure housing price movements and is used by other home price index publishers, including the Office of Federal Housing Enterprise Oversight (OFHEO).

Eligibility Criteria

Inclusions and Exclusions. The S&P/Case-Shiller indices are designed to measure, as accurately as possible, changes in the total value of all existing single-family housing stock. The methodology samples all available and relevant transaction data to create matched sale pairs for pre-existing homes.

The S&P/Case-Shiller indices do not sample sale prices associated with new construction, condominiums, co-ops/apartments, multi-family dwellings, or other properties that cannot be identified as single-family.

The factors that determine the demand, supply, and value of housing are not the same across different property types. Consequently, the price dynamics of different property types within the same market often vary, especially during periods of increased market volatility. In addition, the relative sales volumes of different property types fluctuate, so indices that are segmented by property type will more accurately track housing values.

Index Construction

Approaches. The S&P/Case-Shiller Home Price Indices are based on observed changes in home prices. They are designed to measure increases or decreases in the market value of residential real estate in 20 defined MSAs and three price tiers – low, middle and high. In contrast, the indices are, specifically, not intended to measure recovery costs after disasters, construction or repair costs, or other such related items.

The indices are calculated monthly, using a three-month moving average algorithm. Home sales pairs are accumulated in rolling three-month periods, on which the repeat sales methodology is applied. The index point for each reporting month is based on sales pairs found for that month and the preceding two months. For example, the December 2005 index point is based on repeat sales data for October, November and December of 2005. This averaging methodology is used to offset delays that can occur in the flow of sales price data from county deed recorders and to keep sample sizes large enough to create meaningful price change averages.

Index Calculations. To calculate the indices, data are collected on transactions of all residential properties during the months in question. The main variable used for index calculation is the price change between two arms-length sales of the same single-family home. Home price data are gathered after that information becomes publicly available at local recording offices across the country. Available data usually consist of the address for a particular property, the sale date, the sale price, the type of property, and in some cases, the name of the seller, the name of the purchaser, and the mortgage amount.

For each home sale transaction, a search is conducted to find information regarding any previous sale for the same home. If an earlier transaction is found, the two transactions are paired and are considered a “repeat sale.” Sales pairs are designed to yield the price change for the same house, while holding the quality and size of each house constant.

All available arms-length transactions for single-family homes are candidates for sale pairs. When they can be identified, transactions with prices that do not reflect market value are excluded from sale pairs. This includes: 1) non-arms-length transactions (e.g., property transfers between family members); 2) transactions where the property type designation is changed (e.g., properties originally recorded as single-family homes are subsequently recorded as condominiums); and 3) suspected data errors where the order of magnitude in values appears unrealistic.

Each sales pair is aggregated with all other sales pairs found in a particular MSA to create the MSA-level index. The 10 and 20 Metro Area Indices are then combined, using a market-weighted average, to create the Composite of 10 and the Composite of 20.

The Weighting of Sales Pairs

The indices are designed to reflect the average change in all home prices in a particular geographic market. However, individual home prices are used in these calculations and can fluctuate for a number of reasons. In many of these cases, the change in value of the individual home does not reflect a change in the housing market of that area; it only reflects a change in that individual home. The index methodology addresses these concerns by weighting sales pairs.

Different weights are assigned to different changes in home prices based on their statistical distribution in that geographic region. The goal of this weighting process is to measure changes in the value of the residential real estate market, as opposed to atypical changes in the value of individual homes. These weighting schemes include:

Price Anomalies. If there is a large change in the prices of a sales pair relative to the statistical distribution of all price changes in the area, then it is possible that the home was remodeled, rebuilt or neglected in some manner during the period from the first sale to the second sale. Or, if there were no physical changes to the property, there may have been a recording error in one of the sale prices, or an excessive price change caused by idiosyncratic, non-market factors. Since the indices seek to measure homes of constant quality, the methodology will apply smaller weights to homes that appear to have changed in quality or sales that are otherwise not representative of market price trends.

High Turnover Frequency. Data related to homes that sell more than once within six months are excluded from the calculation of any indices. Historical and statistical data indicate that sales made within a short interval often indicate that one of the transactions 1) is not arms-length, 2) precedes or follows the redevelopment of a property, or 3) is a fraudulent transaction.

Time Interval Adjustments. Sales pairs are also weighted based on the time interval between the first and second sales. If a sales pair interval is longer, then it is more likely that a house may have experienced physical changes. Sales pairs with longer intervals are, therefore, given less weight than sales pairs with shorter intervals.

Initial Home Value. Each sales pair is assigned a weight equal to the first sale price to ensure that the indices track the aggregate/average value of all homes in a market.

Index Governance

The S&P/Case-Shiller Home Price Indices are maintained and governed by the S&P/Case-Shiller Index Committee. The Index Committee members are drawn from S&P, Fiserv Fulfillment Services, Inc. and leading industry experts; S&P designates the Index Committee Chairman. The Index Committee has complete discretion to determine how the indices are calculated. In addition, the Index Committee may revise index policy covering rules for selecting houses to be considered for the index and extraordinary events, such as natural disasters, that may result in special consideration in the index in any given month. S&P considers information about changes to the S&P/Case-Shiller Home Price Indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

For more on the index construction process, pairing sales, controlling data quality, index maintenance, and the repeat sales methodology, see the “S&P/Case-Shiller Home Price Indices: Index Methodology” document, available at http://www.macromarkets.com.

Fluctuations in the S&P/Case-Shiller Composite-10 Home Price Index will result from changes in the market value of the single-family homes in the ten metropolitan areas from which data for the index is drawn.  For macroeconomic factors that have a significant impact on the value of the homes which comprise the S&P/Case-Shiller Composite-10 Home Price Index, see “RISK FACTORS - The rate of home price appreciation in the geographies covered by the S&P/Case-Shiller Composite-10 Home Price Index is variable in the short-term and is difficult to predict in the long-term; many contingent factors may influence prices of single-family, detached homes in the geographies covered by S&P/Case-Shiller Composite-10 Home Price Index.” By virtue of your investment in the Up MacroShares, you will be directly exposed to the risks and uncertainties associated with single-family home prices in the geographies covered by the S&P/Case-Shiller Composite-10 Home Price Index. Neither we nor the underwriter, the trustee, or any of their respective affiliates, will be responsible for the performance of the S&P/Case-Shiller Composite-10 Home Price Index or will make any representation or any guarantee with respect to the level of the S&P/Case-Shiller Composite-10 Home Price Index as of the date on which the final distribution (or a partial redemption distribution) is made on any of your Up MacroShares.

The S&P/Case-Shiller Composite-10 Home Price Index

Calculating the S&P/Case-Shiller Composite-10 Home Price Index History. Calculating history for the composite indices requires setting the base periods for weights and the aggregate values of single-family housing stock for those periods. Since the decennial U.S. Census currently provides the only reliable counts of single-family housing units for metro areas, the years 1990 and 2000 were chosen as the base periods. The housing stock measures used to calculate the aggregate value of single-family housing (for both 1990 and 2000) are the U.S. Census counts for the metro areas.

Table 1: Current Normalized Composite Weights for the S&P/Case-Shiller Composite-10 Home Price Index

2000
Boston	0.07412188
Chicago	0.08886762
Denver	0.03682453
Las Vegas	0.01480245
Los Angeles	0.21161961
Miami	0.04986164
New York	0.27239040
San Diego	0.05513356
San Francisco	0.11787881
Washington, D.C.	0.07849949

Source: Standard & Poor’s (S&P/Case-Shiller Home Price Indices Methodology), Fiserv

For more on the index construction process, pairing sales, controlling data quality, composite construction, index maintenance, and the repeat sales methodology, see the “S&P/Case-Shiller Home Price Indices: Index Methodology” document, available at http://www.macromarkets.com.

WE, MACROMARKETS LLC, THE PAIRED TRUSTS, OUR RESPECTIVE AFFILIATES AND OUR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, TRUSTEES, EMPLOYEES, ATTORNEYS AND ADVISORS (i) ARE NOT RESPONSIBLE FOR, DO NOT HAVE ANY INVOLVEMENT WITH, AND ARE NOT LIABLE FOR ANY LOSSES TO YOU RESULTING FROM, THE METHODOLOGIES USED IN CALCULATING AND THE ACTUAL CALCULATION OF THE S&P/CASE-SHILLER COMPOSITE-10 HOME PRICE INDEX, AND (ii) WE ARE NOT LIABLE FOR ANY LOSSES TO YOU FOR ANY REVISIONS TO THE CALCULATION METHODOLOGY FOR THE INDEX, ANY ALLEGED OR ACTUAL INACCURACIES OR INHERENT LIMITATIONS OF THE INDEX, ANY DELAYS IN ITS PUBLICATION, ANY ERRORS IN THE UNDERLYING DATA USED TO CALCULATE THE INDEX, OR THE IMPACT OF ANY OF THE FOREGOING FACTORS ON THE YIELD REALIZED BY YOU AS A HOLDER OF THE UP MACROSHARES OR OTHERWISE.

NONE OF S&P, ITS AFFILIATES OR ANY OF THEIR THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P/CASE-SHILLER COMPOSITE – 10 HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN, OR ANY COMMUNICATIONS RELATED THERETO.  S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS OF THE DISSEMINATION OF THE S&P/CASE-SHILLER COMPOSITE – 10 HOME PRICE INDEX. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P/CASE-SHILLER COMPOSITE – 10 HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

DESCRIPTION OF THE UP TRUST ASSETS

General

The assets of the Up Trust will consist of cash and the treasuries and repurchase agreements on treasuries in which it will invest its cash from time to time, the trust’s rights under the income distribution agreement, the settlement contracts, the Up Trust Agreement, the MacroShares Licensing Agreement, the S&P Sublicensing Agreement and trust accounts established and held by the trustee for the benefit of the Up Trust. The Up Trust’s rights under its Trust Agreement and under the MacroShares Licensing Agreement will be valued at zero for purposes of calculating the Underlying Value of the Up Trust.

United States Treasury Obligations

On each Distribution Date, each Issuance Date, and any other date on which there is cash on deposit in the Paired Trusts that is not required to make payments under the income distribution agreement or the settlement contracts or to make Quarterly or Final Distributions to shareholders, all such cash will be invested by the trustee, acting in accordance with the directions of the administrative agent and on behalf of each Paired Trust, in bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which mature prior to the next scheduled Distribution Date, and which we refer to as “eligible treasuries.” Cash will also be invested in agreements for the sale and repurchase of, and collateralized by, U.S. Treasury securities, which qualify as “eligible repos,” because (i) they are entered into with a seller that is bank with at least one billion U.S. dollars in assets or a registered securities dealer that is deemed creditworthy by the administrative agent, (ii) they terminate within 24 hours following their execution, (iii) they are denominated in U.S. dollars, and (iv) they are “collateralized fully,” meaning that (A) the value of the assets collateralizing the repo (less transaction costs, including loss of interest, that the trusts reasonably could expect to incur if the seller were to default) is, and during the entire term of the repo remains, at least equal to the resale price payable by the seller under the repo, (B) title to the underlying collateral assets passes to the trust or, if the asset transfer is recharacterized as a secured loan, the trust will have a perfected first priority security interest in the assets securing the seller’s obligations, (C) such assets are held by a custodian bank for the benefit of the trusts during the term of the repo, (D) such assets consist entirely of U.S. Treasury obligations, and (E) upon the insolvency of the seller, the repo would qualify under a provision of applicable insolvency law providing an exclusion from any automatic stay of creditors’ rights against the seller. We collectively refer to eligible treasury securities and eligible repos as “treasuries” in this prospectus.

The Paired Trusts will invest their cash in eligible treasuries and eligible repos in order to generate income to pay the fees and expenses of each of the Paired Trusts and to generate income to shareholders from cash on deposit in each of the Paired Trusts that is not immediately needed for other purposes. The Paired Trusts will hold a portion of their trust assets in eligible overnight repos, because these agreements mature and convert to cash within one day, which will make it possible for the Paired Trusts to have sufficient cash available on each day to be able to effect any Paired Optional Redemptions ordered on that day in cash rather than by delivering treasuries. The administrative agent will initially direct the trustee to invest a maximum of 35% of the assets of each Paired Trust in eligible repos. On every other Distribution Date, the administrative agent will be required to use commercially reasonable efforts to direct the investment of the trust’s funds in such a manner that the percentage of assets held in eligible repos will be equal to 10% plus the highest actual percentage of Up MacroShares that was redeemed on any one Redemption Date, relative to the total number of outstanding Up MacroShares on that Redemption Date, during the preceding twelve months.

The eligible sale and repurchase agreements which the administrative agent will select on behalf of the Paired Trusts will be entered into by the trustee, on behalf of the applicable trust, acting as the “buyer,” and a bank or securities dealer that will act as the “seller.” The seller will transfer U.S. Treasury securities to the applicable trust in exchange for a cash payment by the trust and such seller will promise to repurchase these securities within 24 hours of the execution of the agreement. The seller must deliver to the trust U.S. Treasury securities with a market value, as measured on the date of transfer and discounted by the expected transaction costs which would be incurred if the trust had to liquidate such collateral following a default by the seller, that is at least equal to the repurchase price specified in such repurchase agreement. The repurchase price for the U.S. Treasury securities will be equal to the purchase price paid by the trust plus an additional amount, which will constitute the implicit interest that will be earned by the trust on the repo. Upon payment of the repurchase price, legal title to the underlying U.S. Treasury securities will be transferred back to the seller. However, the administrative agent expects to “roll-over” the cash proceeds of each day’s repos into new overnight repos if these proceeds are not needed to effect redemptions. Accordingly, the U.S. Treasury securities that collateralize the repos will remain in the possession of the Paired Trusts until the repo arrangement with a particular seller is terminated. In the event that a seller were to default on its obligation to repurchase the U.S. Treasury securities from a trust, the trustee, acting on behalf of the applicable trust would be required to deliver a notice of default to the seller and, following the delivery of that notice, the trustee would be entitled to pursue any remedies permitted under the terms of the eligible repo, including retaining the U.S. Treasury securities that were transferred under the eligible repo. Following a seller default, the trust will have to liquidate these securities and will incur transaction costs and be exposed to market risk in connection with such liquidation. See “RISK FACTORS — The paired trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.”

The principal terms of the eligible repos will be set forth in the Global Master Repurchase Agreement (September 1996 version) prepared and updated from time to time by The Bond Market Association. These terms will include (1) the delivery obligations of the seller, (2) the method of valuation of the U.S. Treasury securities that will collateralize the repo, and (3) rights and obligations of each party in the event of a default by the seller. The master agreement will be supplemented by a written confirmation setting forth the pricing terms for the repo which will be negotiated on behalf of the Paired Trusts by the administrative agent. The pricing terms will consist of the term of the repo, which will always be overnight, and the repurchase price or implicit yield to be earned by the applicable trust on the repo. Yield rates on repos are determined by the supply and demand for money, as reflected in the Federal funds rate, as well as the term of the repo and the creditworthiness of the seller; these rates do not depend upon the rates on the underlying U.S. Treasury securities. The administrative agent will enter into eligible repos in accordance with the acquisition guidelines described below.

On each Distribution Date, except for the Final Scheduled Termination Date or an Early Termination Date, the administrative agent will direct the trustee to reinvest the proceeds received upon the maturity of the Up and Down Trust’s treasuries in new treasuries in the amount described under “DESCRIPTION OF THE UP MACROSHARES — Quarterly Distributions.” The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each Paired Issuance and the maturity proceeds of any treasuries that mature during the Calculation Period. On the Final Scheduled Termination Date or an Early Termination Date, all of the proceeds of the treasuries in the Paired Trusts will be used to make final payments under the settlement contracts and a Final Distribution on each Paired Share. On any Redemption Date for all or any portion of the outstanding Paired Shares that is also a Distribution Date, all or the allocable portion of the cash in the Paired Trusts will be used to make final payments under the settlement contracts being settled and these proceeds will then be delivered to the Authorized Participants who are redeeming Paired Shares as a Final Distribution on those shares. On any Redemption Date for all or any portion of the outstanding Paired Shares that is not a Distribution Date, all or the allocable portion of the cash and/or treasuries held by the Paired Trusts will be used to make final payments under the settlement contracts being settled and these treasuries and/or cash will then be delivered to the Authorized Participants who are redeeming Paired Shares as a Final Distribution on those shares. The administrative agent will select treasuries for delivery to Authorized Participants in accordance with the requirements and conditions specified for transactions with affiliated persons set forth in Appendix D to this prospectus.

The assets in the Down Trust will be invested in treasuries with the same maturity profiles as the treasuries on deposit in the Up Trust. The obligations of the Down Trust to the Up Trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Down Trust, and the obligations of the Up Trust to the Down Trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Up Trust.

On each Distribution Date and each Issuance Order Date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Trusts, eligible treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates, and eligible repos with the same yield rates, in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select eligible treasuries and eligible repos for acquisition by the trustee in accordance with the following acquisition guidelines which are contained in each of the Up and Down Trust Agreements:

•

dealers from whom the Paired Trusts will purchase eligible treasuries will be selected based on best execution;

•

counterparties with whom the Paired Trusts will enter into eligible repos will be selected based on best execution;

•

no eligible repo may be entered into with, and no eligible treasury may be purchased from, any person who is an Affiliated Person (as defined in Section 2(a)(3) of the Investment Company Act of 1940, as amended) with respect to us, either of the Paired Trusts, the trustee, the administrative agent, the marketing agent or any Authorized Participant who qualifies as a statutory underwriter for the Paired Trusts; provided, that eligible repos and eligible treasuries may be entered into with such Authorized Participants if they fall within a specified rate range of the best available yield and otherwise comply with the requirements and conditions specified for transactions with affiliated persons in Appendix D to this prospectus;

•

eligible treasuries and eligible repos must be allocated as between the Up Trust and the Down Trust in such a manner that each of the Paired Trusts will hold an identical portfolio of these treasuries and repos, or as close to an identical portfolio as is commercially feasible; and

•

a minimum of 65% of the funds of each of the Paired Trusts during any Calculation Period will be invested in eligible treasuries and a maximum of 35% of such funds may be invested in eligible repos; provided, that the administrative agent will use its commercially reasonable efforts on every other Distribution Date to adjust this allocation so that the amount invested in eligible repos is equal to 10% plus the highest percentage of Up MacroShares that were redeemed on any one Redemption Date during the preceding twelve-month period.

Eligible treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each Paired Trust invested in treasuries, a portion of the assets of a Paired Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates. In addition, any treasuries delivered to Authorized Participants in connection with a Paired Optional Redemption will be selected by the administrative agent on a “last in, first out” basis and in accordance with the requirements set forth in Appendix D to this prospectus. If interest rates are increasing and funds received in connection with Paired Issuances are being invested in higher-yielding treasuries, the first-in, last-out method of selection may result in the relatively higher-yielding treasuries being delivered to redeeming Authorized Participants and relatively lower-yielding treasuries remaining in the Paired Trusts, thereby causing a decrease in both trusts’ Daily Yield Rates. Conversely, if interest rates are decreasing and funds received in connection with Paired Issuances are being invested in lower-yielding treasuries, the last-in, first-out method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming Authorized Participants. The treasuries selected by the administrative agent to be delivered as the Final Distribution in a Paired Optional Redemption will be distributed ratably, by type, to each redeeming Authorized Participant. In addition, the treasuries will always be valued at their acquisition cost plus accrued interest. In the event that the market value of the treasuries being delivered has declined since their acquisition by the applicable trust, an Authorized Participant will receive a Final Distribution that is less than the Per Share Underlying Value of the shares it is redeeming, unless it holds the treasuries delivered to it to their maturities. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

The Income Distribution Agreement

On the Closing Date, the Up Trust will enter into a master ISDA agreement, referred to as the “Master ISDA,” with the Down Trust. The trustee will also be a party to the Master ISDA and all of the schedules and confirmations executed as part of the Master ISDA. The Paired Trusts will also execute on the Closing Date a confirmation to the Master ISDA which we refer to in this prospectus as the “income distribution agreement.” Under the income distribution agreement, if the Up Earned Income Accrual is less than the Up Available Income Accrual, the Up Trust will be required to make a payment to the Down Trust on that Distribution Date; if the Down Earned Income Accrual is less than the Down Available Income Accrual, the Up Trust will be entitled to receive a payment from the Down Trust on that Distribution Date.

Payments under the income distribution agreement will be calculated as follows:

With respect to any Distribution Date, an amount equal to:

•

if the Up Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Up Trust on that Distribution Date, the Up Trust must make a payment to the Down Trust under the income distribution agreement in an amount equal to the positive difference between the Up Available Income and the Up Earned Income Accrual for such Calculation Period; and

•

if the Down Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Down Trust on that Distribution Date, the Up Trust will be entitled to receive a payment from the Down Trust under the income distribution agreement in an amount equal to the positive difference between the Down Available Income and the Down Earned Income Accrual for such Calculation Period.

The trustee will calculate the Underlying Value of each of the Paired Trusts, as well as the Up Available Income Accrual and Down Available Income Accrual, and the Up Earned Income Accrual and Down Earned Income Accrual on each Distribution Date and the trustee will use those calculations to determine the required payment to be made under the income distribution agreement and then cause the Up Trust or the Down Trust, as applicable, to make that payment to the other Paired Trust.

The Settlement Contracts

In connection with each Paired Issuance, the Paired Trusts will also execute a number of identical confirmations to the Master ISDA, which we refer to in this prospectus as the “settlement contracts.” Each settlement contract will have a notional amount equal to the aggregate par amount of one MacroShares Unit. A new settlement contract will be entered into by the Paired Trusts upon the Paired Issuance of each new MacroShares Unit of Paired Shares, and upon the redemption of one or more MacroShares Units in a Paired Optional Redemption, an equal number of settlement contracts will be settled, except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MacroShares Units. All of the settlement contracts will terminate and be settled on the earliest to occur of the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date for all of the outstanding Paired Shares. Under each settlement contract, the Up Trust will be required to transfer a portion of its assets to the Down Trust if the Reference Value of the Index is below its Starting Level on the last calendar day preceding the Final Scheduled Termination Date or Early Termination Date or, in the case of a Paired Optional Redemption, on the Redemption Order Date, and the Down Trust will be required to transfer a portion of its assets to the Up Trust if the Reference Value of the Index is above its Starting Level on the relevant date. On the Final Scheduled Termination Date or an Early Termination Date, the applicable Paired Trust must make a final payment out of the proceeds of the treasuries which it holds on deposit on that date to settle all of the settlement contracts. On each Redemption Date that occurs between Distribution Dates, the applicable Paired Trust must transfer all or a portion of its cash and/or treasuries to the other Paired Trust in order to settle one or more of the settlement contracts. A portion of the amount delivered on a Redemption Date may be in the form of cash, in the case of mismatches between the minimum denominations on the treasuries and the payment to be made under the settlement contracts. If the settlement payment date for any settlement contract is not a Distribution Date, the Down Trust or the Up Trust, as applicable, will, instead of cash, deliver treasuries with a Value equal to any Down settlement payment or Up settlement payment, as applicable, owed on such date.

In order to settle the settlement contracts being terminated on the applicable Redemption Date or in connection with an Early Termination Date or the Final Scheduled Termination Date:

•

if the Underlying Value of the Down Trust on the last calendar day preceding the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date is less than the Down Asset Amount on such date, the Down Trust will pay a settlement payment to the Up Trust in an amount equal to (i) the excess of such Down Asset Amount over such Underlying Value multiplied by (ii) the applicable Redemption Percentage; and

•

if the Underlying Value of the Up Trust on the last calendar day preceding the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date is less than the Up Asset Amount on such date, the Up Trust will pay a settlement payment to the Down Trust in an amount equal to (i) the excess of such Up Asset Amount over such Underlying Value multiplied by (ii) the applicable Redemption Percentage.

The Up Trust may be required to make a settlement payment to the Down Trust equal to 100% of the Up Asset Amount in the event that the Reference Value of the Composite Housing Index falls to or below [93.03], but the Up Trust will never be required to deliver a settlement payment greater than the Up Asset Amount to the Down Trust regardless of whether Reference Value of the Composite Housing Index falls to a level below [93.03]. The Down Trust may be required to make a settlement payment to the Up Trust equal to 100% of the Down Asset Amount in the event that the Reference Value of the Composite Housing Index rises to or above [279.09], but the Down Trust will never be required to deliver a settlement payment greater than the Down Asset Amount to the Up Trust regardless of whether Reference Value of the Composite Housing Index rises to a level above [279.09].

The MacroShares Licensing Agreement

The Up Trust and Down Trust have entered into a licensing agreement with our affiliate, MacroMarkets LLC, which we refer to as the “MacroShares Licensing Agreement.” The MacroShares Licensing Agreement grants to each of the Paired Trusts a limited, U.S.-based, non-exclusive, non-transferable, fee-based license to utilize (i) MacroMarkets LLC’s patents and patent applications to employ the MacroShares structure for the issuance of the shares; and (ii) the trade names “MACRO,” “MacroShares” and “MacroMarkets” in connection with the offering, issuance and marketing of the shares. The licensing fee payable under the MacroShares Licensing Agreement is equal to an annual rate of 0.05% on the Up Asset Amount and will be payable in arrears on each Distribution Date out of the Fee Deduction Amount.

The MacroShares Licensing Agreement expires upon the termination of both the Up Trust Agreement and the Down Trust Agreement and contains customary representations, warranties and covenants of the type found in third-party arms-length transactions. In addition, MacroMarkets LLC and each of the Paired Trusts have agreed to indemnify each other for breaches of their respective representations and warranties. MacroMarkets LLC has further agreed to indemnify each of the Paired Trusts in the event that the licenses granted under the MacroShares Licensing Agreement infringe on the intellectual property rights of a third party. Each of the Paired Trusts have agreed to further indemnify MacroMarkets LLC from liability arising from the offering of the Up and Down MacroShares.

MacroMarkets LLC may assign the MacroShares Licensing Agreement without consent from the Paired Trusts, but MacroMarkets LLC is required to give each of the trusts notice of such assignment. Assignment by either of the Paired Trusts is prohibited without the prior written consent of MacroMarkets LLC. The MacroShares Licensing Agreement may be amended only if the amendment is in writing and signed by authorized representatives of all parties to that agreement.

The S&P Sublicensing Agreement

MacroMarkets LLC has entered into a licensing agreement with S&P for the use of the S&P/Case-Shiller Composite-10 Home Price Index, which we refer to as the “S&P License.” MacroMarkets LLC has sublicensed to us, in our capacity as Depositor, and to each of the Paired Trusts the use of the S&P/Case-Shiller Composite-10 Home Price Index. We refer to this arrangement as the “S&P Sublicensing Agreement.” Under the S&P Sublicensing Agreement, MacroMarkets LLC grants to each trust a royalty-free, worldwide, non-exclusive, non-transferable sublicense under the S&P License, including (i) certain rights to use the S&P/Case-Shiller Composite-10 Home Price Index and (ii) the rights to use the service marks and trade names “STANDARD & POOR’S” and “S&P.” The licensing fee payable under the S&P Sublicensing Agreement will be included in the administration fee payable to MacroMarkets LLC in its capacity as the administration agent.

The S&P Sublicensing Agreement contains customary representations, warranties and covenants. In addition, each of the Paired Trusts has agreed to indemnify MacroMarkets LLC and S&P from liability arising from (i) the offering, issuance, marketing, promotion, sale or redemption of, respectively, the Up MacroShares, the Down MacroShares, or any distributions of payments made by the applicable trust on such shares, and (ii) use of or inability to use the proprietary settlement prices or trade or service marks. The Paired Trusts are prohibited from assigning or sublicensing the S&P Sublicensing Agreement without the prior written consent of MacroMarkets LLC. The S&P Sublicensing Agreement may be amended by written consent of all parties to the agreement.

S&P has the right to terminate the S&P License if it believes that MacroMarkets LLC or any of its sublicensees have breached the terms of the license agreement or if it believes that remaining a party to such agreement would cause it reputational harm.  S&P also has the right to discontinue any index.  However, except in the case in which an index has been discontinued, the license agreement provides that S&P will continue to make the indices available to any trust which has issued MacroShares referenced upon any such indices until such time as related MacroShares transaction terminates in accordance with its terms.  If S&P discontinues calculation of the S&P/Case-Shiller Composite-10 Home Price Index or if S&P fails to make such index available to us for any reason on 3 consecutive Index Publication Days, an Early Termination Date will occur on the next scheduled Distribution Date.

DESCRIPTION OF THE TRUST AGREEMENTS

General

The Up Trust will be governed by, and it will issue the Up MacroShares pursuant to, the Up Trust Agreement.

We have also created the Down Trust pursuant to, and that trust will issue the Down MacroShares under, the Down Trust Agreement.

We sometimes collectively refer to the Up Trust Agreement and the Down Trust Agreement as the “Trust Agreements” and each individually as a “Trust Agreement.”

The Trustee

[           ], a [                     ], will act as trustee for the Up Trust and the Down Trust. The office of the trustee is located at [      ], and its telephone number is [      ].

For performing its duties under the Up Trust Agreement, the trustee will be compensated out of funds on deposit in the fee payment account as described below under “— Fees and Expenses of the Paired Trusts.”

The Trust Agreements will provide that the trustee and any director, shareholder, officer, employee, agent, affiliate and subsidiary of the trustee will be indemnified by the trusts in the circumstances and to the extent described under “—Certain Matters Regarding Us, MacroMarkets LLC, MacroFinancial, LLC, [     ] and the Trustee.” In addition, the Trust Agreements will provide that the trustee may be terminated and replaced by a successor trustee in the circumstances described under “— Trustee Termination Events.”

[            ], and any successor trustee under either of the Trust Agreements must satisfy the following eligibility criteria: (i) it must be a bank or trust company organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, (ii) it must have a combined capital and surplus of at least $20,000,000, (iii) it or its parent must maintain any credit or deposit rating required by nationally recognized rating organizations (as of the date hereof “A-1” for Standard & Poor’s Rating Service or “P-1” for Moody’s Investors Service, Inc.) and (iv) it must accept and act in the capacity of trustee under each of the Paired Trusts. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of these eligibility criteria, the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the trustee ceases to be eligible in accordance with the eligibility criteria, the trustee shall resign immediately in the manner and with the effect specified in the Trust Agreements.

The trustee has no liability in its individual corporate capacity with respect to any contractual or other claim or obligation relating to the Trust Agreements or the related trust and any party which is asserting any claims or seeking the payment or discharge or any liabilities with respect to either of the Trust Agreements or the related trust should look solely to the assets of that trust.

The Administrative Agent

MacroMarkets LLC, a Delaware limited liability company and our affiliate, will act as administrative agent for the Up Trust and the Down Trust. Its rights and responsibilities will be specified in each Trust Agreement and are summarized below under “— Duties of the Administrative Agent.” The administrative agent will not be liable for any investment losses on the treasuries. For performing its duties as administrative agent under the Up Trust Agreement, MacroMarkets LLC will receive an amount equal to 0.30% of the Up Asset Amount, which will be payable out of funds on deposit in the fee payment account as described below under “— Fees and Expenses of the Paired Trusts.”

The Marketing Agent

MacroFinancial, LLC, a Delaware limited liability company, will act as the marketing agent for the Up and Down Trusts. The duties of the marketing agent will include developing a marketing plan for the Paired Trusts, preparing marketing materials and organizing investor presentations. For performing its duties as marketing agent under the Up Trust Agreement, MacroFinancial, LLC will receive an amount equal to 0.63% of the Up Asset Amount, which will be payable out of funds on deposit in the fee payment account as described below under “— Fees and Expenses of the Paired Trusts.”

Fees and Expenses of the Paired Trusts

On each Distribution Date, the Up Trust is required to deposit the Fee Deduction Amount into the fee payment account to be applied to the payment of the fees and expenses incurred by the trust during the preceding Calculation Period. The fees and expenses payable by the Up Trust will accrue during each Calculation Period and will be payable in arrears on each Distribution Payment Date or, at the direction of the administrative agent, on any business day occurring during each Calculation Period. The portion of the fees and expenses of the Up Trust that are allocable to each Up MacroShare will always be reflected in its Per Share Underlying Value.

On each Distribution Date, the Fee Deduction Amount will be allocated to pay the following variable fees: (i) a fee payable to MacroMarkets LLC for acting as the administrative agent on behalf of the trust and for sublicensing to the trusts the right to reference the S&P/Case-Shiller Composite-10 Home Price Index, including for which will accrue at an annualized rate of 0.30% of the Up Asset Amount, (ii) a fee payable to MacroFinancial, LLC for acting as a marketing and distribution agent for the trust, which will accrue at an annualized rate of 0.63% of the Up Asset Amount, (iii) a dedicated advertising fee payable to MacroFinancial, LLC of an annualized rate of 0.05% of the Up Asset Amount, (iv) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MacroShares structure, which will accrue at an annualized rate of 0.05% of the Up Asset Amount, (v) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in this prospectus, which will accrue at an annualized rate of 0.10% on the Up Asset Amount and (vi) a fee payable to [     ] for acting as trustee for the Up Trust, which will accrue at an annualized rate of 0.12% of the Up Asset Amount. Each of the fees that accrue at an annualized rate will be calculated on the basis of the actual number of days in the current year. The amount of these variable fees will depend upon the aggregate amount of assets on deposit from time to time in the Up Trust.

On each Distribution Date, the Fee Deduction Amount will also be allocated to pay the fixed fees and expenses of the Up Trust, which will include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses, (iv) fees payable to the trust’s legal counsel; (v) fees payable to the independent registered public accounting firm engaged on behalf of the trust, (vi) fees payable to NYSE Arca for acting as a listing exchange agent, (vii) all other fees and expenses of third-party providers incurred by or on behalf of the trust other than the variable fees listed above, and (viii) directors’ and officers’ insurance premiums. These fixed fees and expenses are expected to equal approximately $600,000 annually, which is expected to be allocated ratably to each calendar quarter, to the extent that such allocation is commercially reasonable and not constrained by the Up Trust’s contractual obligations to its third-party service providers. The fixed portion of the Fee Deduction Amount will be adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Up Trust.

To the extent that the Up Trust’s yield on treasuries is less than the Fee Deduction Amount, the Underlying Value of the Up Trust will be reduced and the Up Trust will not be able to invest in treasuries an amount equal to the aggregate par amount of the Up MacroShares on the next Distribution Date, which will result in a decrease in Underlying Value until such time as yield on the treasuries during future calculation periods is sufficient to make up that decrease. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.”

On the Distribution Payment Date that follows an Early Termination Date or the Final Scheduled Termination Date, any portion of the Fee Deduction Amounts on deposit in the fee payment account that is in excess of that needed to pay in full the fees and expenses of the Up Trust will be transferred to us, in our capacity as depositor, and will be retained by us.

Similarly, a Fee Deduction Amount will be applied by the trustee for the Down Trust on each Distribution Date to pay the fees and expenses of the Down Trust, which are expected to be comparable to those of the Up Trust. The Down Trust is expected to incur the same variable fees and the same amount of fixed fees and expenses.

The trustee will also be entitled to the transaction fees payable in connection with Paired Issuances and Paired Optional Redemptions. See “DESCRIPTION OF THE UP MACROSHARES — Final Distribution” and “— Paired Issuances.”

Collections and Other Administrative Procedures

The trustee will make reasonable efforts to collect, on behalf of the Up Trust, all payments under the treasuries, the settlement contracts and the income distribution agreement, but the trustee will not be obligated to fund any collection or legal fees or expenses out of its own funds or assets.

Calculations

The trustee will calculate the Underlying Value of the Up Trust and the Per Share Underlying Value of one Up MacroShare for each calendar day. At the close of each business day, the trustee will perform these calculations (1) for that business day or, (2) if that business day is followed by one or more intervening non-business days, for the last calendar day preceding the next business day, and it will provide the calculations to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com not later than one hour prior to the commencement of trading on NYSE Arca on the next business day that follows the day of calculation. The administrative agent will also calculate and post on its website, not later than one hour prior to commencement of trading on NYSE Arca on each business day, the premium or discount of the midpoint of the bid/offer price spread for one Up MacroShare at the close of the preceding trading day over or to the proportionate underlying value of one Up MacroShare on that day.

The trustee will base its calculations for each business day on the administrative agent’s calculation of the Reference Value of the Index for that same business day, which the administrative agent will provide to the trustee. The trustee will also calculate and provide to the administrative agent, within the time period agreed upon by the trustee and the administrative agent, the amount of income allocable to each Up and Down Trust for each calendar day, the amount of Available Income in each of the Paired Trusts for each calculation period and the Quarterly Distribution and Final Distribution to be made by each of the Paired Trusts on each Distribution Date. All calculations made by the trustee will be conclusive and binding on the holders of the Paired Shares, absent manifest error. No other entity will be responsible for confirming the administrative agent’s calculation of the Reference Value of the Index or the trustee’s calculation of Underlying Value.

Certain Matters Regarding Us, MacroMarkets LLC, MacroFinancial, LLC and the Trustee

Each Trust Agreement will provide that we, MacroMarkets LLC, MacroFinancial, LLC and any of our or their respective directors, officers, employees and agents will not incur any liability for taking any action, or omitting to take action, in good faith pursuant to that Trust Agreement or for errors in judgment, provided that we, MacroMarkets LLC, MacroFinancial, LLC and any person related to us, MacroMarkets LLC and MacroFinancial, LLC will not be protected against any liability that results:

•

from gross negligence, willful misfeasance or bad faith in the performance of our, MacroMarkets LLC’s, or MacroFinancial, LLC’s duties; or

•

by reason of reckless disregard of our, MacroMarkets LLC’s, or MacroFinancial, LLC’s respective obligations and duties under either Trust Agreement.

In addition, MacroMarkets LLC, as administrative agent, will be required to compensate the applicable Paired Trust for any reduced income resulting from a violation by the administrative agent of the requirements and conditions contained in Appendix D to this prospectus relating to transactions with affiliated persons.

Each Trust Agreement may also provide that we, the trustee, and any of our or the trustee’s respective directors, officers, members, managers, shareholders, employees, agents, affiliates (as defined in Regulation S-X of the Securities Act) and subsidiaries will be:

•

entitled to indemnification by the related trust, and

•

held harmless against any loss, liability or expense incurred in connection with any legal action or claim relating to that Trust Agreement and related transaction documents or the shares issued by the related trust, unless the loss, liability or expense incurred was a result of our, the trustee’s or a related person’s gross negligence, willful misfeasance, willful misconduct or bad faith in the performance of our, the trustee’s or the related person’s respective duties and obligations or by reason of the reckless disregard of these duties and obligations.

The trustee will not be liable for any indemnification provided to any person by the Up Trust or us. Any indemnification expenses will be paid out of the Fee Deduction Amount provided that any amounts payable to the trustee or related person in respect of indemnification will be payable in advance or will be secured by a lien on the assets of the related trust and will include, among other costs and expenses, the costs and expenses (including counsel fees) of investigating and defending against all such claims and liabilities.

In addition, each Trust Agreement will provide that neither we nor the trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to our or its respective responsibilities under that Trust Agreement or which in our or its opinion may involve us or it in any expense or liability. We may, however, in our discretion take any such action which we may deem necessary or desirable with respect to the related Trust Agreement and the rights and duties of the parties and the interests of the shareholders under that Trust Agreement.

Any person into or with which the trustee may be merged or consolidated, or any person resulting from any merger or consolidation to which the trustee is a party, or any person succeeding to the business of the trustee, will be the successor of the trustee under the Trust Agreements provided that such successor shall be otherwise qualified and eligible under the provisions of the Trust Agreements.

Modification and Waiver

No amendment to either Trust Agreement may:

•

modify the formula for calculating Underlying Value or any defined terms related to that formula; or

•

modify the 1:1 relative proportion of Up MacroShares to Down MacroShares that together constitute a MacroShares Unit.

Without the written consent of each shareholder of either of the Paired Trusts that would be adversely affected, and subject to the restrictions outlined above, no amendment to either Trust Agreement may:

•

modify the amount or timing of any distributions that are required to be made on the Paired Shares; or

•

reduce the percentage of shareholders that are required to consent to the foregoing amendment and the amendments in the next paragraph.

Subject to the restrictions outlined above, with the written consent of shareholders representing a majority of the Up Aggregate Par Amount, we and the other parties to the Trust Agreement may amend the Trust Agreements for the purpose of:

•

adding any provisions to or changing in any manner or eliminating any of the provisions of that Trust Agreement; or

•

modifying in any manner the rights of the shareholders.

If any such amendment is adopted and approved by each holder of the Up MacroShares, such amendment shall not be effective unless and until an identical amendment has been made to the Down Trust Agreement in accordance with the amendment provisions of that agreement.

Subject to the restrictions outlined above, we and the other parties to the Trust Agreements may amend the Trust Agreements without notice to or consent of the shareholders:

•

to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of either Trust Agreement;

•

to conform the provisions of the Trust Agreements to this prospectus and the related attachments to this prospectus;

•

to add to the covenants, restrictions or obligations of any entity under either Trust Agreement for the benefit of the shareholders or to modify any provisions of that Trust Agreement so long as such modification does not adversely affect the interests of the shareholders of either of the Paired Trusts in any material respect;

•

to evidence and provide for the acceptance of appointment under either Trust Agreement of a successor trustee, a successor administrative agent or any successor marketing agent;

•

to modify the procedures for effecting Paired Issuances and Paired Optional Redemptions or for directing and settling creation orders and redemption orders in connection with an amendment to a Participants Agreement;

•

to increase or decrease the number of shares in a MacroShares Unit so long as the 1:1 proportion of Up MacroShares to Down MacroShares is maintained;

•

to modify the rules governing the administrative agent’s selection of treasuries and treasury repos which are summarized under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations;” and

•

to comply with any requirements imposed by the Code or any securities laws.

The trustee will not enter into any amendment or modification which would cause either of the Paired Trusts to be required to register as an investment company under the Investment Company Act of 1940, as amended, or to be regulated as a commodity pool under the Commodity Exchange Act, as amended.

Voting Rights

Each holder of Up MacroShares will be entitled to vote under the Up Trust Agreement on the following matters:

•

any amendments requiring the prior written consent of shareholders under the Up Trust Agreement, as described under “—Modification and Waiver;”

•

the termination of the trustee under the Up Trust Agreement; and

•

the appointment of a successor trustee under the Up Trust Agreement.

Each holder’s voting rights as of any business day will be based on the par amount of its Up MacroShares relative to the aggregate par amount of all Up MacroShares that remain outstanding on that date.

As described in this prospectus under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution,” only Authorized Participants may exercise the right to direct the issuance and redemption of the Up MacroShares.

Reports to Shareholders

We will prepare, on behalf of the Up Trust, quarterly reports on Form 10-Q with respect to each calendar quarter and annual reports on Form 10-K with respect to each calendar year. The reports on Form 10-K will include financial statements audited on behalf of the Up Trust by PricewaterhouseCoopers, LLP, acting as the trust’s independent registered public accounting firm. In addition, the settlement contracts will be valued in such financial statements by the administrative agent at fair value. As there is no market for the settlement contracts, and no such market is expected to develop, the administrative agent will determine the fair value of the settlement contracts by reference to various inputs, including the contractual amount due to or from the Paired Trust, [applicable market indices] and the rates of transactions in Up MacroShares on NYSE Arca. The fair value of the settlement contracts is generally expected to be the contractual amount due to or from the Paired Trust upon settlement, but may be different from such contractual amount. As a result, the fair value of such contracts for financial reporting purposes may differ from the underlying value at which the Up MacroShares are redeemed or created, and such differences could be material. We will also prepare current reports on Form 8-K. We will file all such reports with the Securities and Exchange Commission. You may contact your broker to obtain paper copies of these reports.

Duties of the Trustee

Under the Trust Agreements, the duties of the trustee will include:

•

causing the Paired Trusts to use available funds to make their required payments under the income distribution agreement and the settlement contracts;

•

making Quarterly Distributions and a Final Distribution to the holders of the Up MacroShares;

•

administering Paired Optional Redemptions and delivering available treasuries to redeeming shareholders on each Redemption Date in accordance with the provisions described under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution;”

•

administering each of the Paired Trusts;

•

paying the fees and expenses of each of the Paired Trusts using funds on deposit in the fee payment account, to the extent funds are available for that purpose in accordance with the Trust Agreements;

•

effecting Paired Issuances in accordance with the provisions described under “DESCRIPTION OF THE UP MACROSHARES —Paired Issuances;”

•

effecting Paired Optional Redemptions in accordance with the provisions described under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution — Final Distributions in Paired Optional Redemptions;”

•

acting as the custodian for the treasuries and all other assets of each of the Paired Trusts;

•

settling purchase orders for treasuries that are placed on behalf of the Up Trust by the administrative agent, in accordance with the directions of the administrative agent;

•

for each day, calculating the Underlying Value of the Up Trust and the Per Share Underlying Value of one Up MacroShare and providing such values to the administrative agent on each business day for posting on the website maintained by the administrative agent at http://www.macromarkets.com;

•

calculating, for each Distribution Date, the amount of Available Income on deposit in each of the Paired Trusts, the payment due under the income distribution agreement and the Quarterly Distributions to be made on the Up MacroShares;

•

calculating, in connection with each Redemption Date, an Early Termination Date and/or the Final Scheduled Termination Date, the respective underlying values of the Paired Trusts, the final payment due under the settlement contracts being settled and the Final Distribution to be made on the Up MacroShares on the applicable Redemption Date, Early Termination Date or Final Scheduled Termination Date;

•

preparing any notices required to be provided by the trustee under the Trust Agreements;

•

providing notification of the occurrence of certain Termination Triggers; and

•

performing all of the other obligations expressly required of it under the Trust Agreements and the other transaction documents.

The trustee may engage any other persons to assist it with its duties under the Trust Agreements, including its affiliates, but the trustee will remain liable to the shareholders for the performance of these duties to the extent expressly provided in the Trust Agreements.

The trustee will not make any representations or warranties as to the validity or sufficiency of various matters related to either of the trusts including, among other matters, either Trust Agreement, the shares issued by either of the trusts, the assets in either of the trusts, the settlement contracts, the income distribution agreement, the MacroShares Licensing Agreement, the S&P Sublicensing Agreement or any other related agreement, document or instrument. In addition, the trustee makes no representation or warranty regarding federal securities laws or state securities or “blue sky” laws in connection with the distribution of the shares issued by either of the trusts or their registration under applicable federal or state securities laws. The trustee is required to perform only those duties specifically enumerated under the related Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form which the related Trust Agreement requires. However, the trustee is not responsible for the accuracy or content of any of these documents or information furnished to it under either Trust Agreement and is not required to perform any due diligence or investigation with respect to any documents, information or instructions by us, the administrative agent or any other authorized parties.

The trustee may be held liable under either Trust Agreement for its own grossly negligent action or failure to act, or for its own willful misconduct. However, each Trust Agreement limits the trustee’s liabilities, including, among other matters, that the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with our directions or the directions of the administrative agent or 66 and 2/3% of the shareholders. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under either Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

[               ], is not the issuer of the Up MacroShares or the Down MacroShares under the Securities Act and has not been involved in the preparation or review of this prospectus or the prospectus for the Down MacroShares and assumes no responsibility for any misstatements or omissions contained in this prospectus or the prospectus for the Down MacroShares or for compliance with the Securities Act or other applicable securities laws in connection with the offer or sale of the Up MacroShares or Down MacroShares or with respect to the provisions of the Exchange Act, or other applicable securities laws as they may relate to the Up Trust or Down Trust or any affiliated persons of either of the Paired Trusts.

Duties of the Administrative Agent

Under the Trust Agreements, the administrative agent will perform or oversee the performance of a number of duties including, among others:

•

directing the trustee in the acquisition of new treasuries for the Paired Trusts on each Distribution Date and each Issuance Date, including placing, or directing a designated service provider to place, the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in both of the Trust Agreements and described in this prospectus under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations;”

•

processing redemption and creation orders for Paired Shares from Authorized Participants;

•

directing the trustee in effecting Paired Optional Redemptions and Paired Issuances;

•

selecting treasuries to be delivered between the trusts in connection with the settlement of the settlement contracts and treasuries to be delivered to redeeming Authorized Participants in connection with Paired Optional Redemptions in accordance with the rules specified in the Trust Agreements;

•

performing the calculations described above under “— Calculations;”

•

maintaining its website located at http://www.macromarkets.com, where investors can obtain information about the performance of the Paired Shares; and

•

providing notification of the occurrence of certain Termination Triggers.

The administrative agent will have the right to delegate any portion of its duties under the Trust Agreements to third-party service providers; however, the administrative agent will remain liable for the performance of such duties.

Trustee Termination Events

A “Trustee Termination Event” under the Up or Down Trust Agreement will consist of the following:

•

a failure to make any Quarterly Distribution in the amount determined in accordance with the calculations required to be made under the applicable Trust Agreement, to the extent that funds are available in the applicable trust to make those distributions, which failure continues unremedied for a period of five (5) or more business days;

•

a failure to distribute the available proceeds of all of the assets of the applicable trust on the Final Scheduled Termination Date, which failure continues unremedied for a period of five (5) or more business days;

•

a failure to make any payment required to be made under the income distribution agreement or the settlement contracts, to the extent that the applicable trust has the funds available to make any such payment, which failure continues unremedied for a period of five (5) or more business days;

•

a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

•

the trustee becoming ineligible or incapable of acting as trustee under the related Trust Agreement; and

•

the occurrence of a Trustee Termination Event under the Trust Agreement for the other Paired Trust as a result of which the trustee is terminated under such Trust Agreement.

So long as a Trustee Termination Event remains unremedied, we may and, at the direction of the required percentage of shareholders, we will terminate the trustee’s rights and obligations under the applicable Trust Agreement. A successor trustee will succeed to all the responsibilities, duties and liabilities of the terminated trustee under the applicable Trust Agreement and will be entitled to similar compensation arrangements. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable Trust Agreement after the delivery of a notice of removal, the terminated trustee may petition a court of competent jurisdiction for the appointment of a successor trustee with a net worth at the time of its appointment of at least $20,000,000 or such higher amount as we may specify. Pending the acceptance of that appointment, the terminated trustee is obligated to continue to act as trustee under the applicable Trust Agreement. Without the consent of a majority of the shareholders, voting by Par Amount, the compensation to be paid to the successor trustee may not be greater than the compensation paid to the terminated trustee under the applicable Trust Agreement.

We may also elect to terminate the trustee without cause and appoint a successor trustee that meets or exceeds the requirements described in this prospectus under “— Trustee.” Pending the acceptance of that appointment by the successor trustee, the terminated trustee is obligated to continue to act as trustee under the applicable Trust Agreement.

Resignation of Trustee

The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted its appointment within a specified period, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee. A resignation of the trustee will not become effective until a successor trustee has been appointed and has accepted its appointment.

Removal and Resignation of Administrative Agent

The administrative agent may, upon written notice to us, resign at any time. The administrative agent may also be removed, with or without cause, at any time by us upon written notice. A resignation or removal of the administrative agent will not become effective until a successor administrative agent has been appointed and has accepted its appointment.

Termination of the Trusts

If we are adjudged to be insolvent or if we are liquidated or dissolved for any reason, this will not (1) result in a termination of either of the Trust Agreements, or the Up Trust or the Down Trust, (2) entitle our legal representatives or assigns to petition any court to partition or wind up all or any part of the Up Trust or the Down Trust or any of their respective properties or (3) otherwise affect the rights, obligations and liabilities of the trustee or the shareholders of either of the trusts.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following describes certain material United States federal income tax consequences of the purchase, ownership and disposition of Up MacroShares. This summary is based on the Code, final, temporary and proposed Treasury regulations, and Internal Revenue Service, or the “IRS,” and judicial rulings, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. Apart from the opinion expressed below, see “— Classification of the Up Trust,” Tax Counsel (as identified below) will provide no other opinion relating to United States federal income tax matters with respect to the trust or shares.

This summary is addressed only to shareholders who hold those shares as capital assets and not as a hedge, a position in a “straddle” or other conversion transaction or as part of a “synthetic” security or other integrated financial transaction. This summary does not describe all of the tax consequences of purchasing, owning or disposing of shares that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all United States federal income tax issues relating to shares that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons whose functional currency is not the U.S. dollar. This discussion does not address alternative minimum tax consequences, nor does it address any state, local or foreign tax consequences of purchasing, owning or disposing of shares.

As used in this section, a “U.S. Holder” means a U.S. Person who is a beneficial owner of an Up MacroShare. A “U.S. Person” means a person that is, for United States federal income tax purposes:

•

a citizen or resident of the United States,

•

a corporation created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

•

an estate, the income of which is subject to United States federal income taxation regardless of its source, or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust.

“Non-U.S. Persons” means persons (other than entities treated as domestic partnerships for United States federal income tax purposes) that are not U.S. Persons.

For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including for this purpose any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of shares.

There is no authority directly on point dealing with securities such as Up MacroShares or the transactions of the type described in this prospectus, and the opinion of Tax Counsel is not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

It is strongly recommended that each prospective investor in Up MacroShares consult with its tax advisor regarding the application of tax laws to its particular situation.

Classification of the Up Trust

Tax Counsel is of the opinion that, under current law, and based on the facts and assumptions set forth in such opinion, the Up Trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes such classification. Partnerships are not subject to United States federal income tax. Rather, the taxable income of a partnership is allocated among its partners and included in their taxable income. If the Up Trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the Up Trust’s taxable income would be subject to tax at regular corporate rates and such income would not flow through to its shareholders for reporting on their own returns. The imposition of tax at the Up Trust level would reduce amounts available for distribution to its shareholders.

Classification of Up MacroShares

For United States federal income tax purposes, each holder of an Up MacroShare will be considered to be a partner in the partnership constituted by the Up Trust. Each such shareholder will be required to include in its gross income its distributive share of income attributable to the Up Trust.

Income and Deductions

A U.S. Holder of shares in the Up Trust will be required to take into account in computing the U.S. Holder’s United States federal income tax liability:

•

the U.S. Holder’s distributive share of the income, gains, losses, deductions, credits and items of tax preference and other tax items of the Up Trust in which the U.S. Holder has directly invested for any taxable year of the Up Trust ending within or with the taxable year of the U.S. Holder, without regard to whether any distribution from the Up Trust has been or will be received.

The Up Trust items of income and loss will generally have the same character (ordinary or capital, short-term or long-term) and source in the hands of U.S. Holders as they have in the hands of the Up Trust. As a result of the rules governing the allocation of income, gains, deductions and losses explained more fully below and the various limitations on certain deductions, a U.S. Holder may recognize taxable income in advance of (and potentially in excess of) its receipt of any cash distributions with respect to its Up MacroShares.

Allocation of Up Trust Income, Gains and Losses

Under Section 704(b) of the Code:

•

a U.S. Holder’s distributive share of an item of Up Trust income, gain, loss or deduction is determined in accordance with the U.S. Holder’s “interest in the partnership” if the allocations of income, gain, loss and deduction under the Up Trust Agreement lack “substantial economic effect,” and

•

each U.S. Holder is required to take into account such distributive share for each taxable year of the Up Trust on the holder’s separate federal income tax return for the holder’s taxable year that includes the last day of that taxable year of the Up Trust, except that if the U.S. Holder disposes of all of its Up MacroShares, the U.S. Holder will be required to take into account such distributive share for the holder’s taxable year that includes the date of disposition.

Final regulations promulgated under Section 704(b) of the Code contain intricate and detailed tests for determining whether allocations have “substantial economic effect.” The allocations of income, gain, loss and deduction under the Up Trust Agreement are intended to meet these tests and, accordingly, we believe that the allocations under the Up Trust Agreement generally correspond to the U.S. Holders’ interests in the Up Trust and, as a consequence, that such allocations should not be substantially modified if challenged by the IRS.

Payments or accruals of earnings on the United States Treasury obligations held as collateral by the Up Trust will be taxable as ordinary income at the time those earnings accrue. Although not free from doubt because of the lack of direct authority, the Up Trust will treat gain (or loss) recognized in respect to the settlement contracts as capital gain (or loss). The Up Trust will treat payments received or made pursuant to the income distribution agreement as resulting in ordinary gain or loss; however, there can be no assurance that the IRS or a court will not treat them as capital gains or losses. Because the Up Trust will be an accrual-basis taxpayer for United States federal income tax purposes, income that is recognized for United States federal income tax purposes will accrue on Up MacroShares and will be allocated to holders of Up MacroShares on a daily accrual basis, regardless of the U.S. Holder’s method of accounting. Actual cash distributions on Up MacroShares in respect of such accrual income will not, however, be separately reported as taxable income to the U.S. Holder at the time they are received. The Up Trust expects that its taxable year will be a calendar year unless another taxable year is required by law.

In addition, non-corporate U.S. Holders will be subject to the “miscellaneous itemized” deduction rules of Section 67 of the Code, and, as a result, deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees, and other expenses associated with the Up Trust will be separately stated for each such U.S. Holder and will be deductible by it only to the extent such expenses, taken together with all other miscellaneous itemized deductions of each such U.S. Holder, exceed 2% of each such U.S. Holder’s adjusted gross income. Furthermore, Section 68 of the Code further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions) (collectively, “Overall Limited Deductions”). Under that provision, Overall Limited Deductions in excess of 2% of adjusted gross income may be deducted only to the extent such Overall Limited Deductions exceed the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specific amount or (ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.

Limitation on Deductibility of Partnership Losses

A U.S. Holder is restricted from taking into account for United States federal income tax purposes any Up Trust loss in excess of such U.S. Holder’s adjusted tax basis (calculated as described below) in its Up MacroShares, as the case may be. In addition, United States federal income tax law restricts certain U.S. Persons, including individuals and certain non-corporate taxpayers and closely-held corporations, from taking into account for United States federal income tax purposes any Up Trust net loss in excess of the amounts for which such U.S. Holder is “at risk” with respect to its shares as of the end of the Up Trust’s taxable year in which such loss occurred. The amount for which such a U.S. Holder is “at risk” with respect to its Up MacroShares, as the case may be, generally is equal to its adjusted tax basis for such shares, less any amounts borrowed:

•

in connection with its acquisition of such shares for which it is not personally liable and for which it has pledged no property other than its shares,

•

from persons who have a proprietary interest in the Up Trust and from certain persons related to such persons or

•

for which the U.S. Holder is protected against loss through non-recourse financing, guarantees or similar arrangements.

A corporate taxpayer can utilize capital losses only to offset capital gains, with unused capital losses carried back three years and carried forward five years. Up to $3,000 of the excess of capital losses over capital gains in any year may be used to offset the ordinary income of non-corporate taxpayers, with any balance carried over indefinitely for use in subsequent years, subject to the same limitation.

Non-corporate investors (and certain closely-held corporations, personal service corporations and S corporations) are subject to the limitations on using losses from passive business activities to offset business income, salary income and portfolio income (e.g., interest, dividends, capital gains from portfolio investments, royalties, etc.). All, or substantially all, of the Up Trust’s income may be treated as portfolio income for these purposes. Therefore, investors may not be able to use passive business losses (such as losses from limited partnership interests) to offset income from the Up Trust.

Sale, Exchange, or Redemption of Up MacroShares

Whereas changes in the value of the Reference Value of the Index will not, in and of themselves, result in the recognition of income or loss by a U.S. Holder, the termination of one or more settlement contracts will result in the recognition of gain or loss by the Up Trust. In the case of a sale, exchange, redemption or other disposition of all or a portion of a U.S. Holder’s Up MacroShares, as the case may be, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or other disposition and such U.S. Holder’s tax basis in such shares. The amount realized is generally equal to the amount of the proceeds or cash distributions received in redemption (including any constructive cash distributions). Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss and will be long-term capital gain if such shares were held for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates.

A U.S. Holder will not recognize loss upon the partial redemption of its shares. Upon a distribution (including a constructive distribution) in partial redemption of a U.S. Holder’s shares, or any other distribution (or constructive distribution) other than a distribution in redemption of all of a U.S. Holder’s shares, the U.S. Holder’s adjusted tax basis in its shares will be reduced and gain will be recognized to the extent that the U.S. Holder’s adjusted tax basis would have been reduced below zero, as described below in “— Adjusted Tax Basis for Up MacroShares.” Because a U.S. Holder’s tax basis in its shares is not adjusted to take into account the U.S. Holder’s allocable share of the Up Trust’s items of income or loss until the end of the Up Trust’s taxable year, partial redemptions during the taxable year could result in taxable gain to a U.S. Holder even if the U.S. Holder’s tax basis will be increased in respect of the U.S. Holder’s share of Up Trust income for the taxable year and, as a result, no such gain would result if the same partial redemption were made at the end of the taxable year. Furthermore, in the case of a partial redemption, shares of the Up Trust’s income or loss allocable to a U.S. Holder at the end of the taxable year will be taken into account by the U.S. Holder of the partially redeemed shares and will increase or decrease, as the case may be, such U.S. Holder’s tax basis in its remaining shares as of the end of such taxable year. Gain or loss attributable to redemptions by holders of Up MacroShares will be allocated to redeeming U.S. Holders under the Up Trust Agreement. The ability of a U.S. Holder to utilize a capital loss recognized on the sale of shares to offset ordinary income is limited.

Adjusted Tax Basis for Up MacroShares

A U.S. Holder’s adjusted tax basis in its Up MacroShares generally will be equal to the amount of its initial capital contribution increased by (a) any additional capital contributions made by such U.S. Holder and (b) such U.S. Holder’s allocable share of (i) items of Up Trust income and gain and (ii) indebtedness of the Up Trust. A U.S. Holder’s adjusted tax basis in its shares generally will be decreased, but not below zero, by the amount of any cash distributions received by such U.S. Holder from the Up Trust and by such U.S. Holder’s allocable share of (a) items of Up Trust deduction and loss and (b) any constructive distributions resulting from a reduction in such U.S. Holder’s share of indebtedness of the Up Trust.

Adjustments to Basis in Up Trust Assets

The Code provides that the basis of partnership property is not adjusted upon the transfer of an interest in the partnership unless an election has been made under Section 754 of the Code or the partnership is subject to mandatory adjustments under Section 743(b) because it has a “substantial built-in loss” with respect to its assets immediately after such transfer (generally, in excess of $250,000) and certain exceptions do not apply. The Up Trust does not expect to make the election permitted by Section 754 of the Code and expects to qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code and accordingly should qualify for an exception such that, even if it were to have a substantial built-in loss, the partnership should not be subject to mandatory adjustments. Given the absence of applicable authority with respect to the classification of partnerships as securitization partnerships, however, no assurance can be given that the IRS might not successfully assert that the Up Trust does not qualify as a securitization partnership. If it were determined that the Up Trust did not qualify as a securitization partnership and a substantial built-in loss were to exist at the time of a transfer of an Up MacroShare, the Up Trust would be subject to Section 743(b) adjustments.

If Section 743(b) adjustments were required to be made, a subsequent purchaser of an Up MacroShare would have its basis in such holder’s share of the Up Trust’s assets reduced by an amount equal to the difference between the purchaser’s initial adjusted United States federal income tax basis in such share and such holder’s proportionate share of the Up Trust’s tax basis in its assets. Section 743(b) adjustments would be made in respect of each subsequent purchaser separately and would not affect any other shareholders. It is unclear, however, given the publicly traded nature of the Up MacroShares and the nature of the Up Trust’s assets, how, as a practical matter, such adjustments would be tracked and applied, and accordingly, how shareholders might be affected.

Up Trust Audits

Each U.S. Holder is required to treat partnership items on its tax return in a manner consistent with the treatment of the items on the Up Trust’s tax return, except to the extent that the U.S. Holder notifies the IRS of any inconsistencies. It is possible that the federal information tax returns filed with the IRS by the Up Trust will be audited. Such an audit would generally be conducted at the trust level in a single proceeding rather than in separate proceedings with each partner. In any trust-level audit, the Up Trust will be represented by MacroShares Housing Depositor, LLC as “tax matters partner.” The Up Trust would bear the costs of any such audit. The tax matters partner would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to the Up Trust. Any such settlement by the Up Trust would not be binding upon any U.S. Holder who is timely identified to the IRS. However, the Up Trust Agreement provides that the U.S. Holders agree, to the extent permitted by law, not to take a position for tax purposes inconsistent with one taken by the Up Trust or by the tax matters partner. Under certain circumstances, U.S. Holders may have the right to participate (at their own expense) in litigation initiated by the trustee of the Up Trust and to initiate litigation with the IRS. Recently enacted legislation permits the IRS to determine, based on the partnership’s return, whether to apply the procedures described above.

Investment Interest Limitation

Interest on any amount borrowed by a non-corporate investor to purchase shares, and interest expense incurred by the Up Trust, will be “investment interest” and is subject to limitation on deductibility. In general, investment interest will be deductible only to the extent of a taxpayer’s “net investment income.” For this purpose, “net investment income” will include net income from the Up Trust and other income from property held for investment (other than property that generates passive business income). However, long-term capital gain is excluded from the definition of net investment income unless the taxpayer makes a special election to treat such gain as ordinary income rather than long-term capital gain. Interest that is not deductible in the year incurred because of the investment interest limitation may be carried forward and deducted in a future year in which the taxpayer has sufficient investment income.

Syndication and Organizational Expenditures

Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is not deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code generally may be amortized ratably over a period of 180 months. There can be no assurance that the IRS will not successfully assert that a portion of the amounts paid by the Up Trust to the trustee, us or others should be deemed to be a reimbursement for organizational expenditures or nondeductible syndication expenses. If the IRS were successful in such assertion, U.S. Holders could recognize income in respect of their shares in excess of the amounts of current income distributed to them.

Tax Shelter Regulations

In certain circumstances, a U.S. Holder of shares who disposes of the shares in a transaction resulting in the recognition by the holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations governing tax shelters and other potentially tax-motivated transactions (the “Tax Shelter Regulations”). Failure to make the required disclosure in tax returns and statements will result in significant penalties. Investors should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of their shares.

Information Reporting and Backup Withholding Tax

In general, income tax information with respect to Up MacroShares will be reported to shareholders on Schedule K-1, which should be mailed to shareholders of Up MacroShares as promptly as possible following each calendar year. Backup withholding tax may also apply to such payments if the U.S. Holder fails to comply with certain identification requirements.

Non-U.S. Holders

A “Non-U.S. Holder” means a holder other than a U.S. Holder. We expect that there will be sufficient trading on a recognized commodities exchange of futures on the S&P/Case-Shiller Composite-10 Home Price Index to satisfy a tax requirement that such futures are “of a kind customarily dealt in” on such exchange. There is, however, no authority directly addressing how much trading is required to satisfy such requirement. Assuming that such requirement is met, then for United States federal income tax purposes, Non-U.S. Holders of shares who furnish a properly completed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable, should not be subject to withholding tax on their allocable share of payments or accruals of earnings on the United States Treasury obligations or payments received pursuant to the income distribution agreement or the settlement contracts. If, contrary to expectations, such requirement is not met, Non-U.S. Holders could be treated as earning income that is effectively connected with the conduct of a trade or business within the United States (“ECI”). ECI earned by Non-U.S. Holders is taxable by the United States at full U.S. income tax rates and each such Non-U.S. Holder would be subject to quarterly withholding at the highest applicable rate (currently, 35% for both individuals and corporations), on an estimated basis, on its allocable share of the income of the Up Trust whether or not it received distributions from the Up Trust. Generally, a Non-U.S. Holder will not be subject to United States federal income taxation on capital gains earned in connection with holding, selling or redeeming shares where such Non-U.S. Holder:

•

does not have an office or fixed place of business in the U.S. and otherwise does not carry on a U.S. trade or business;

•

is not an individual who is present in the U.S. for 183 days or more in a taxable year or who has a “tax home” in the U.S. for U.S. federal income tax purposes; or is not a former citizen of the U.S.

Backup Withholding

A Non-U.S. Holder who fails to establish its exemption from backup withholding by certifying its status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable, may be subject to backup withholding tax. Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished by such Non-US. Holder to the IRS. Non-U.S. Holders should consult their tax advisors regarding the filing of a U.S. tax return for claiming a refund of any such backup withholding.

STATE TAX CONSEQUENCES

In addition to the federal income tax consequences described in “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES,” you should consider the state income tax consequences of the acquisition, ownership, and disposition of the shares. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the shares.

CERTAIN ERISA CONSIDERATIONS

Up MacroShares

We anticipate that the Up MacroShares offered in this prospectus will meet the criteria of “publicly-offered securities” pursuant to the Plan Assets Regulation issued by the Department of Labor.

Although no assurances can be given, we expect that:

•

there will be no restrictions imposed on the transfer of the Up MacroShares;

•

the Up MacroShares will be held by at least 100 independent investors at the conclusion of this offering; and

•

the Up MacroShares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

If the Up MacroShares were to fail to meet the criteria of publicly-offered securities, the assets of the Up Trust could be deemed under ERISA to include the assets of any plans that invested in the Up Trust. In that event, transactions involving the Up Trust’s assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code, unless another exception to the Plan Assets Regulation or a statutory or administrative exception applies.

Prospective fiduciaries of a plan considering the purchase of Up MacroShares should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the shares with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

•

whether the fiduciary has the authority to make the investment,

•

the composition of the plan’s portfolio with respect to diversification by type of asset,

•

the plan’s funding objectives,

•

the tax effects of the investment,

•

whether the assets of the trust that are represented by the Up MacroShares would be considered plan assets, and

•

whether, under the general fiduciary standards of investment prudence and diversification an investment in the Up MacroShares is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

Any purchaser of Up MacroShares that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered shares without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PLAN OF DISTRIBUTION

In addition to, and independent of, the purchase of the Up MacroShares by the Initial Purchasers as described below, the Up Trust will issue newly created Up MacroShares to Authorized Participants in Paired Issuances on a continuous basis. The Up MacroShares are issued solely as part of MacroShares Units, each constituting 50,000 Up MacroShares and 50,000 Down MacroShares. Each MacroShares Unit is issued by the Paired Trusts in exchange for cash deposited into the Paired Trusts in an amount equal to the combined Per Share Underlying Value of the Up MacroShares and the Down MacroShares, as measured on the date on which an order for Paired Shares is received. Only Authorized Participants may place orders with the Up Trust (and, concurrently, with the Down Trust) for Paired Issuances.

Due to the fact that Up MacroShares can be issued on an ongoing basis, at any point during the life of the Up Trust, a continuous “distribution,” within the meaning of the Securities Act, will be occurring. Authorized Participants, other broker-dealers and all other persons are cautioned that some of their activities will result in their being deemed to be participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery requirements and liability provisions of the Securities Act. For example, an Authorized Participant or any other person will be deemed to be a statutory underwriter of the Up MacroShares if it deposits cash into the Up Trust and the Down Trust in exchange for MacroShares Units, and after the issuance sells the Up MacroShares which were part of the MacroShares Unit to its customers. An Authorized Participant or any other person will also be deemed to be a statutory underwriter of the Up MacroShares if, after creating Up MacroShares, the Authorized Participant subsequently sells the Up MacroShares to its customers; or if it couples the creation of a supply of new Up MacroShares with an active selling effort involving the solicitation of secondary market demand for the shares. A determination of whether a particular market participant is a statutory underwriter must take into account all the facts and circumstances pertaining to the activities of that participant or its clients in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to the designation of a person as a statutory underwriter.

Investors that purchase Up MacroShares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but nonetheless are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Up MacroShares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, are unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act and will, therefore, be subject to the prospectus delivery requirements of the Securities Act.

We intend to qualify the Up MacroShares in states selected by us and through broker-dealers who are members of the National Association of Securities Dealers, Inc. Investors intending to create or redeem MacroShares Units through Authorized Participants in transactions not involving a broker-dealer registered in the respective investor’s state of domicile or residence should consult their respective legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to that creation or redemption.

Authorized Participants will not receive from us or any of our affiliates any fees or other compensation in connection with the creation and sale of the Up MacroShares. The Authorized Participants or their respective affiliates may receive customary compensation and brokerage fees from investors who purchase Up MacroShares. The difference between the price paid by Authorized Participants as underwriters and the price paid to such Authorized Participants by investors will be deemed underwriting compensation. An Authorized Participant who directs a Paired Issuance is under no obligation to buy any specific number of MacroShares Units and may sell the MacroShares Units that it has purchased. In addition, an Authorized Participant is under no obligation to create or redeem MacroShares Units at any time, and an Authorized Participant is under no obligation to offer to the public any shares that are part of a MacroShares Unit which it did not create. In connection with any Paired Issuance, any Authorized Participant that creates a MacroShares Unit will be deemed to be a statutory underwriter of the Paired Shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act. An Authorized Participant will be required to deliver a prospectus in connection with any transaction for which the Authorized Participant will be deemed a statutory underwriter.

The marketing agent is assisting us in (1) developing and executing a marketing plan for the Up Trust on an ongoing basis and (2) preparing marketing materials for the Up MacroShares. Fees are paid to the marketing agent by the trustee out of the Fee Deduction Amount as compensation for the services performed by it for the Up Trust. MacroFinancial, LLC may from time to time compensate individual [distributors] who are not Authorized Participants or broker dealers, in connection with sales of the Up MacroShares made by such [distributors]. The aggregate sum of the marketing agent’s compensation, the administrative agent’s compensation, any sales compensation paid by MacroFinancial, LLC to individual brokers and dealers, and any expenses reimbursable to the marketing agent and the administrative agent with regard to the sale of the Up MacroShares, will, in no event, exceed the maximum amount of 10% of the gross proceeds of this offering.

[          ] and [      ] also called the Initial Purchasers, have, subject to conditions, agreed to purchase [      ] Up MacroShares and Down MacroShares, which comprise of [ ] MacroShares Units, at the price of $[ ] per each such share pursuant to a distribution agreement among the Depositor and the Initial Purchasers. Total proceeds of the Up Trust from the sale of its shares to the Initial Purchasers will be [     ]. The public offering price of the Up MacroShares will be determined by reference to, among other considerations, the Reference Value of the Index in addition to the prevailing market price of such shares at the time of sale. The Up MacroShares held by the Initial Purchasers may be sold at different prices if sold at different times. The Initial Purchasers may receive commissions/fees from investors who purchase the Up MacroShares.

The Up MacroShares will be listed on NYSE Arca under the trading symbol “[  ].”

LEGAL OPINIONS

Certain legal matters relating to the Up MacroShares and certain federal income tax consequences will be passed upon for us, the Paired Trusts and MacroMarkets LLC by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing us, MacroMarkets LLC and our and its affiliates in connection with other transactions.

EXPERTS

The Financial Statements of the Up Trust as of June [ ], 2008, which are included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

GLOSSARY OF DEFINED TERMS

“Authorized Participant” means an entity that:

•

is a registered broker-dealer and a member in good standing with the Financial Industry Regulatory Authority (“FINRA”), or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of FINRA in order to engage in securities transactions;

•

is a participant in DTC or has indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant; and

•

has entered into a Participants Agreement.

“Available Income” means, on each Distribution Date, an amount calculated for each of the Paired Trusts as all funds on deposit in the applicable trust on that Distribution Date after that trust has (i) set aside an amount equal to the Fee Deduction Amount to pay fees and expenses, (ii) paid or received a payment from the other Paired Trust under the income distribution agreement and (iii) acquired treasuries with an aggregate purchase price equal to the aggregate par amount of its shares as of that Distribution Date.

If the Available Income of either Paired Trust for any Calculation Period is a negative number, then the Available Income of that trust on the related Distribution Date will be equal to zero and that trust will not make any payments under the income distribution agreement or any Quarterly Distribution to its shareholders on that Distribution Date unless it was entitled to and received a portion of the other Paired Trust’s Available Income. The administrative agent is required to use commercially reasonable efforts to direct the acquisition of identical assets for each of the Paired Trusts; accordingly, it is unlikely that there would be a significant difference in the income accrued by each of the Paired Trusts during any Calculation Period.

“business day” means any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close.

“Calculation Period” means, for each Distribution Date, the period beginning on (but excluding) the second business day prior to the preceding Distribution Date (or, in the case of the first Distribution Date, beginning on the first day after the first Issuance Date) and ending on (and including) the second business day prior to the current Distribution Date (or, in the case of the last Distribution Date, ending on and including the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date).

“Closing Date” means June [  ], 2008.

“Code” means the Internal Revenue Code of 1986, as amended.

“Daily Fee Accrual” means, for each day occurring during any Calculation Period for the Up or Down Trust, (1) the Up or Down Asset Amount, as applicable, multiplied by the Daily Fee Accrual Rate on that day plus (2) an estimated fixed annual expense amount divided by 365 or 366, depending upon the number of days in the current year. The sum of the Daily Fee Accruals for the Up Trust or the Down Trust for an entire Calculation Period will be equal to the Fee Deduction Amount for that Calculation Period and that trust. The fixed annual expense amount is expected to equal approximately $600,000, as adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Up Trust.

“Daily Fee Accrual Rate” means an annual rate equal to 1.25%, divided by 365 or 366, depending on the actual number of days in the current year.

“Daily Yield Rate” means for purposes of calculating the Up Available Income Accrual and the Down Available Income Accrual for each treasury on deposit in the applicable trust, the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. For purposes of this definition, the “yield rate” for each treasury will be equal to its stated or implied interest rate, if any, or any applicable discount rate, based on the date of purchase and the purchase price at which the applicable Paired Trust acquired that treasury and, in the case of any treasury repurchase agreement, the difference between its purchase price and its repurchase price.

“Distribution Date” means the second business day preceding each Record Date.

“Distribution Payment Date” means the third business day of the month immediately following the month in which the related Distribution Date occurred.

“Down Aggregate Par Amount” means an amount determined on any date by multiplying the aggregate number of Down MacroShares issued by the Down Trust, whether on the Closing Date or in Paired Issuances less any shares that were redeemed prior to that date, by the Par Amount.

“Down Asset Amount” refers to the amount of assets on deposit in the Down Trust, calculated as of any day occurring during any Calculation Period as the sum of:

•

the Down Investment Amount

plus

•

the sum of the Down Available Income Accruals for each elapsed day of that Calculation Period (not including the date of measurement)

minus

•

the portion of those Down Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the date of measurement plus

•

the portion of the proceeds of all Paired Issuances that have occurred during that Calculation Period prior to the date of measurement that represent the aggregate Down Available Income Accruals that would have accrued on the aggregate par amount of the Down MacroShares that were created in such Paired Issuances if such shares had been outstanding during the period from the last Distribution Date to the applicable Issuance Date.

The Down Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Down Trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the maturities of the treasuries held by the Down Trust during the preceding Calculation Period.

“Down Available Income Accrual” means, for each day occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Down Trust on that date, the product of the purchase price at which the trust acquired that treasury (or, in the case of any treasury that was acquired at a premium, the par amount of that treasury) multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Down Available Income Accrual will be equal to zero.

“Down Earned Income Accrual” means, for each calendar day occurring during any Calculation Period:

•

if the Leveraged Settlement Factor for that day is greater than 1, the Down Available Income Accrual for that day multiplied by (2 minus such Leveraged Settlement Factor) or, if the Leveraged Settlement Factor is less than 1, the Down Available Income Accrual for that day plus the Up Available Income Accrual for that day multiplied by (1 minus such Leveraged Settlement Factor);

plus

•

if the date of measurement is also an Issuance Date on which a net increase in the Down Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Down MacroShares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Down MacroShare, which represents the Down Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date, minus

•

if the date of measurement is also a Redemption Date on which a net decrease in the Down Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances, the product of the number of Down MacroShares redeemed on such day constituting such net decrease and the income component of the Per Share Underlying Value of each such Down MacroShare, which represents the Down Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

The Down Earned Income Accrual for each Calculation Period will be equal to the sum of the Down Earned Income Accruals for each day of that Calculation Period.

“Down Trust Agreement” means the amended and restated trust agreement, dated as of June [ ], 2008, entered into by us, as depositor, [     ], as trustee for the Down Trust, MacroMarkets LLC, as administrative agent, and MacroFinancial, LLC, as a marketing agent.

“Down Investment Amount” will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Down Trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The “Down Investment Amount” on any other day occurring during any Calculation Period will equal the aggregate par amount of the Down MacroShares that are outstanding on that day if the amount actually invested on the preceding Distribution Date was equal to the Down Aggregate Par Amount on that day. If the amount actually invested on the last Distribution Date was less than the Down Aggregate Par Amount, then the “Down Investment Amount” for each day of the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Down MacroShares outstanding on that Distribution Date, multiplied by the number of Down MacroShares that are outstanding on the date of measurement.

“DTC” means The Depository Trust Company.

“Early Termination Date” means the next Distribution Date that follows the occurrence of a Termination Trigger.

“Ending Level” means, for each calendar day, the Reference Value of the Index on the last preceding Index Publication Day.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fee Deduction Amount” means, for each Calculation Period and each Paired Trust, an amount equal to the sum of, for each day during that Calculation Period, (i) the Up Asset Amount or the Down Asset Amount, as applicable, as of that day multiplied by the Daily Fee Accrual Rate and (ii) an estimated fixed annual amount divided by 365 or 366, depending upon the number of days in the current year. The fixed annual amount for both the Up Trust and the Down Trust is expected to equal approximately $600,000 for each trust, but will be adjusted periodically based upon actual expenses incurred or expected to be incurred by each of the trusts.

“Final Distribution” means any distribution made in redemption of all or a portion of the Up MacroShares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, as described in “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.”

“Final Scheduled Termination Date” means the Distribution Date scheduled to occur on [    ], 2018.

“Index Publication Day” means the business day in each month on which S&P publishes the value for the S&P/Case-Shiller Composite-10 Home Price Index for the second preceding month.

“Issuance Date” means the business day following each Issuance Order Date on which a Paired Issuance is effected, provided that, in the case of any creation order that is delivered on a Distribution Date or the business day following the Distribution Date, the “Issuance Date” will be the third business day following the Issuance Order Date.

“Issuance Order Date” means the business day on which an Authorized Participant delivers a creation order to the administrative agent directing a Paired Issuance.

“Leverage Factor” equals 2.

“Leveraged Settlement Factor” equals, on any date, (Leverage Factor * (Settlement Factor – 1) + 1).

“MacroShares Unit” means 50,000 Up MacroShares and 50,000 Down MacroShares.

“Paired Shares” means the Up MacroShares and the Down MacroShares.

“Paired Trusts” means the Up Trust and the Down Trust.

“Paired Issuance” means the issuance of Paired Shares in MacroShares Units as described in “DESCRIPTION OF THE UP MACROSHARES — Paired Issuances.”

“Paired Optional Redemption” means a redemption of the Paired Shares in MacroShares Units as described in “DESCRIPTION OF THE UP MACROSHARES — Final Distribution — Final Distributions in Paired Optional Redemptions.”

“Par Amount” means for each Up MacroShare and each Down MacroShare, a stated amount equal to $[25] per share.

“Participants Agreement” means an agreement entered into by us, the entity or entities acting as the administrative agents and trustees of the Up Trust and the Down Trust and an Authorized Participant, that specifies procedures for the Paired Issuance and Paired Optional Redemption of Paired Shares.

“Per Share Underlying Value” means, with respect to each business day occurring during any Calculation Period and (i) each Up MacroShare, an amount calculated by dividing the Underlying Value of the Up Trust by the number of Up MacroShares outstanding on that day, and (ii) each Down MacroShare, an amount calculated by dividing the Underlying Value of the Down Trust by the number of Down MacroShares outstanding on that day.

“Quarterly Distribution” means, for each Distribution Date, the distribution to be made to the holders of the Up MacroShares that is described in “DESCRIPTION OF THE UP MACROSHARES — Quarterly Distributions.”

“Record Date” means the last business day of [   ], [   ], [   ] and [   ] of each year, commencing in [   ] of 2008.

“Redemption Cash Component” means the funds that must be delivered by the Authorized Participant to the trustee in connection with any redemption in which treasuries are being delivered to make the Final Distribution and these treasuries, valued at their acquisition cost, represent a value in excess of the Per Share Underlying Value of the shares being redeemed.

“Redemption Date” means the business day following the Redemption Order Date on which a Paired Optional Redemption is effected or, in the event that the Redemption Order Date is a Distribution Date or the business day following the Distribution Date, on the third business day after the Redemption Order Date.

“Redemption Order Date” means any business day on which an Authorized Participant places an order for a Paired Optional Redemption.

“Redemption Percentage” means:

•

on any Redemption Order Date, a fraction, expressed as a percentage:

–

the numerator of which is the aggregate number of Up MacroShares that are being redeemed and the denominator of which is the aggregate number of Up MacroShares that are outstanding prior to the redemption, in the case of the Up MacroShares; and

–

the numerator of which is the aggregate number of Down MacroShares that are being redeemed and the denominator of which is the aggregate number of Down MacroShares that are outstanding prior to the redemption, in the case of the Down MacroShares; or

•

on the Final Scheduled Termination Date or an Early Termination Date, a percentage equal to 100%.

“Reference Value of the Index” means the value of the S&P/Case-Shiller Composite-10 Home Price Index, which reflects housing prices in ten major metropolitan areas for the third calendar month preceding the month of publication.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Settlement Factor” equals, on any calendar day, (RVIt / RVI0), where RVIt equals the Reference Value of the Index on such day and RVI0 equals the Reference Value of the Index on the closing date.

“Starting Level” means [186.06], the most recent Reference Value of the Index as of the Closing Date.

“Termination Triggers” has the meaning described in “DESCRIPTION OF THE UP MACROSHARES — Termination Triggers.”

“Trust Agreements” means the Up Trust Agreement and the Down Trust Agreement.

“Trustee Termination Event” has the meaning described in “DESCRIPTION OF THE TRUST AGREEMENTS — Trustee Termination Events.”

The “Underlying Value” of the Up Trust will be equal on any calendar day occurring during any Calculation Period for so long as the proportion of assets on deposit in the Up and Down Trusts is one-to-one:

•

the sum of the Up Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current calendar day plus

•

the Up Investment Amount multiplied by the Leveraged Settlement Factor.

At any time when the assets of the Up and Down Trust are not in a one-to-one proportion, the Underlying Value of the Up Trust on each calendar day will be calculated as follows

•

the sum of the Up Earned Income Accruals for each day that has elapsed during the current Calculation Period up to and including the current calendar day plus

o

if the Leveraged Settlement Factor is greater than one, the Up Investment Amount plus the Down Investment Amount multiplied by (1 minus the Leveraged Settlement Factor)

OR

o

if the Leveraged Settlement Factor is less than one, the Up Investment Amount multiplied by the Leveraged Settlement Factor.

The “Underlying Value” of the Down Trust will be equal, on any calendar day occurring during any Calculation Period, for so long as the proportion of assets on deposit in the Up and Down Trust is one-to-one:

•

the sum of the Down Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current day plus

•

the Down Investment Amount on that date multiplied by (2 minus the Leveraged Settlement Factor, calculated for the current day).

At any time when the assets of the Up and Down Trust are not in a one-to-one proportion, the Underlying Value of the Down Trust on each calendar day will be calculated as follows

•

the sum of the Down Earned Income Accruals for each day that has elapsed during the current Calculation Period up to and including the current calendar day plus

o

if the Leveraged Settlement Factor is greater than one, the Down Investment Amount multiplied by (2 minus the Leveraged Settlement Factor)

OR

o

if the Leveraged Settlement Factor is less than one, the Down Investment Amount plus the Up Investment Amount multiplied by (1 minus the Leveraged Settlement Factor).

“Up Aggregate Par Amount” means an amount determined on any date by multiplying the aggregate number of Up MacroShares issued by the Up Trust on any Issuance Date, less any shares that were redeemed prior to that date, by the Par Amount.

“Up Asset Amount” refers to the amount of assets on deposit in the Up Trust, calculated as of each day occurring during any Calculation Period as the sum of:

•

the Up Investment Amount

plus

•

the sum of the Up Available Income Accruals for each elapsed day of that Calculation Period (not including the date of measurement)

minus

•

the portion of those Up Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the date of measurement plus

•

the portion of the proceeds of all Paired Issuances that have occurred during that Calculation Period prior to the date of measurement that represent the aggregate Up Available Income Accruals that would have accrued on the aggregate par amount of the Up MacroShares that were created in such Paired Issuances if such shares had been outstanding during the period from the last Distribution Date to the applicable Issuance Date.

The Up Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Up Trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the maturity of its treasuries during the preceding Calculation Period.

“Up Available Income Accrual” means, for each day occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Up Trust on that day, the product of the purchase price at which the trust acquired that treasury (or, in the case of any treasury that was acquired at a premium, the par amount of that treasury) multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Up Available Income Accrual will be equal to zero.

“Up Earned Income Accrual” means, for each calendar day occurring during any Calculation Period:

•

if the Leveraged Settlement Factor for that day is less than 1, the Up Available Income Accrual for that calendar day multiplied by such Leveraged Settlement Factor, or, if the Leveraged Settlement Factor is greater than 1, the Up Available Income Accrual for that day plus the Down Available Income Accrual for that day multiplied by (1 minus such Leveraged Settlement Factor)

plus

•

if the date of measurement is also an Issuance Date on which a net increase in the Up Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Up MacroShares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Up MacroShare, representing the Up Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date;

minus

•

if the date of measurement is also a Redemption Date on which a net decrease in the Up Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances on that day, the product of the number of Up MacroShares redeemed on such day constituting such net decrease and the income component of the Per Share Underlying Value of each such Up MacroShare, representing the Up Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

The Up Earned Income Accrual for each Calculation Period will be equal to the sum of the Up Earned Income Accruals for each day of that Calculation Period.

“Up Trust Agreement” means the amended and restated trust agreement, dated as of June [ ], 2008, entered into by us, as depositor, [      ], as trustee for the Up Trust, MacroMarkets LLC, as administrative agent, and MacroFinancial, LLC, also as a marketing agent.

“Up Investment Amount” will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Up Trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The “Up Investment Amount” on any other day occurring during any Calculation Period will equal the aggregate par amount of the Up MacroShares that are outstanding on that day if the amount actually invested on the preceding Distribution Date was equal to the Up Aggregate Par Amount on that day. If the amount actually invested on the last Distribution Date was less than the Up Aggregate Par Amount, then the “Up Investment Amount” for each day during the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Up MacroShares outstanding on that Distribution Date, multiplied by the number of Up MacroShares that are outstanding on the date of measurement.

“Value” means, with respect to each treasury, the purchase price at which the applicable Paired Trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date.

Appendix A

Hypothetical Scenarios

As discussed in the preceding sections of this prospectus, Quarterly Distributions and the Final Distribution on your Up MacroShare depend upon the Underlying Value of the Up Trust. The Underlying Value of the Up Trust at any time depends on the level of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index. It is not possible to show all possible payment scenarios on Up MacroShares, because we cannot predict future fluctuations in the level of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index or the prevailing interest and discount rates associated with the treasuries deposited in the paired trusts at any particular point in time. However, to illustrate the unique structural and performance characteristics of the Up MacroShares, we have created eighteen different hypothetical scenarios to show the hypothetical performance of one Up MacroShare.

The tables that follow illustrate the performance of one Up MacroShare under various scenarios based on different assumptions about the level of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index and the yield on the treasuries in the paired trusts. For presentation purposes only, we have assigned hypothetical values to the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index and hypothetical yields on the treasuries in the paired trusts to illustrate different possible performance scenarios. We have set the beginning value of the Applicable Reference Value of Medical at 200, which is the level of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index on the closing date, to facilitate comparisons between the level of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index on the closing date and the level of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index on subsequent dates. The levels of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index contained in the tables do not represent the actual levels of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index at any particular point in time and are not predictions about the future levels of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.

The tables that follow present fifteen different hypothetical scenarios.  The following matrix represents the various scenarios covered by the fifteen hypothetical tables:

Index Levels	Interest Rate Scenarios
	Interest Rates Rise Asset Under Management: $250 Million	Interest Rates Fall Asset Under Management: $250 Million	Interest Rates Remain Constant Asset Under Management: $250 Million
Index Increases	Table 1	Table 2	Table 3
Index Decreases	Table 4	Table 5	Table 6
Index is Volatile with No Net Change	Table 7	Table 8	Table 9
Index is Volatile with a Net Decrease	Table 10	Table 11	Table 12
Index is Volatile with a Net Increase	Table 13	Table 14	Table 15

Each of the following hypothetical tables is based on the following assumptions:

•

the current starting level of S&P/Case-Shiller Composite-10 Home Price Index on the closing date is 200.000;

•

the final scheduled termination date is February 15, 2013;

•

the Up Aggregate Par Amount is equal to the Down Aggregate Par Amount;

•

no paired optional redemptions will occur prior to the final scheduled termination date;

•

no subsequent issuances will occur during the period from the closing date to the final scheduled termination date;

Appendix A

•

no Termination Triggers will occur during the period from the closing date to the final scheduled termination date;

•

on the closing date, the portion of the Underlying Value of the Up Trust allocable to one Up MacroShare is $25.00 and the portion of the Underlying Value of the Down Trust allocable to one Down MacroShare is $25.00;

•

the aggregate annual fees for the Up Trust, including MacroMarkets’s licensing fee, the trustee’s fee and the expenses of the Up Trust, will be equal to 1.25% per annum plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter; and

•

the aggregate annual fees for the Down Trust, including MacroMarkets’s licensing fee, the trustee’s fee and the expenses of the Down Trust, will be equal to 1.25% per annum plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter;

•

If trust income exceeds trust expenses, then the resulting Available Income will be distributed to investors on a quarterly basis; if trust expenses exceeds trust income, then no quarterly distribution will be made and such excess expense amount will be deducted from the Aggregate Par Amount on a quarterly basis.

As an example of the way the MacroShares trusts function in a scenario in which the available income are insufficient to pay the quarterly fees of the trusts, we refer you to the hypothetical table on page B-4. In that hypothetical table, during the months March 2003 to November 2005, the available income did not suffice to pay the daily fees which caused the reduction of the par amount and, accordingly, the underlying value. As soon as the treasuries earnings increased above the level of the quarterly fees and available income accruals were created, as was the case in December 2005, the available income accruals were used to increase the par amount, which would continue until the par amount reached its original value.

Appendix A

Table 1: Hypothetical Value of S&P/Case-Shiller Composite 10 Index increases and interest rates rise

     The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has increased steadily and the interest rate on the treasuries held in the paired trusts increased steadily from the closing date through the final scheduled termination date.

Quarter Ended	Value (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value(7)
			Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	203.000	4.10%	$0.108	$0.108	1.50%	1.50%	$25.75	$24.25	$0.15	$0.14	$0.15	$0.14	$25.90	$24.39
November 15, 2008	206.045	4.20%	$0.108	$0.108	3.02%	1.50%	$26.51	$23.49	$0.16	$0.14	$0.30	$0.28	$26.67	$23.63
February 15, 2009	209.136	4.30%	$0.108	$0.108	4.57%	1.50%	$27.28	$22.72	$0.17	$0.14	$0.47	$0.42	$27.45	$22.86
May 15, 2009	212.273	4.40%	$0.108	$0.108	6.14%	1.50%	$28.07	$21.93	$0.18	$0.14	$0.65	$0.56	$28.25	$22.07
August 15, 2009	215.457	4.50%	$0.108	$0.108	7.73%	1.50%	$28.86	$21.14	$0.19	$0.14	$0.84	$0.70	$29.06	$21.28
November 15, 2009	218.689	4.60%	$0.108	$0.108	9.34%	1.50%	$29.67	$20.33	$0.21	$0.14	$1.05	$0.84	$29.88	$20.47
February 15, 2010	221.969	4.70%	$0.108	$0.108	10.98%	1.50%	$30.49	$19.51	$0.22	$0.14	$1.27	$0.98	$30.71	$19.65
May 15, 2010	225.299	4.80%	$0.108	$0.108	12.65%	1.50%	$31.32	$18.68	$0.23	$0.14	$1.50	$1.12	$31.56	$18.81
August 15, 2010	228.678	4.90%	$0.108	$0.108	14.34%	1.50%	$32.17	$17.83	$0.25	$0.14	$1.75	$1.26	$32.42	$17.97
November 15, 2010	232.108	5.00%	$0.108	$0.108	16.05%	1.50%	$33.03	$16.97	$0.26	$0.13	$2.01	$1.39	$33.29	$17.11
February 15, 2011	235.590	5.10%	$0.108	$0.108	17.79%	1.50%	$33.90	$16.10	$0.28	$0.13	$2.29	$1.52	$34.17	$16.23
May 15, 2011	239.124	5.20%	$0.108	$0.108	19.56%	1.50%	$34.78	$15.22	$0.29	$0.13	$2.58	$1.65	$35.07	$15.35
August 15, 2011	242.710	5.30%	$0.108	$0.108	21.36%	1.50%	$35.68	$14.32	$0.31	$0.12	$2.89	$1.77	$35.99	$14.45
November 15, 2011	246.351	5.40%	$0.108	$0.108	23.18%	1.50%	$36.59	$13.41	$0.33	$0.12	$3.22	$1.89	$36.91	$13.53
February 15, 2012	250.046	5.50%	$0.108	$0.108	25.02%	1.50%	$37.51	$12.49	$0.34	$0.11	$3.56	$2.01	$37.86	$12.60
May 15, 2012	253.797	5.60%	$0.108	$0.108	26.90%	1.50%	$38.45	$11.55	$0.36	$0.11	$3.92	$2.12	$38.81	$11.66
August 15, 2012	257.604	5.70%	$0.108	$0.108	28.80%	1.50%	$39.40	$10.60	$0.38	$0.10	$4.30	$2.22	$39.78	$10.70
November 15, 2012	261.468	5.80%	$0.108	$0.108	30.73%	1.50%	$40.37	$9.63	$0.40	$0.10	$4.70	$2.32	$40.77	$9.73
February 15, 2013	265.390	5.90%	$0.108	$0.108	32.70%	1.50%	$41.35	$8.65	$0.42	$0.09	$5.13	$2.40	$41.77	$8.74

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95%  plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 2: Hypothetical Value of S&P/Case-Shiller Composite 10 Index increases and interest rates fall

     The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has increased steadily and the interest rate on the treasuries held in the paired trusts has decreased steadily from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value(7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	203.000	3.90%	$0.108	$0.108	1.50%	1.50%	$25.75	$24.25	$0.15	$0.14	$0.15	$0.14	$25.90	$24.39
November 15, 2008	206.045	3.80%	$0.108	$0.108	3.02%	1.50%	$26.51	$23.49	$0.14	$0.13	$0.29	$0.27	$26.66	$23.62
February 15, 2009	209.136	3.70%	$0.108	$0.108	4.57%	1.50%	$27.28	$22.72	$0.14	$0.12	$0.43	$0.38	$27.43	$22.83
May 15, 2009	212.273	3.60%	$0.108	$0.108	6.14%	1.50%	$28.07	$21.93	$0.14	$0.11	$0.57	$0.49	$28.21	$22.04
August 15, 2009	215.457	3.50%	$0.108	$0.108	7.73%	1.50%	$28.86	$21.14	$0.13	$0.10	$0.70	$0.59	$29.00	$21.23
November 15, 2009	218.689	3.40%	$0.108	$0.108	9.34%	1.50%	$29.67	$20.33	$0.13	$0.09	$0.84	$0.68	$29.80	$20.42
February 15, 2010	221.969	3.30%	$0.108	$0.108	10.98%	1.50%	$30.49	$19.51	$0.13	$0.08	$0.96	$0.76	$30.62	$19.59
May 15, 2010	225.299	3.20%	$0.108	$0.108	12.65%	1.50%	$31.32	$18.68	$0.12	$0.07	$1.09	$0.83	$31.45	$18.75
August 15, 2010	228.678	3.10%	$0.108	$0.108	14.34%	1.50%	$32.17	$17.83	$0.12	$0.07	$1.20	$0.90	$32.29	$17.90
November 15, 2010	232.108	3.00%	$0.108	$0.108	16.05%	1.50%	$33.03	$16.97	$0.11	$0.06	$1.32	$0.96	$33.14	$17.03
February 15, 2011	235.590	2.90%	$0.108	$0.108	17.79%	1.50%	$33.90	$16.10	$0.11	$0.05	$1.42	$1.01	$34.01	$16.15
May 15, 2011	239.124	2.80%	$0.108	$0.108	19.56%	1.50%	$34.78	$15.22	$0.10	$0.04	$1.53	$1.05	$34.88	$15.26
August 15, 2011	242.710	2.70%	$0.108	$0.108	21.36%	1.50%	$35.68	$14.32	$0.10	$0.04	$1.62	$1.09	$35.77	$14.36
November 15, 2011	246.351	2.60%	$0.108	$0.108	23.18%	1.50%	$36.59	$13.41	$0.09	$0.03	$1.71	$1.12	$36.68	$13.44
February 15, 2012	250.046	2.50%	$0.108	$0.108	25.02%	1.50%	$37.51	$12.49	$0.08	$0.03	$1.79	$1.15	$37.59	$12.52
May 15, 2012	253.797	2.40%	$0.108	$0.108	26.90%	1.50%	$38.45	$11.55	$0.07	$0.02	$1.87	$1.17	$38.52	$11.57
August 15, 2012	257.604	2.30%	$0.108	$0.108	28.80%	1.50%	$39.40	$10.60	$0.07	$0.02	$1.93	$1.19	$39.47	$10.62
November 15, 2012	261.468	2.20%	$0.108	$0.108	30.73%	1.50%	$40.37	$9.63	$0.06	$0.01	$1.99	$1.21	$40.42	$9.65
February 15, 2013	265.390	2.10%	$0.108	$0.108	32.70%	1.50%	$41.35	$8.65	$0.05	$0.01	$2.04	$1.22	$41.40	$8.66

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95%  plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 3: Hypothetical Value of S&P/Case-Shiller Composite 10 Index increases and interest rates remain constant

     The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has increased steadily and the interest rate on the treasuries held in the paired trusts has not changed from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions(5)		Cumulative Distribution (6)		Underlying Value(7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	203.000	4.00%	$0.108	$0.108	1.50%	1.50%	$25.75	$24.25	$0.15	$0.14	$0.15	$0.14	$25.90	$24.39
November 15, 2008	206.045	4.00%	$0.108	$0.108	3.02%	1.50%	$26.51	$23.49	$0.15	$0.13	$0.30	$0.27	$26.66	$23.62
February 15, 2009	209.136	4.00%	$0.108	$0.108	4.57%	1.50%	$27.28	$22.72	$0.15	$0.13	$0.45	$0.40	$27.44	$22.84
May 15, 2009	212.273	4.00%	$0.108	$0.108	6.14%	1.50%	$28.07	$21.93	$0.16	$0.12	$0.61	$0.52	$28.23	$22.06
August 15, 2009	215.457	4.00%	$0.108	$0.108	7.73%	1.50%	$28.86	$21.14	$0.16	$0.12	$0.77	$0.64	$29.03	$21.26
November 15, 2009	218.689	4.00%	$0.108	$0.108	9.34%	1.50%	$29.67	$20.33	$0.17	$0.12	$0.94	$0.76	$29.84	$20.44
February 15, 2010	221.969	4.00%	$0.108	$0.108	10.98%	1.50%	$30.49	$19.51	$0.17	$0.11	$1.12	$0.87	$30.67	$19.62
May 15, 2010	225.299	4.00%	$0.108	$0.108	12.65%	1.50%	$31.32	$18.68	$0.18	$0.11	$1.29	$0.98	$31.50	$18.78
August 15, 2010	228.678	4.00%	$0.108	$0.108	14.34%	1.50%	$32.17	$17.83	$0.18	$0.10	$1.48	$1.08	$32.35	$17.93
November 15, 2010	232.108	4.00%	$0.108	$0.108	16.05%	1.50%	$33.03	$16.97	$0.19	$0.10	$1.66	$1.17	$33.21	$17.07
February 15, 2011	235.590	4.00%	$0.108	$0.108	17.79%	1.50%	$33.90	$16.10	$0.19	$0.09	$1.86	$1.27	$34.09	$16.19
May 15, 2011	239.124	4.00%	$0.108	$0.108	19.56%	1.50%	$34.78	$15.22	$0.20	$0.09	$2.05	$1.35	$34.98	$15.31
August 15, 2011	242.710	4.00%	$0.108	$0.108	21.36%	1.50%	$35.68	$14.32	$0.20	$0.08	$2.26	$1.43	$35.88	$14.40
November 15, 2011	246.351	4.00%	$0.108	$0.108	23.18%	1.50%	$36.59	$13.41	$0.21	$0.08	$2.46	$1.51	$36.80	$13.49
February 15, 2012	250.046	4.00%	$0.108	$0.108	25.02%	1.50%	$37.51	$12.49	$0.21	$0.07	$2.68	$1.58	$37.72	$12.56
May 15, 2012	253.797	4.00%	$0.108	$0.108	26.90%	1.50%	$38.45	$11.55	$0.22	$0.07	$2.89	$1.65	$38.67	$11.62
August 15, 2012	257.604	4.00%	$0.108	$0.108	28.80%	1.50%	$39.40	$10.60	$0.22	$0.06	$3.12	$1.71	$39.62	$10.66
November 15, 2012	261.468	4.00%	$0.108	$0.108	30.73%	1.50%	$40.37	$9.63	$0.23	$0.05	$3.35	$1.76	$40.60	$9.69
February 15, 2013	265.390	4.00%	$0.108	$0.108	32.70%	1.50%	$41.35	$8.65	$0.23	$0.05	$3.58	$1.81	$41.58	$8.70

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95% plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000  prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 4: Hypothetical Value of S&P/Case-Shiller Composite 10 Index decreases and interest rates rise

     The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has decreased steadily and the interest rate on the treasuries held in the paired trusts has increased steadily from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	197.000	4.10%	$0.108	$0.108	-1.50%	-1.50%	$24.25	$25.75	$0.14	$0.15	$0.14	$0.15	$24.39	$25.90
November 15, 2008	194.045	4.20%	$0.108	$0.108	-2.98%	-1.50%	$23.51	$26.49	$0.14	$0.16	$0.28	$0.30	$23.65	$26.65
February 15, 2009	191.134	4.30%	$0.108	$0.108	-4.43%	-1.50%	$22.78	$27.22	$0.14	$0.17	$0.42	$0.47	$22.92	$27.38
May 15, 2009	188.267	4.40%	$0.108	$0.108	-5.87%	-1.50%	$22.07	$27.93	$0.14	$0.18	$0.56	$0.65	$22.21	$28.11
August 15, 2009	185.443	4.50%	$0.108	$0.108	-7.28%	-1.50%	$21.36	$28.64	$0.14	$0.19	$0.70	$0.84	$21.50	$28.83
November 15, 2009	182.662	4.60%	$0.108	$0.108	-8.67%	-1.50%	$20.67	$29.33	$0.14	$0.20	$0.85	$1.04	$20.81	$29.54
February 15, 2010	179.922	4.70%	$0.108	$0.108	-10.04%	-1.50%	$19.98	$30.02	$0.14	$0.22	$0.99	$1.26	$20.12	$30.23
May 15, 2010	177.223	4.80%	$0.108	$0.108	-11.39%	-1.50%	$19.31	$30.69	$0.14	$0.23	$1.13	$1.49	$19.45	$30.92
August 15, 2010	174.565	4.90%	$0.108	$0.108	-12.72%	-1.50%	$18.64	$31.36	$0.14	$0.24	$1.27	$1.73	$18.78	$31.60
November 15, 2010	171.946	5.00%	$0.108	$0.108	-14.03%	-1.50%	$17.99	$32.01	$0.14	$0.25	$1.42	$1.98	$18.13	$32.27
February 15, 2011	169.367	5.10%	$0.108	$0.108	-15.32%	-1.50%	$17.34	$32.66	$0.14	$0.27	$1.56	$2.25	$17.48	$32.93
May 15, 2011	166.826	5.20%	$0.108	$0.108	-16.59%	-1.50%	$16.71	$33.29	$0.14	$0.28	$1.70	$2.53	$16.85	$33.57
August 15, 2011	164.324	5.30%	$0.108	$0.108	-17.84%	-1.50%	$16.08	$33.92	$0.14	$0.29	$1.84	$2.82	$16.22	$34.21
November 15, 2011	161.859	5.40%	$0.108	$0.108	-19.07%	-1.50%	$15.46	$34.54	$0.14	$0.31	$1.98	$3.13	$15.60	$34.84
February 15, 2012	159.431	5.50%	$0.108	$0.108	-20.28%	-1.50%	$14.86	$35.14	$0.14	$0.32	$2.11	$3.45	$14.99	$35.46
May 15, 2012	157.040	5.60%	$0.108	$0.108	-21.48%	-1.50%	$14.26	$35.74	$0.13	$0.34	$2.25	$3.79	$14.39	$36.08
August 15, 2012	154.684	5.70%	$0.108	$0.108	-22.66%	-1.50%	$13.67	$36.33	$0.13	$0.35	$2.38	$4.14	$13.80	$36.68
November 15, 2012	152.364	5.80%	$0.108	$0.108	-23.82%	-1.50%	$13.09	$36.91	$0.13	$0.37	$2.51	$4.51	$13.22	$37.28
February 15, 2013	150.078	5.90%	$0.108	$0.108	-24.96%	-1.50%	$12.52	$37.48	$0.13	$0.38	$2.64	$4.89	$12.65	$37.86

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95% plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000  prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 5: Hypothetical Value of S&P/Case-Shiller Composite 10 Index decreases and interest rates fall

     The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has decreased steadily and the interest rate on the treasuries held in the paired trusts has decreased steadily from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	197.000	3.90%	$0.108	$0.108	-1.50%	-1.50%	$24.25	$25.75	$0.14	$0.15	$0.14	$0.15	$24.39	$25.90
November 15, 2008	194.045	3.80%	$0.108	$0.108	-2.98%	-1.50%	$23.51	$26.49	$0.13	$0.14	$0.27	$0.29	$23.64	$26.63
February 15, 2009	191.134	3.70%	$0.108	$0.108	-4.43%	-1.50%	$22.78	$27.22	$0.12	$0.14	$0.38	$0.43	$22.90	$27.36
May 15, 2009	188.267	3.60%	$0.108	$0.108	-5.87%	-1.50%	$22.07	$27.93	$0.11	$0.14	$0.49	$0.57	$22.18	$28.07
August 15, 2009	185.443	3.50%	$0.108	$0.108	-7.28%	-1.50%	$21.36	$28.64	$0.10	$0.13	$0.59	$0.70	$21.46	$28.77
November 15, 2009	182.662	3.40%	$0.108	$0.108	-8.67%	-1.50%	$20.67	$29.33	$0.09	$0.13	$0.68	$0.83	$20.76	$29.46
February 15, 2010	179.922	3.30%	$0.108	$0.108	-10.04%	-1.50%	$19.98	$30.02	$0.08	$0.13	$0.77	$0.96	$20.06	$30.14
May 15, 2010	177.223	3.20%	$0.108	$0.108	-11.39%	-1.50%	$19.31	$30.69	$0.08	$0.12	$0.84	$1.08	$19.38	$30.81
August 15, 2010	174.565	3.10%	$0.108	$0.108	-12.72%	-1.50%	$18.64	$31.36	$0.07	$0.12	$0.91	$1.19	$18.71	$31.47
November 15, 2010	171.946	3.00%	$0.108	$0.108	-14.03%	-1.50%	$17.99	$32.01	$0.06	$0.11	$0.97	$1.30	$18.05	$32.12
February 15, 2011	169.367	2.90%	$0.108	$0.108	-15.32%	-1.50%	$17.34	$32.66	$0.06	$0.10	$1.03	$1.41	$17.40	$32.76
May 15, 2011	166.826	2.80%	$0.108	$0.108	-16.59%	-1.50%	$16.71	$33.29	$0.05	$0.10	$1.08	$1.50	$16.76	$33.39
August 15, 2011	164.324	2.70%	$0.108	$0.108	-17.84%	-1.50%	$16.08	$33.92	$0.04	$0.09	$1.12	$1.59	$16.12	$34.01
November 15, 2011	161.859	2.60%	$0.108	$0.108	-19.07%	-1.50%	$15.46	$34.54	$0.04	$0.08	$1.16	$1.68	$15.50	$34.62
February 15, 2012	159.431	2.50%	$0.108	$0.108	-20.28%	-1.50%	$14.86	$35.14	$0.03	$0.08	$1.19	$1.75	$14.89	$35.22
May 15, 2012	157.040	2.40%	$0.108	$0.108	-21.48%	-1.50%	$14.26	$35.74	$0.03	$0.07	$1.22	$1.82	$14.29	$35.81
August 15, 2012	154.684	2.30%	$0.108	$0.108	-22.66%	-1.50%	$13.67	$36.33	$0.02	$0.06	$1.24	$1.88	$13.69	$36.39
November 15, 2012	152.364	2.20%	$0.108	$0.108	-23.82%	-1.50%	$13.09	$36.91	$0.02	$0.05	$1.26	$1.94	$13.11	$36.96
February 15, 2013	150.078	2.10%	$0.108	$0.108	-24.96%	-1.50%	$12.52	$37.48	$0.01	$0.04	$1.27	$1.98	$12.53	$37.52

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95%  plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 6: Hypothetical Value of S&P/Case-Shiller Composite 10 Index decreases and interest rates remain constant

     The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has decreased steadily and the interest rate on the treasuries held in the paired trusts has not changed from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	197.000	4.00%	$0.108	$0.108	-1.50%	-1.50%	$24.25	$25.75	$0.14	$0.15	$0.14	$0.15	$24.39	$25.90
November 15, 2008	194.045	4.00%	$0.108	$0.108	-2.98%	-1.50%	$23.51	$26.49	$0.13	$0.15	$0.27	$0.30	$23.64	$26.64
February 15, 2009	191.134	4.00%	$0.108	$0.108	-4.43%	-1.50%	$22.78	$27.22	$0.13	$0.15	$0.40	$0.45	$22.91	$27.37
May 15, 2009	188.267	4.00%	$0.108	$0.108	-5.87%	-1.50%	$22.07	$27.93	$0.13	$0.16	$0.53	$0.61	$22.19	$28.09
August 15, 2009	185.443	4.00%	$0.108	$0.108	-7.28%	-1.50%	$21.36	$28.64	$0.12	$0.16	$0.65	$0.77	$21.48	$28.80
November 15, 2009	182.662	4.00%	$0.108	$0.108	-8.67%	-1.50%	$20.67	$29.33	$0.12	$0.17	$0.76	$0.94	$20.78	$29.50
February 15, 2010	179.922	4.00%	$0.108	$0.108	-10.04%	-1.50%	$19.98	$30.02	$0.11	$0.17	$0.88	$1.11	$20.09	$30.19
May 15, 2010	177.223	4.00%	$0.108	$0.108	-11.39%	-1.50%	$19.31	$30.69	$0.11	$0.17	$0.99	$1.28	$19.42	$30.87
August 15, 2010	174.565	4.00%	$0.108	$0.108	-12.72%	-1.50%	$18.64	$31.36	$0.11	$0.18	$1.09	$1.46	$18.75	$31.54
November 15, 2010	171.946	4.00%	$0.108	$0.108	-14.03%	-1.50%	$17.99	$32.01	$0.10	$0.18	$1.19	$1.64	$18.09	$32.20
February 15, 2011	169.367	4.00%	$0.108	$0.108	-15.32%	-1.50%	$17.34	$32.66	$0.10	$0.19	$1.29	$1.83	$17.44	$32.84
May 15, 2011	166.826	4.00%	$0.108	$0.108	-16.59%	-1.50%	$16.71	$33.29	$0.09	$0.19	$1.39	$2.02	$16.80	$33.48
August 15, 2011	164.324	4.00%	$0.108	$0.108	-17.84%	-1.50%	$16.08	$33.92	$0.09	$0.19	$1.48	$2.21	$16.17	$34.11
November 15, 2011	161.859	4.00%	$0.108	$0.108	-19.07%	-1.50%	$15.46	$34.54	$0.09	$0.20	$1.57	$2.41	$15.55	$34.73
February 15, 2012	159.431	4.00%	$0.108	$0.108	-20.28%	-1.50%	$14.86	$35.14	$0.08	$0.20	$1.65	$2.60	$14.94	$35.34
May 15, 2012	157.040	4.00%	$0.108	$0.108	-21.48%	-1.50%	$14.26	$35.74	$0.08	$0.20	$1.73	$2.81	$14.34	$35.94
August 15, 2012	154.684	4.00%	$0.108	$0.108	-22.66%	-1.50%	$13.67	$36.33	$0.08	$0.21	$1.81	$3.01	$13.75	$36.54
November 15, 2012	152.364	4.00%	$0.108	$0.108	-23.82%	-1.50%	$13.09	$36.91	$0.07	$0.21	$1.88	$3.22	$13.17	$37.12
February 15, 2013	150.078	4.00%	$0.108	$0.108	-24.96%	-1.50%	$12.52	$37.48	$0.07	$0.21	$1.96	$3.44	$12.59	$37.69

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95%  plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 7: Hypothetical Value of S&P/Case-Shiller Composite 10 Index is volatile and interest rates rise

     The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has experienced volatility and the interest rate on the treasuries held in the paired trusts has increased steadily from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	197.957	4.10%	$0.108	$0.108	-1.02%	-1.02%	$24.49	$25.51	$0.14	$0.14	$0.14	$0.14	$24.63	$25.66
November 15, 2008	198.238	4.20%	$0.108	$0.108	-0.88%	0.14%	$24.56	$25.44	$0.15	$0.15	$0.28	$0.30	$24.70	$25.59
February 15, 2009	199.183	4.30%	$0.108	$0.108	-0.41%	0.48%	$24.80	$25.20	$0.15	$0.16	$0.44	$0.45	$24.95	$25.36
May 15, 2009	196.884	4.40%	$0.108	$0.108	-1.56%	-1.15%	$24.22	$25.78	$0.16	$0.17	$0.59	$0.62	$24.38	$25.94
August 15, 2009	194.815	4.50%	$0.108	$0.108	-2.59%	-1.05%	$23.70	$26.30	$0.16	$0.18	$0.75	$0.79	$23.86	$26.47
November 15, 2009	194.203	4.60%	$0.108	$0.108	-2.90%	-0.31%	$23.55	$26.45	$0.16	$0.18	$0.91	$0.98	$23.71	$26.63
February 15, 2010	195.607	4.70%	$0.108	$0.108	-2.20%	0.72%	$23.90	$26.10	$0.17	$0.19	$1.09	$1.16	$24.07	$26.29
May 15, 2010	194.151	4.80%	$0.108	$0.108	-2.92%	-0.74%	$23.54	$26.46	$0.17	$0.20	$1.26	$1.36	$23.71	$26.66
August 15, 2010	193.155	4.90%	$0.108	$0.108	-3.42%	-0.51%	$23.29	$26.71	$0.18	$0.21	$1.44	$1.56	$23.47	$26.92
November 15, 2010	195.352	5.00%	$0.108	$0.108	-2.32%	1.14%	$23.84	$26.16	$0.19	$0.21	$1.63	$1.77	$24.03	$26.37
February 15, 2011	198.289	5.10%	$0.108	$0.108	-0.86%	1.50%	$24.57	$25.43	$0.20	$0.21	$1.83	$1.98	$24.77	$25.64
May 15, 2011	197.242	5.20%	$0.108	$0.108	-1.38%	-0.53%	$24.31	$25.69	$0.20	$0.22	$2.03	$2.20	$24.52	$25.91
August 15, 2011	195.735	5.30%	$0.108	$0.108	-2.13%	-0.76%	$23.93	$26.07	$0.21	$0.23	$2.24	$2.42	$24.14	$26.29
November 15, 2011	195.633	5.40%	$0.108	$0.108	-2.18%	-0.05%	$23.91	$26.09	$0.21	$0.23	$2.46	$2.65	$24.12	$26.32
February 15, 2012	197.855	5.50%	$0.108	$0.108	-1.07%	1.14%	$24.46	$25.54	$0.22	$0.23	$2.68	$2.89	$24.69	$25.77
May 15, 2012	196.527	5.60%	$0.108	$0.108	-1.74%	-0.67%	$24.13	$25.87	$0.23	$0.24	$2.91	$3.13	$24.36	$26.11
August 15, 2012	195.224	5.70%	$0.108	$0.108	-2.39%	-0.66%	$23.81	$26.19	$0.23	$0.25	$3.14	$3.39	$24.04	$26.45
November 15, 2012	197.497	5.80%	$0.108	$0.108	-1.25%	1.16%	$24.37	$25.63	$0.24	$0.25	$3.38	$3.64	$24.62	$25.88
February 15, 2013	200.128	5.90%	$0.108	$0.108	0.06%	1.33%	$25.03	$24.97	$0.25	$0.25	$3.63	$3.89	$25.29	$25.22

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95%  plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 8: Hypothetical Value of S&P/Case-Shiller Composite 10 Index is volatile and interest rates fall

     The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has experienced volatility and the interest rate on the treasuries held in the paired trusts has decreased steadily from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	197.957	3.90%	$0.108	$0.108	-1.02%	-1.02%	$24.49	$25.51	$0.14	$0.14	$0.14	$0.14	$24.63	$25.66
November 15, 2008	198.238	3.80%	$0.108	$0.108	-0.88%	0.14%	$24.56	$25.44	$0.13	$0.14	$0.27	$0.28	$24.69	$25.58
February 15, 2009	199.183	3.70%	$0.108	$0.108	-0.41%	0.48%	$24.80	$25.20	$0.13	$0.13	$0.40	$0.41	$24.92	$25.33
May 15, 2009	196.884	3.60%	$0.108	$0.108	-1.56%	-1.15%	$24.22	$25.78	$0.12	$0.13	$0.52	$0.54	$24.34	$25.91
August 15, 2009	194.815	3.50%	$0.108	$0.108	-2.59%	-1.05%	$23.70	$26.30	$0.11	$0.12	$0.63	$0.66	$23.81	$26.42
November 15, 2009	194.203	3.40%	$0.108	$0.108	-2.90%	-0.31%	$23.55	$26.45	$0.10	$0.12	$0.73	$0.78	$23.65	$26.57
February 15, 2010	195.607	3.30%	$0.108	$0.108	-2.20%	0.72%	$23.90	$26.10	$0.10	$0.11	$0.83	$0.89	$24.00	$26.21
May 15, 2010	194.151	3.20%	$0.108	$0.108	-2.92%	-0.74%	$23.54	$26.46	$0.09	$0.10	$0.93	$0.99	$23.63	$26.57
August 15, 2010	193.155	3.10%	$0.108	$0.108	-3.42%	-0.51%	$23.29	$26.71	$0.09	$0.10	$1.01	$1.09	$23.37	$26.81
November 15, 2010	195.352	3.00%	$0.108	$0.108	-2.32%	1.14%	$23.84	$26.16	$0.08	$0.09	$1.09	$1.18	$23.92	$26.25
February 15, 2011	198.289	2.90%	$0.108	$0.108	-0.86%	1.50%	$24.57	$25.43	$0.08	$0.08	$1.17	$1.26	$24.65	$25.51
May 15, 2011	197.242	2.80%	$0.108	$0.108	-1.38%	-0.53%	$24.31	$25.69	$0.07	$0.08	$1.24	$1.34	$24.38	$25.76
August 15, 2011	195.735	2.70%	$0.108	$0.108	-2.13%	-0.76%	$23.93	$26.07	$0.06	$0.07	$1.31	$1.41	$24.00	$26.14
November 15, 2011	195.633	2.60%	$0.108	$0.108	-2.18%	-0.05%	$23.91	$26.09	$0.06	$0.06	$1.37	$1.47	$23.97	$26.16
February 15, 2012	197.855	2.50%	$0.108	$0.108	-1.07%	1.14%	$24.46	$25.54	$0.05	$0.06	$1.42	$1.53	$24.52	$25.59
May 15, 2012	196.527	2.40%	$0.108	$0.108	-1.74%	-0.67%	$24.13	$25.87	$0.05	$0.05	$1.47	$1.57	$24.18	$25.92
August 15, 2012	195.224	2.30%	$0.108	$0.108	-2.39%	-0.66%	$23.81	$26.19	$0.04	$0.04	$1.50	$1.62	$23.85	$26.24
November 15, 2012	197.497	2.20%	$0.108	$0.108	-1.25%	1.16%	$24.37	$25.63	$0.03	$0.04	$1.54	$1.66	$24.41	$25.66
February 15, 2013	200.128	2.10%	$0.108	$0.108	0.06%	1.33%	$25.03	$24.97	$0.03	$0.03	$1.57	$1.68	$25.06	$25.00

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95%  plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 9: Hypothetical Value of S&P/Case-Shiller Composite 10 Index is volatile and interest rates remain constant

     The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has experienced volatility and the interest rate on the treasuries held in the paired trusts has not changed from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	197.957	4.00%	$0.108	$0.108	-1.02%	-1.02%	$24.49	$25.51	$0.14	$0.14	$0.14	$0.14	$24.63	$25.66
November 15, 2008	198.238	4.00%	$0.108	$0.108	-0.88%	0.14%	$24.56	$25.44	$0.14	$0.14	$0.28	$0.29	$24.70	$25.58
February 15, 2009	199.183	4.00%	$0.108	$0.108	-0.41%	0.48%	$24.80	$25.20	$0.14	$0.14	$0.42	$0.43	$24.94	$25.35
May 15, 2009	196.884	4.00%	$0.108	$0.108	-1.56%	-1.15%	$24.22	$25.78	$0.14	$0.15	$0.56	$0.58	$24.36	$25.93
August 15, 2009	194.815	4.00%	$0.108	$0.108	-2.59%	-1.05%	$23.70	$26.30	$0.13	$0.15	$0.69	$0.73	$23.84	$26.45
November 15, 2009	194.203	4.00%	$0.108	$0.108	-2.90%	-0.31%	$23.55	$26.45	$0.13	$0.15	$0.82	$0.88	$23.68	$26.60
February 15, 2010	195.607	4.00%	$0.108	$0.108	-2.20%	0.72%	$23.90	$26.10	$0.14	$0.15	$0.96	$1.03	$24.04	$26.25
May 15, 2010	194.151	4.00%	$0.108	$0.108	-2.92%	-0.74%	$23.54	$26.46	$0.13	$0.15	$1.09	$1.18	$23.67	$26.61
August 15, 2010	193.155	4.00%	$0.108	$0.108	-3.42%	-0.51%	$23.29	$26.71	$0.13	$0.15	$1.23	$1.33	$23.42	$26.86
November 15, 2010	195.352	4.00%	$0.108	$0.108	-2.32%	1.14%	$23.84	$26.16	$0.14	$0.15	$1.36	$1.48	$23.97	$26.31
February 15, 2011	198.289	4.00%	$0.108	$0.108	-0.86%	1.50%	$24.57	$25.43	$0.14	$0.14	$1.50	$1.62	$24.71	$25.57
May 15, 2011	197.242	4.00%	$0.108	$0.108	-1.38%	-0.53%	$24.31	$25.69	$0.14	$0.15	$1.64	$1.77	$24.45	$25.84
August 15, 2011	195.735	4.00%	$0.108	$0.108	-2.13%	-0.76%	$23.93	$26.07	$0.14	$0.15	$1.77	$1.91	$24.07	$26.21
November 15, 2011	195.633	4.00%	$0.108	$0.108	-2.18%	-0.05%	$23.91	$26.09	$0.14	$0.15	$1.91	$2.06	$24.04	$26.24
February 15, 2012	197.855	4.00%	$0.108	$0.108	-1.07%	1.14%	$24.46	$25.54	$0.14	$0.14	$2.05	$2.21	$24.60	$25.68
May 15, 2012	196.527	4.00%	$0.108	$0.108	-1.74%	-0.67%	$24.13	$25.87	$0.14	$0.15	$2.19	$2.35	$24.27	$26.02
August 15, 2012	195.224	4.00%	$0.108	$0.108	-2.39%	-0.66%	$23.81	$26.19	$0.14	$0.15	$2.32	$2.50	$23.94	$26.34
November 15, 2012	197.497	4.00%	$0.108	$0.108	-1.25%	1.16%	$24.37	$25.63	$0.14	$0.15	$2.46	$2.65	$24.51	$25.77
February 15, 2013	200.128	4.00%	$0.108	$0.108	0.06%	1.33%	$25.03	$24.97	$0.14	$0.14	$2.60	$2.79	$25.17	$25.11

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95% plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000  prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 10: Hypothetical Value of S&P/Case-Shiller Composite 10 Index is volatile with net decrease and interest rates rise

      The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has experienced volatility with a net decrease and the interest rate on the treasuries held in the holding trusts has increased from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	198.053	4.10%	$0.108	$0.108	-0.97%	-0.97%	$24.51	$25.49	$0.14	$0.14	$0.14	$0.14	$24.65	$25.63
November 15, 2008	193.162	4.20%	$0.108	$0.108	-3.42%	-2.47%	$23.29	$26.71	$0.14	$0.16	$0.28	$0.30	$23.43	$26.87
February 15, 2009	187.371	4.30%	$0.108	$0.108	-6.31%	-3.00%	$21.84	$28.16	$0.13	$0.17	$0.41	$0.48	$21.98	$28.33
May 15, 2009	189.853	4.40%	$0.108	$0.108	-5.07%	1.32%	$22.46	$27.54	$0.14	$0.18	$0.56	$0.65	$22.61	$27.71
August 15, 2009	191.945	4.50%	$0.108	$0.108	-4.03%	1.10%	$22.99	$27.01	$0.15	$0.18	$0.71	$0.83	$23.14	$27.19
November 15, 2009	189.780	4.60%	$0.108	$0.108	-5.11%	-1.13%	$22.44	$27.56	$0.16	$0.19	$0.87	$1.02	$22.60	$27.75
February 15, 2010	188.125	4.70%	$0.108	$0.108	-5.94%	-0.87%	$22.03	$27.97	$0.16	$0.20	$1.02	$1.23	$22.19	$28.17
May 15, 2010	189.658	4.80%	$0.108	$0.108	-5.17%	0.81%	$22.41	$27.59	$0.17	$0.20	$1.19	$1.43	$22.58	$27.79
August 15, 2010	189.220	4.90%	$0.108	$0.108	-5.39%	-0.23%	$22.31	$27.69	$0.17	$0.21	$1.36	$1.64	$22.48	$27.91
November 15, 2010	186.592	5.00%	$0.108	$0.108	-6.70%	-1.39%	$21.65	$28.35	$0.17	$0.22	$1.53	$1.87	$21.82	$28.58
February 15, 2011	184.718	5.10%	$0.108	$0.108	-7.64%	-1.00%	$21.18	$28.82	$0.17	$0.24	$1.71	$2.10	$21.35	$29.06
May 15, 2011	186.178	5.20%	$0.108	$0.108	-6.91%	0.79%	$21.54	$28.46	$0.18	$0.24	$1.89	$2.34	$21.73	$28.70
August 15, 2011	186.081	5.30%	$0.108	$0.108	-6.96%	-0.05%	$21.52	$28.48	$0.19	$0.25	$2.07	$2.59	$21.71	$28.73
November 15, 2011	184.232	5.40%	$0.108	$0.108	-7.88%	-0.99%	$21.06	$28.94	$0.19	$0.26	$2.26	$2.85	$21.25	$29.20
February 15, 2012	184.280	5.50%	$0.108	$0.108	-7.86%	0.03%	$21.07	$28.93	$0.19	$0.27	$2.46	$3.11	$21.26	$29.20
May 15, 2012	187.468	5.60%	$0.108	$0.108	-6.27%	1.73%	$21.87	$28.13	$0.21	$0.27	$2.66	$3.38	$22.07	$28.40
August 15, 2012	188.758	5.70%	$0.108	$0.108	-5.62%	0.69%	$22.19	$27.81	$0.21	$0.27	$2.88	$3.65	$22.40	$28.08
November 15, 2012	187.346	5.80%	$0.108	$0.108	-6.33%	-0.75%	$21.84	$28.16	$0.22	$0.28	$3.09	$3.93	$22.05	$28.44
February 15, 2013	185.862	5.90%	$0.108	$0.108	-7.07%	-0.79%	$21.47	$28.53	$0.22	$0.29	$3.31	$4.22	$21.68	$28.82

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95%  plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 11: Hypothetical Value of S&P/Case-Shiller Composite 10 Index is volatile with net decrease and interest rates fall

     The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has experienced volatility with a net decrease and the interest rate on the treasuries held in the paired trusts decreased from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	198.053	3.90%	$0.108	$0.108	-0.97%	-0.97%	$24.51	$25.49	$0.14	$0.14	$0.14	$0.14	$24.65	$25.63
November 15, 2008	193.162	3.80%	$0.108	$0.108	-3.42%	-2.47%	$23.29	$26.71	$0.13	$0.14	$0.27	$0.29	$23.42	$26.85
February 15, 2009	187.371	3.70%	$0.108	$0.108	-6.31%	-3.00%	$21.84	$28.16	$0.11	$0.15	$0.38	$0.44	$21.96	$28.30
May 15, 2009	189.853	3.60%	$0.108	$0.108	-5.07%	1.32%	$22.46	$27.54	$0.11	$0.14	$0.49	$0.57	$22.57	$27.67
August 15, 2009	191.945	3.50%	$0.108	$0.108	-4.03%	1.10%	$22.99	$27.01	$0.11	$0.13	$0.60	$0.70	$23.09	$27.14
November 15, 2009	189.780	3.40%	$0.108	$0.108	-5.11%	-1.13%	$22.44	$27.56	$0.10	$0.12	$0.70	$0.82	$22.54	$27.68
February 15, 2010	188.125	3.30%	$0.108	$0.108	-5.94%	-0.87%	$22.03	$27.97	$0.09	$0.12	$0.79	$0.94	$22.12	$28.09
May 15, 2010	189.658	3.20%	$0.108	$0.108	-5.17%	0.81%	$22.41	$27.59	$0.09	$0.11	$0.88	$1.04	$22.50	$27.69
August 15, 2010	189.220	3.10%	$0.108	$0.108	-5.39%	-0.23%	$22.31	$27.69	$0.08	$0.10	$0.96	$1.15	$22.39	$27.80
November 15, 2010	186.592	3.00%	$0.108	$0.108	-6.70%	-1.39%	$21.65	$28.35	$0.07	$0.10	$1.03	$1.24	$21.72	$28.45
February 15, 2011	184.718	2.90%	$0.108	$0.108	-7.64%	-1.00%	$21.18	$28.82	$0.07	$0.09	$1.10	$1.33	$21.25	$28.91
May 15, 2011	186.178	2.80%	$0.108	$0.108	-6.91%	0.79%	$21.54	$28.46	$0.06	$0.08	$1.16	$1.42	$21.61	$28.54
August 15, 2011	186.081	2.70%	$0.108	$0.108	-6.96%	-0.05%	$21.52	$28.48	$0.06	$0.08	$1.22	$1.49	$21.58	$28.56
November 15, 2011	184.232	2.60%	$0.108	$0.108	-7.88%	-0.99%	$21.06	$28.94	$0.05	$0.07	$1.27	$1.56	$21.11	$29.01
February 15, 2012	184.280	2.50%	$0.108	$0.108	-7.86%	0.03%	$21.07	$28.93	$0.05	$0.06	$1.32	$1.63	$21.12	$28.99
May 15, 2012	187.468	2.40%	$0.108	$0.108	-6.27%	1.73%	$21.87	$28.13	$0.04	$0.05	$1.36	$1.68	$21.91	$28.19
August 15, 2012	188.758	2.30%	$0.108	$0.108	-5.62%	0.69%	$22.19	$27.81	$0.04	$0.05	$1.40	$1.73	$22.23	$27.86
November 15, 2012	187.346	2.20%	$0.108	$0.108	-6.33%	-0.75%	$21.84	$28.16	$0.03	$0.04	$1.43	$1.77	$21.87	$28.20
February 15, 2013	185.862	2.10%	$0.108	$0.108	-7.07%	-0.79%	$21.47	$28.53	$0.03	$0.03	$1.45	$1.80	$21.49	$28.57

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95%  plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 12: Hypothetical Value of S&P/Case-Shiller Composite 10 Index is volatile with net decrease and interest rates remain constant

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has experienced volatility with a net decrease and the interest rate on the treasuries held in the paired trusts remains constant from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	198.053	4.00%	$0.108	$0.108	-0.97%	-0.97%	$24.51	$25.49	$0.14	$0.14	$0.14	$0.14	$24.65	$25.63
November 15, 2008	193.162	4.00%	$0.108	$0.108	-3.42%	-2.47%	$23.29	$26.71	$0.13	$0.15	$0.27	$0.30	$23.42	$26.86
February 15, 2009	187.371	4.00%	$0.108	$0.108	-6.31%	-3.00%	$21.84	$28.16	$0.12	$0.16	$0.40	$0.46	$21.97	$28.32
May 15, 2009	189.853	4.00%	$0.108	$0.108	-5.07%	1.32%	$22.46	$27.54	$0.13	$0.16	$0.52	$0.61	$22.59	$27.69
August 15, 2009	191.945	4.00%	$0.108	$0.108	-4.03%	1.10%	$22.99	$27.01	$0.13	$0.15	$0.65	$0.77	$23.12	$27.17
November 15, 2009	189.780	4.00%	$0.108	$0.108	-5.11%	-1.13%	$22.44	$27.56	$0.13	$0.16	$0.78	$0.92	$22.57	$27.71
February 15, 2010	188.125	4.00%	$0.108	$0.108	-5.94%	-0.87%	$22.03	$27.97	$0.13	$0.16	$0.91	$1.08	$22.16	$28.13
May 15, 2010	189.658	4.00%	$0.108	$0.108	-5.17%	0.81%	$22.41	$27.59	$0.13	$0.16	$1.03	$1.24	$22.54	$27.74
August 15, 2010	189.220	4.00%	$0.108	$0.108	-5.39%	-0.23%	$22.31	$27.69	$0.13	$0.16	$1.16	$1.39	$22.43	$27.85
November 15, 2010	186.592	4.00%	$0.108	$0.108	-6.70%	-1.39%	$21.65	$28.35	$0.12	$0.16	$1.28	$1.56	$21.77	$28.51
February 15, 2011	184.718	4.00%	$0.108	$0.108	-7.64%	-1.00%	$21.18	$28.82	$0.12	$0.16	$1.40	$1.72	$21.30	$28.98
May 15, 2011	186.178	4.00%	$0.108	$0.108	-6.91%	0.79%	$21.54	$28.46	$0.12	$0.16	$1.52	$1.88	$21.67	$28.62
August 15, 2011	186.081	4.00%	$0.108	$0.108	-6.96%	-0.05%	$21.52	$28.48	$0.12	$0.16	$1.65	$2.04	$21.64	$28.64
November 15, 2011	184.232	4.00%	$0.108	$0.108	-7.88%	-0.99%	$21.06	$28.94	$0.12	$0.16	$1.77	$2.21	$21.18	$29.11
February 15, 2012	184.280	4.00%	$0.108	$0.108	-7.86%	0.03%	$21.07	$28.93	$0.12	$0.16	$1.89	$2.37	$21.19	$29.09
May 15, 2012	187.468	4.00%	$0.108	$0.108	-6.27%	1.73%	$21.87	$28.13	$0.12	$0.16	$2.01	$2.53	$21.99	$28.29
August 15, 2012	188.758	4.00%	$0.108	$0.108	-5.62%	0.69%	$22.19	$27.81	$0.13	$0.16	$2.14	$2.69	$22.32	$27.97
November 15, 2012	187.346	4.00%	$0.108	$0.108	-6.33%	-0.75%	$21.84	$28.16	$0.12	$0.16	$2.26	$2.85	$21.96	$28.32
February 15, 2013	185.862	4.00%	$0.108	$0.108	-7.07%	-0.79%	$21.47	$28.53	$0.12	$0.16	$2.38	$3.01	$21.59	$28.70

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95%  plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 13: Hypothetical Value of S&P/Case-Shiller Composite 10 Index is volatile with net increase and interest rates rise

     The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has experienced volatility with a net increase and the interest rate on the treasuries held in the paired trusts increased from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	198.415	4.10%	$0.108	$0.108	-0.79%	-0.79%	$24.60	$25.40	$0.14	$0.14	$0.14	$0.14	$24.74	$25.54
November 15, 2008	199.870	4.20%	$0.108	$0.108	-0.06%	0.73%	$24.97	$25.03	$0.15	$0.15	$0.29	$0.29	$25.12	$25.18
February 15, 2009	201.143	4.30%	$0.108	$0.108	0.57%	0.64%	$25.29	$24.71	$0.16	$0.15	$0.44	$0.45	$25.44	$24.87
May 15, 2009	199.195	4.40%	$0.108	$0.108	-0.40%	-0.97%	$24.80	$25.20	$0.16	$0.16	$0.60	$0.61	$24.96	$25.36
August 15, 2009	198.701	4.50%	$0.108	$0.108	-0.65%	-0.25%	$24.68	$25.32	$0.16	$0.17	$0.77	$0.78	$24.84	$25.49
November 15, 2009	202.052	4.60%	$0.108	$0.108	1.03%	1.69%	$25.51	$24.49	$0.18	$0.17	$0.94	$0.95	$25.69	$24.66
February 15, 2010	203.585	4.70%	$0.108	$0.108	1.79%	0.76%	$25.90	$24.10	$0.19	$0.17	$1.13	$1.12	$26.08	$24.28
May 15, 2010	202.935	4.80%	$0.108	$0.108	1.47%	-0.32%	$25.73	$24.27	$0.19	$0.18	$1.32	$1.30	$25.92	$24.45
August 15, 2010	203.377	4.90%	$0.108	$0.108	1.69%	0.22%	$25.84	$24.16	$0.20	$0.19	$1.52	$1.48	$26.04	$24.34
November 15, 2010	208.469	5.00%	$0.108	$0.108	4.23%	2.50%	$27.12	$22.88	$0.21	$0.18	$1.73	$1.67	$27.33	$23.06
February 15, 2011	211.898	5.10%	$0.108	$0.108	5.95%	1.64%	$27.97	$22.03	$0.23	$0.18	$1.96	$1.85	$28.20	$22.21
May 15, 2011	213.820	5.20%	$0.108	$0.108	6.91%	0.91%	$28.45	$21.55	$0.24	$0.18	$2.20	$2.03	$28.69	$21.73
August 15, 2011	217.872	5.30%	$0.108	$0.108	8.94%	1.90%	$29.47	$20.53	$0.26	$0.18	$2.46	$2.21	$29.72	$20.71
November 15, 2011	226.081	5.40%	$0.108	$0.108	13.04%	3.77%	$31.52	$18.48	$0.28	$0.16	$2.74	$2.37	$31.80	$18.64
February 15, 2012	232.706	5.50%	$0.108	$0.108	16.35%	2.93%	$33.18	$16.82	$0.30	$0.15	$3.04	$2.52	$33.48	$16.98
May 15, 2012	233.329	5.60%	$0.108	$0.108	16.66%	0.27%	$33.33	$16.67	$0.31	$0.16	$3.36	$2.68	$33.65	$16.82
August 15, 2012	237.200	5.70%	$0.108	$0.108	18.60%	1.66%	$34.30	$15.70	$0.33	$0.15	$3.69	$2.83	$34.63	$15.85
November 15, 2012	247.045	5.80%	$0.108	$0.108	23.52%	4.15%	$36.76	$13.24	$0.36	$0.13	$4.06	$2.96	$37.13	$13.37
February 15, 2013	254.553	5.90%	$0.108	$0.108	27.28%	3.04%	$38.64	$11.36	$0.39	$0.12	$4.45	$3.08	$39.03	$11.48

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95% plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000  prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 14: Hypothetical Value of S&P/Case-Shiller Composite 10 Index is volatile with net increase and interest rates fall

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has experienced volatility with a net increase and the interest rate on the treasuries held in the paired trusts decreased from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	198.415	3.90%	$0.108	$0.108	-0.79%	-0.79%	$24.60	$25.40	$0.14	$0.14	$0.14	$0.14	$24.74	$25.54
November 15, 2008	199.870	3.80%	$0.108	$0.108	-0.06%	0.73%	$24.97	$25.03	$0.14	$0.14	$0.28	$0.28	$25.10	$25.17
February 15, 2009	201.143	3.70%	$0.108	$0.108	0.57%	0.64%	$25.29	$24.71	$0.13	$0.13	$0.41	$0.41	$25.42	$24.84
May 15, 2009	199.195	3.60%	$0.108	$0.108	-0.40%	-0.97%	$24.80	$25.20	$0.12	$0.12	$0.53	$0.53	$24.92	$25.33
August 15, 2009	198.701	3.50%	$0.108	$0.108	-0.65%	-0.25%	$24.68	$25.32	$0.12	$0.12	$0.64	$0.65	$24.79	$25.44
November 15, 2009	202.052	3.40%	$0.108	$0.108	1.03%	1.69%	$25.51	$24.49	$0.11	$0.11	$0.76	$0.76	$25.63	$24.60
February 15, 2010	203.585	3.30%	$0.108	$0.108	1.79%	0.76%	$25.90	$24.10	$0.11	$0.10	$0.86	$0.86	$26.00	$24.20
May 15, 2010	202.935	3.20%	$0.108	$0.108	1.47%	-0.32%	$25.73	$24.27	$0.10	$0.10	$0.97	$0.95	$25.83	$24.36
August 15, 2010	203.377	3.10%	$0.108	$0.108	1.69%	0.22%	$25.84	$24.16	$0.09	$0.09	$1.06	$1.04	$25.94	$24.24
November 15, 2010	208.469	3.00%	$0.108	$0.108	4.23%	2.50%	$27.12	$22.88	$0.09	$0.08	$1.15	$1.12	$27.21	$22.96
February 15, 2011	211.898	2.90%	$0.108	$0.108	5.95%	1.64%	$27.97	$22.03	$0.09	$0.07	$1.24	$1.19	$28.06	$22.10
May 15, 2011	213.820	2.80%	$0.108	$0.108	6.91%	0.91%	$28.45	$21.55	$0.08	$0.06	$1.33	$1.25	$28.54	$21.61
August 15, 2011	217.872	2.70%	$0.108	$0.108	8.94%	1.90%	$29.47	$20.53	$0.08	$0.05	$1.40	$1.31	$29.55	$20.59
November 15, 2011	226.081	2.60%	$0.108	$0.108	13.04%	3.77%	$31.52	$18.48	$0.08	$0.04	$1.48	$1.35	$31.60	$18.52
February 15, 2012	232.706	2.50%	$0.108	$0.108	16.35%	2.93%	$33.18	$16.82	$0.07	$0.04	$1.55	$1.39	$33.25	$16.86
May 15, 2012	233.329	2.40%	$0.108	$0.108	16.66%	0.27%	$33.33	$16.67	$0.06	$0.03	$1.62	$1.42	$33.40	$16.70
August 15, 2012	237.200	2.30%	$0.108	$0.108	18.60%	1.66%	$34.30	$15.70	$0.06	$0.03	$1.67	$1.45	$34.36	$15.73
November 15, 2012	247.045	2.20%	$0.108	$0.108	23.52%	4.15%	$36.76	$13.24	$0.05	$0.02	$1.73	$1.47	$36.81	$13.26
February 15, 2013	254.553	2.10%	$0.108	$0.108	27.28%	3.04%	$38.64	$11.36	$0.05	$0.01	$1.77	$1.48	$38.68	$11.38

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95% plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000  prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Table 15: Hypothetical Value of S&P/Case-Shiller Composite 10 Index is volatile with net increase and interest rates remain constant

   The following table illustrates the hypothetical scenario in which the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index has experienced volatility with a net increase and the interest rate on the treasuries held in the paired trusts remains constant from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Distribution (6)		Underlying Value (7)
Quarter Ended	Value (1)		Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May 15, 2008	200.000	4.00%					$25.00	$25.00			-	-	$25.00	$25.00
August 15, 2008	198.415	4.00%	$0.108	$0.108	-0.79%	-0.79%	$24.60	$25.40	$0.14	$0.14	$0.14	$0.14	$24.74	$25.54
November 15, 2008	199.870	4.00%	$0.108	$0.108	-0.06%	0.73%	$24.97	$25.03	$0.14	$0.14	$0.28	$0.29	$25.11	$25.17
February 15, 2009	201.143	4.00%	$0.108	$0.108	0.57%	0.64%	$25.29	$24.71	$0.14	$0.14	$0.42	$0.43	$25.43	$24.85
May 15, 2009	199.195	4.00%	$0.108	$0.108	-0.40%	-0.97%	$24.80	$25.20	$0.14	$0.14	$0.57	$0.57	$24.94	$25.34
August 15, 2009	198.701	4.00%	$0.108	$0.108	-0.65%	-0.25%	$24.68	$25.32	$0.14	$0.14	$0.71	$0.71	$24.82	$25.47
November 15, 2009	202.052	4.00%	$0.108	$0.108	1.03%	1.69%	$25.51	$24.49	$0.14	$0.14	$0.85	$0.85	$25.66	$24.63
February 15, 2010	203.585	4.00%	$0.108	$0.108	1.79%	0.76%	$25.90	$24.10	$0.15	$0.14	$1.00	$0.99	$26.04	$24.24
May 15, 2010	202.935	4.00%	$0.108	$0.108	1.47%	-0.32%	$25.73	$24.27	$0.15	$0.14	$1.14	$1.13	$25.88	$24.40
August 15, 2010	203.377	4.00%	$0.108	$0.108	1.69%	0.22%	$25.84	$24.16	$0.15	$0.14	$1.29	$1.26	$25.99	$24.29
November 15, 2010	208.469	4.00%	$0.108	$0.108	4.23%	2.50%	$27.12	$22.88	$0.15	$0.13	$1.44	$1.39	$27.27	$23.01
February 15, 2011	211.898	4.00%	$0.108	$0.108	5.95%	1.64%	$27.97	$22.03	$0.16	$0.12	$1.60	$1.52	$28.13	$22.15
May 15, 2011	213.820	4.00%	$0.108	$0.108	6.91%	0.91%	$28.45	$21.55	$0.16	$0.12	$1.76	$1.64	$28.62	$21.67
August 15, 2011	217.872	4.00%	$0.108	$0.108	8.94%	1.90%	$29.47	$20.53	$0.17	$0.12	$1.93	$1.76	$29.64	$20.65
November 15, 2011	226.081	4.00%	$0.108	$0.108	13.04%	3.77%	$31.52	$18.48	$0.18	$0.10	$2.11	$1.86	$31.70	$18.58
February 15, 2012	232.706	4.00%	$0.108	$0.108	16.35%	2.93%	$33.18	$16.82	$0.19	$0.10	$2.30	$1.96	$33.36	$16.92
May 15, 2012	233.329	4.00%	$0.108	$0.108	16.66%	0.27%	$33.33	$16.67	$0.19	$0.09	$2.49	$2.05	$33.52	$16.76
August 15, 2012	237.200	4.00%	$0.108	$0.108	18.60%	1.66%	$34.30	$15.70	$0.19	$0.09	$2.68	$2.14	$34.49	$15.79
November 15, 2012	247.045	4.00%	$0.108	$0.108	23.52%	4.15%	$36.76	$13.24	$0.21	$0.08	$2.89	$2.22	$36.97	$13.31
February 15, 2013	254.553	4.00%	$0.108	$0.108	27.28%	3.04%	$38.64	$11.36	$0.22	$0.06	$3.11	$2.28	$38.86	$11.43

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95% plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000  prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix B

Historical Graph of S&P/Case-Shiller Composite-10 Home Price Index

The following graphs show the S&P/Case-Shiller Composite-10 Home Price Index for a 10 year period ending April 2008, and the corresponding year over year percent change.  The results shown should not be considered representative of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index in the future nor should the results be viewed as being indicative of the future performance of the Up MacroShares.

Appendix B

Historical Month-End Yield on the 91-day United States Treasury Bill

The following table shows the historical month-end yield on the 91-day United States Treasury bill for the period from October 1997 through October 2007. The yield on the 91-day United States Treasury bill fluctuated widely during this period. The results shown should not be considered representations of the yield on the treasuries held in the Paired Trusts in the future nor should the results be considered a representation of the future distributions on the Up MacroShares.

Month-End Yield on the 91-day United States Treasury Bill
(as reported by Bloomberg)
(on an annualized percentage basis)

	Years
Month Ended	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
January		4.34%	5.32%	5.04%	1.65%	1.17%	0.88%	2.33%	4.24%	4.98%	2.75%
February	5.09%	4.44%	5.55%	4.77%	1.71%	1.17%	0.93%	2.54%	4.43%	5.03%	2.12%
March	5.03%	4.29%	5.69%	4.19%	1.76%(1)	1.13%	0.94%	2.74%	4.51%	4.94%	1.26%
April	4.95%	4.29%	5.66%	3.76%	1.72%	1.13%	0.94%	2.78%	4.60%	4.87%	1.29%
May	5.00%	4.50%(1)	5.79%	3.58%	1.73%	1.07%	1.02%(1)	2.84%	4.72%	4.73%
June	4.98%	4.57%	5.69%	3.49%	1.70%	0.92%	1.27%	2.97%	4.79%	4.61%
July	4.96%	4.55%	5.96%	3.48%	1.68%	0.90%	1.33%	3.22%	4.95%	4.82%
August	4.90%	4.72%	6.09%	3.36%	1.62%	0.95%	1.48%	3.44%	4.81%	4.20%
September	4.61%	4.68%	6.00%	2.63%	1.63%	0.94%	1.65%	3.42%	4.81%	3.89%
October	3.96%	4.86%	6.11%	2.24%	1.58%	0.92%	1.76%	3.71%	4.92%	3.90%
November	4.41%	5.07%	6.17%	1.96%	1.23%	0.93%	2.07%	3.88%	4.85%	3.27%
December	4.34%	5.20%	5.77%	1.69%	1.19%	0.90%	2.19%	3.89%	4.85%	3.00%

1)

For this month, the historical yield on the 91-day United States Treasury bill for the last Business Day of the month is not available, therefore, the yield on the 91-day United States treasury bill for the second to last Business Day of the month is presented above.

Hypothetical Historical Performance of a S&P/Case-Shiller Composite-10 Home Price MacroShare

The following table illustrates the hypothetical monthly performance of an Up MacroShare and a Down MacroShare from the 5 year period from May 2003 to April 2008. This hypothetical table uses the historical Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index set forth in the table titled “Monthly Medical Inflation - Applicable Reference Values” in the related prospectus and the historical information for three-month treasury yields set forth in the table titled “Month-End Yield on 91-day United States Treasury bill” on page B-4. Furthermore, other than assumptions relating to the Starting Level and the Final Scheduled Termination Date, this table makes each of the assumptions relating to the hypothetical tables set forth in “APPENDIX A — Hypothetical Scenarios.”

Hypothetical Historical Performance of a S&P/Case-Shiller Composite-10 Home Price MacroShare (unaudited)

Date	Applicable Reference Value (1)	Three- Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions (5)		Cumulative Quarterly Distributions (6)		Underlying Value (7)
			Up MacroShare	Down MacroShare			Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
May, 2003	200.000	1.13%					$25.00	$25.00					$25.00	$25.00
June, 2003	202.223	1.13%	$0.036	$0.036	1.11%	1.11%	$25.56	$24.44	-	-	$0.00	$0.00	$25.54	$24.43
July, 2003	204.598	1.07%	$0.036	$0.036	2.30%	1.17%	$26.15	$23.85	-	-	$0.00	$0.00	$26.12	$23.83
August, 2003	206.711	0.92%	$0.036	$0.036	3.36%	1.03%	$26.68	$23.32	-	-	$0.00	$0.00	$26.64	$23.28
September, 2003	209.403	0.90%	$0.036	$0.036	4.70%	1.30%	$27.35	$22.65	-	-	$0.00	$0.00	$27.30	$22.59
October, 2003	212.110	0.95%	$0.036	$0.036	6.05%	1.29%	$28.03	$21.97	-	-	$0.00	$0.00	$27.95	$21.90
November, 2003	215.093	0.94%	$0.036	$0.036	7.55%	1.41%	$28.77	$21.23	-	-	$0.00	$0.00	$28.68	$21.14
December, 2003	217.771	0.92%	$0.036	$0.036	8.89%	1.25%	$29.44	$20.56	-	-	$0.00	$0.00	$29.34	$20.45
January, 2004	220.312	0.93%	$0.036	$0.036	10.16%	1.17%	$30.08	$19.92	-	-	$0.00	$0.00	$29.96	$19.80
February, 2004	222.687	0.90%	$0.036	$0.036	11.34%	1.08%	$30.67	$19.33	-	-	$0.00	$0.00	$30.53	$19.19
March, 2004	224.938	0.88%	$0.036	$0.036	12.47%	1.01%	$31.23	$18.77	-	-	$0.00	$0.00	$31.08	$18.61
April, 2004	227.589	0.93%	$0.036	$0.036	13.79%	1.18%	$31.90	$18.10	-	-	$0.00	$0.00	$31.72	$17.93
May, 2004	231.856	0.94%	$0.036	$0.036	15.93%	1.87%	$32.96	$17.04	-	-	$0.00	$0.00	$32.77	$16.85
June, 2004	236.924	0.94%	$0.036	$0.036	18.46%	2.19%	$34.23	$15.77	-	-	$0.00	$0.00	$34.02	$15.56
July, 2004	242.240	1.02%	$0.036	$0.036	21.12%	2.24%	$35.56	$14.44	-	-	$0.00	$0.00	$35.34	$14.22
August, 2004	247.791	1.27%	$0.036	$0.036	23.90%	2.29%	$36.95	$13.05	-	-	$0.00	$0.00	$36.71	$12.81
September, 2004	252.265	1.33%	$0.036	$0.036	26.13%	1.81%	$38.07	$11.93	-	-	$0.00	$0.00	$37.82	$11.69
October, 2004	255.385	1.48%	$0.036	$0.036	27.69%	1.24%	$38.85	$11.15	-	-	$0.00	$0.00	$38.59	$10.90
November, 2004	258.092	1.65%	$0.036	$0.036	29.05%	1.06%	$39.52	$10.48	-	-	$0.00	$0.00	$39.26	$10.22
December, 2004	260.494	1.76%	$0.036	$0.036	30.25%	0.93%	$40.12	$9.88	-	-	$0.00	$0.00	$39.86	$9.61

Date	Applicable Reference Value (1)	Three- Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Value Since the Most Recent Period		Calculated Value (4)	Income Distributions (5)		Cumulative Quarterly Distributions (6)		Underlying Value (7)
			Up MacroShare	Down MacroShare		Up MacroShare		Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
January, 2005	262.469	2.07%	$0.036	$0.036	31.23%	0.76%	$40.62	$9.38	-	-	$0.00	$0.00	$40.35	$9.12
February, 2005	264.319	2.19%	$0.036	$0.036	32.16%	0.70%	$41.08	$8.92	-	-	$0.00	$0.00	$40.82	$8.66
March, 2005	266.984	2.33%	$0.036	$0.036	33.49%	1.01%	$41.75	$8.25	-	-	$0.00	$0.00	$41.50	$8.01
April, 2005	270.464	2.54%	$0.036	$0.036	35.23%	1.30%	$42.62	$7.38	-	-	$0.00	$0.00	$42.38	$7.15
May, 2005	275.076	2.74%	$0.036	$0.036	37.54%	1.71%	$43.77	$6.23	-	-	$0.00	$0.00	$43.55	$6.01
June, 2005	279.633	2.78%	$0.036	$0.036	39.82%	1.66%	$44.91	$5.09	-	-	$0.00	$0.00	$44.71	$4.90
July, 2005	284.120	2.84%	$0.036	$0.036	42.06%	1.60%	$46.03	$3.97	-	-	$0.00	$0.00	$45.86	$3.80
August, 2005	288.401	2.97%	$0.036	$0.036	44.20%	1.51%	$47.10	$2.90	-	-	$0.00	$0.00	$46.95	$2.75
September, 2005	292.254	3.22%	$0.036	$0.036	46.13%	1.34%	$48.06	$1.94	-	-	$0.00	$0.00	$47.94	$1.81
October, 2005	295.678	3.44%	$0.036	$0.036	47.84%	1.17%	$48.92	$1.08	-	-	$0.00	$0.00	$48.83	$0.99
November, 2005	299.323	3.42%	$0.036	$0.036	49.66%	1.23%	$49.83	$0.17	-	-	$0.00	$0.00	$49.77	$0.11

Trusts terminated in November 2005. No distribution paid.

In addition, Up investors receive a final distribution of $49.77 and Down investors receive a final distribution of $0.11

New trusts launched at a Par value of $50 representing an index level of 300.000

December, 2005	302.499	3.71%	$0.072	$0.072	0.83%	0.83%	$50.83	$49.17	-	-	$0.00	$0.00	$50.90	$49.24
January, 2006	304.902	3.88%	$0.072	$0.072	1.63%	0.79%	$51.63	$48.37	-	-	$0.00	$0.00	$51.79	$48.52
February, 2006	306.421	3.89%	$0.072	$0.072	2.14%	0.50%	$52.14	$47.86	$0.25	$0.23	$0.25	$0.23	$52.14	$47.86
March, 2006	307.180	4.24%	$0.072	$0.072	2.39%	0.25%	$52.39	$47.61	-	-	$0.25	$0.23	$52.49	$47.69
April, 2006	308.451	4.43%	$0.072	$0.072	2.82%	0.41%	$52.82	$47.18	-	-	$0.25	$0.23	$53.02	$47.37
May, 2006	308.962	4.51%	$0.072	$0.072	2.99%	0.17%	$52.99	$47.01	$0.32	$0.29	$0.57	$0.52	$52.99	$47.01
June, 2006	310.674	4.60%	$0.072	$0.072	3.56%	0.55%	$53.56	$46.44	-	-	$0.57	$0.52	$53.68	$46.55
July, 2006	312.068	4.72%	$0.072	$0.072	4.02%	0.45%	$54.02	$45.98	-	-	$0.57	$0.52	$54.28	$46.19
August, 2006	312.469	4.79%	$0.072	$0.072	4.16%	0.13%	$54.16	$45.84	$0.39	$0.33	$0.96	$0.86	$54.16	$45.84
September, 2006	312.303	4.95%	$0.072	$0.072	4.10%	-0.05%	$54.10	$45.90	-	-	$0.96	$0.86	$54.24	$46.02
October, 2006	311.433	4.81%	$0.072	$0.072	3.81%	-0.28%	$53.81	$46.19	-	-	$0.96	$0.86	$54.09	$46.43
November, 2006	310.812	4.81%	$0.072	$0.072	3.60%	-0.20%	$53.60	$46.40	$0.42	$0.36	$1.38	$1.22	$53.60	$46.40
December, 2006	310.329	4.92%	$0.072	$0.072	3.44%	-0.16%	$53.44	$46.56	-	-	$1.38	$1.22	$53.58	$46.68
January, 2007	309.224	4.85%	$0.072	$0.072	3.07%	-0.36%	$53.07	$46.93	-	-	$1.38	$1.22	$53.35	$47.17

Date	Applicable Reference Value (1)	Three- Month Treasury Yield (2)	Total Fees (3)		Total Price Level Change	Change in Value Since the Most Recent Period		Calculated Value (4)	Income Distributions (5)		Cumulative Quarterly Distributions (6)		Underlying Value (7)
			Up MacroShare	Down MacroShare		Up MacroShare		Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare	Up MacroShare	Down MacroShare
February, 2007	307.084	4.85%	$0.072	$0.072	2.36%	-0.69%	$52.36	$47.64	$0.41	$0.37	$1.80	$1.58	$52.36	$47.64
March, 2007	305.606	4.98%	$0.072	$0.072	1.87%	-0.48%	$51.87	$48.13	-	-	$1.80	$1.58	$52.00	$48.26
April, 2007	304.419	5.03%	$0.072	$0.072	1.47%	-0.39%	$51.47	$48.53	-	-	$1.80	$1.58	$51.75	$48.78
May, 2007	303.328	4.94%	$0.072	$0.072	1.11%	-0.36%	$51.11	$48.89	$0.41	$0.39	$2.21	$1.98	$51.11	$48.89
June, 2007	302.320	4.87%	$0.072	$0.072	0.77%	-0.33%	$50.77	$49.23	-	-	$2.21	$1.98	$50.91	$49.36
July, 2007	301.491	4.73%	$0.072	$0.072	0.50%	-0.27%	$50.50	$49.50	-	-	$2.21	$1.98	$50.77	$49.76
August, 2007	300.152	4.61%	$0.072	$0.072	0.05%	-0.44%	$50.05	$49.95	$0.39	$0.39	$2.60	$2.36	$50.05	$49.95
September, 2007	298.661	4.82%	$0.072	$0.072	-0.45%	-0.50%	$49.55	$50.45	-	-	$2.60	$2.36	$49.67	$50.57
October, 2007	296.355	4.20%	$0.072	$0.072	-1.22%	-0.77%	$48.78	$51.22	-	-	$2.60	$2.36	$49.03	$51.47
November, 2007	293.703	3.89%	$0.072	$0.072	-2.10%	-0.89%	$47.90	$52.10	$0.34	$0.36	$2.95	$2.72	$47.90	$52.10
December, 2007	289.644	3.90%	$0.072	$0.072	-3.45%	-1.38%	$46.55	$53.45	-	-	$2.95	$2.72	$46.63	$53.55
January, 2008	283.499	3.27%	$0.072	$0.072	-5.50%	-2.12%	$44.50	$55.50	-	-	$2.95	$2.72	$44.66	$55.70
February, 2008	277.230	3.00%	$0.072	$0.072	-7.59%	-2.21%	$42.41	$57.59	$0.22	$0.27	$3.17	$2.99	$42.41	$57.59
March, 2008	270.878	2.75%	$0.072	$0.072	-9.71%	-2.29%	$40.29	$59.71	-	-	$3.17	$2.99	$40.34	$59.77
April, 2008	263.159	2.12%	$0.072	$0.072	-12.28%	-2.85%	$37.72	$62.28	-	-	$3.17	$2.99	$37.79	$62.40

(1) “Value” refers to the hypothetical value of S&P/Case-Shiller Composite 10 Index of the Applicable Reference Value of S&P/Case-Shiller Composite-10 Home Price Index.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3)  “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 0.95%  plus an additional annual fixed fee of $600,000 divided by an assumed asset base of $125,000,000 prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4)    “Calculated Value” is the “levered rate of change” applied to the closing date value of $25. It is the value of the Up MacroShare or Down MacroShare before allocating income less fees that are applied to the “Underlying Value”.

(5)  “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Distribution” is calculated by adding the income distributions since the initial date to the applicable distribution date.

(7)  “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Distribution for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

APPENDIX C

The following is a hypothetical example of how Underlying Value of an Up MacroShare is calculated:1

Example 1

Assumptions: The Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index on the closing day is “the Starting Level” 205.31 (the index level released on January 29, 2008); the Up Trust and Down Trust have each raised $125,000,000 and have 5,000,000 shares outstanding at a Stated Par Amount of $25 per share; The Closing date is February 24th, 2008.  The Daily Yield Rate is 4.00% / 366 for all of the Treasuries and the Daily Fee Accrual is 1.25%/366. The estimated daily accrual of other expenses is $600,000/366.

February 24th, 2008 (Closing date) → Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index is 205.31

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Up Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 366)	x	$125,000,000		$600,000/366	= 5,908.47

●

Available Income Accrual for each trust:2

Daily Yield Rate on the Treasuries	x	Up Investment Amount	–	Daily Fee Accrual

(4% / 366)	x	$125,000,000
= $13,661.20			–	$5,908.47	= $7,752.73

———————

1

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trusts’ management. [          ] has neither examined nor compiled the accompanying hypothetical scenarios and, accordingly,[          ] does not express an opinion or any other form of assurance with respect thereto. [          ] report included in this offering document relates to the Trusts’ historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

2

For purposes of this example, interest for the closing date is assumed to accrue at the same level as the hypothetical Treasury bill rate of 4%.

Underlying Value on Closing Date:

The Underlying Value of the Up Trust equals, on the basis of the foregoing variables, the following:

The Up Trust is funded with $125,000,000

●

the aggregated Earned Income Accrual to the closing date

plus

●

the initial Up Investment Amount

$7,752.73	+	$125,000,000	=	$125,007,752.73

Underlying Value Per Share;

$125,007,752.73 / 5,000,000 shares = $25.00155

Afternoon of February 25th, 2008 (Day 1 of calculation period)→ Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index is 205.31

●

Up and Down Investment Amount:

No redemptions or creations were applied on this day.  Since, the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares multiplied by the Stated Par Amount per share, also referred to as the Up or Down Aggregate Par Amount

5,000,000	x	$25	=	$125,000,000

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Up Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 366)	x	$125,000,000		$600,000/366	= $5,908.47

●

Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Up Investment Amount	–	Daily Fee Accrual

(4% / 366)	x	$125,000,000
= $13,661.20			–	$5,908.47	= $7,752.73

●

Leveraged Settlement Factor

1) Determine Index Ratio:

Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index February 25	/	Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index closing date	=	Index Ratio
205.31	/	205.31	=	1.00000000000

2) Calculate the Leveraged Settlement Factor: Take the results from Index Ratio. Then subtract 1 and multiply by the leverage factor of 2. Once this is accomplished, add 1 back:

(Index Ratio-1)* leverage factor+1	=	Leveraged Settlement Factor
(1.00000000000-1)*2+1	=	1.00000000000

●

Calculate Income Distributions for the Up Trust for the afternoon of February 25th:

Available Income for Up Trust	*	Leveraged Settlement Factor	=	Income Distributions for the Up Trust
$7,752.73	*	1.00000000000	=	$7,752.73

Underlying Value on Day 1

The Underlying Value of the Up Trust equals, on the basis of the foregoing variables, the following:

●

the aggregated Earned Income Accrual to this day including the current day plus

●

the Up Investment Amount multiplied by the Leveraged Settlement Factor

$7,752.73+$7,752.73	+	($125,000,000 x 1.00000000000)	=	$125,015,505.46

Underlying Value Per Share;

$125,015,505.46/ 5,000,000 shares = $25.00310

Afternoon of February 26th, 2008 → Day 2 of calculation period → Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index is 200.77

●

Up and Down Investment Amount:

No redemptions or creations were applied on this day.  Since, the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares multiplied by the Stated Par Amount per share, also referred to as the Up or Down Aggregate Par Amount

5,000,000	x	$25	=	$125,000,000

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Up Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 366)	x	$125,000,000		$600,000/366	= $5,908.47

●

Daily Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Up Investment Amount	–	Daily Fee Accrual

(4% / 366)	x	$125,000,000
= $13,661.20			–	$5,908.47	= $7,752.73

●

Leveraged Settlement Factor

1) Determine Index Ratio:

Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index February 25	/	Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index closing date	=	Index Ratio
200.77	/	205.31	=	0.97788709756

2) Calculate the Leveraged Settlement Factor: Take the results from Index Ratio. Then subtract 1 and multiply by the leverage factor of 2. Once this is accomplished, add 1 back:

(Index Ratio-1)* leverage factor+1	=	Leveraged Settlement Factor
(0.97788709756-1)*2+1	=	0.95577419512

●

Calculate Income Distributions for the Up Trust for the afternoon of February 26th :

Available Income for Up Trust	*	Leveraged Settlement Factor	=	Income Distributions for the Up Trust
$7,752.73	*	0.95577419512	=	$7,409.86

Underlying Value on Day 2

The Underlying Value of the Up Trust equals, on the basis of the foregoing variables, the following:

●

the aggregated Earned Income Accrual to this day including the current day plus

●

the Up Investment Amount multiplied by the Leveraged Settlement Factor

$7,752.73+$7,752.73+ $7,409.86	+	($125,000,000 x 0.95577419512)	=	$119,494,689.71

Underlying Value Per Share;

$119,494,689.71/ 5,000,000 shares = $23.89894

The following is a hypothetical example of how Underlying Value of a Down MacroShare is calculated:3

Example 1

Assumptions: The Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index on the closing day is “the Starting Level” 205.31; the Up Trust and Down Trust have each raised $125,000,000 and have 5,000,000 shares outstanding at a Stated Par Amount of $25 per share; The Closing date is February 24th, 2008.  The Daily Yield Rate is 4.00% / 366 for all of the Treasuries and the Daily Fee Accrual is 1.25%/366. The estimated daily accrual of other expenses is $600,000/366.

February 24th, 2008 (Closing date) → Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index is 205.31

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Down Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 366)	x	$125,000,000		$600,000/366	=$5,908.47

●

Available Income Accrual for each trust:4

Daily Yield Rate on the Treasuries	x	Down Investment Amount	–	Daily Fee Accrual

(4% / 366)	x	$125,000,000
= $13,661.20			–	$5,908.47	= $7,752.73

———————

3

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trusts’ management. [          ] has neither examined nor compiled the accompanying hypothetical scenarios and, accordingly,[          ] does not express an opinion or any other form of assurance with respect thereto. [          ] report included in this offering document relates to the Trusts’ historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

4

For purposes of this example, interest for the closing date is assumed to accrue at the same level as the hypothetical Treasury bill rate of 4%.

Underlying Value on Closing Date:

The Underlying Value of the Down Trust equals, on the basis of the foregoing variables, the following:

The Down Trust is funded with $125,000,000

●

the aggregated Earned Income Accrual to the closing date

plus

●

the initial Down Investment Amount

$7,752.73	+	$125,000,000	=	$125,007,752.73

Underlying Value Per Share;

$125,007,752.73/ 5,000,000 shares $25.00155

Afternoon of February 25th, 2008 (Day 1 of calculation period)→ Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index is 205.31

●

Up and Down Investment Amount:

No redemptions or creations were applied on this day.  Since, the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares multiplied by the Stated Par Amount per share, also referred to as the Up or Down Aggregate Par Amount

5,000,000	x	$25	=	$125,000,000

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Down Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 366)	x	$125,000,000		$600,000/366	= $5,908.47

●

Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Down Investment Amount	–	Daily Fee Accrual

(4% / 366)	x	$125,000,000
= $13,661.20			–	$5,908.47	= $7,752.73

●

Leveraged Settlement Factor

1) Determine Index Ratio:

Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index February 25	/	Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index closing date	=	Index Ratio
205.31	/	205.31	=	1.00000000000

2) Calculate the Leveraged Settlement Factor: Take the results from Index Ratio. Then subtract 1 and multiply by the leverage factor of 2. Once this is accomplished, add 1 back:

(Index Ratio-1)* leverage factor+1	=	Leveraged Settlement Factor
(1.00000000000-1)*2+1	=	1.00000000000

●

Calculate Income Distributions for the Down Trust for the afternoon of February 25th:

Available Income for Down Trust	*	2-Leveraged Settlement Factor	=	Income Distributions for the Down Trust
$7,752.73	*	1.00000000000	=	$7,752.73

Underlying Value on Day 1

The Underlying Value of the Down Trust equals, on the basis of the foregoing variables, the following:

●

the aggregated Earned Income Accrual to this day including the current day plus

●

the Down Investment Amount multiplied by 2 minus the Leveraged Settlement Factor

$7,752.73+$7,752.73	+	($125,000,000 x 1.00000000000)	=	$125,015,505.46

Underlying Value Per Share;

$125,015,505.46/ 5,000,000 shares = $25.00310

Afternoon of February 26th, 2008 → Day 2 of calculation period → Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index is 200.77

●

Up and Down Investment Amount:

No redemptions or creations were applied on this day.  Since, the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up or Down Aggregate Par Amount

5,000,000	x	$25	=	$125,000,000

Relevant Variables:

●

Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Down Asset Amount	+	Daily Other Expenses Accrual

(1.25% / 366)	x	$125,000,000		$600,000/366	= $5,908.47

●

Daily Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Down Investment Amount	–	Daily Fee Accrual

(4% / 366)	x	$125,000,000
= $13,661.20			–	$5,908.47	= $7,752.73

●

Leveraged Settlement Factor

1) Determine Index Ratio:

Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index February 25	/	Applicable Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index closing date	=	Index Ratio
200.77	/	205.31	=	0.97788709756

2) Calculate the Leveraged Settlement Factor: Take the results from Index Ratio. Then subtract 1 and multiply by the leverage factor of 2. Once this is accomplished, add 1 back:

(Index Ratio-1)* leverage factor+1	=	Leveraged Settlement Factor
(0.97788709756-1)*2+1	=	0.95577419512

●

Calculate Income Distributions for the Down Trust for the afternoon of February 26th :

Available Income for Down Trust	*	2-Leveraged Settlement Factor	=	Income Distributions for the Down Trust
$7,752.73	*	1.04422580488	=	$8,095.60

Underlying Value on Day 2

The Underlying Value of the Down Trust equals, on the basis of the foregoing variables, the following:

●

the aggregated Earned Income Accrual to this day including the current day plus

●

the Down Investment Amount multiplied by 2 minus the Leveraged Settlement Factor

$7,752.73+$7,752.73+ $8,095.60	+	($125,000,000 x 1.04422580488)	=	$130,551,826.67

Underlying Value Per Share;

$130,551,826.67/ 5,000,000 shares = $26.11037

MacroShares Major Metro Housing Up Shares

MacroShares Major Metro Housing Up Trust

Issuer

MACROSHARES HOUSING DEPOSITOR, LLC,

Depositor

———————

Prospectus

———————

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering these shares in any state where the offer is not permitted, and we do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE OF CONTENTS

Item 13.

Other Expenses of Issuance and Distribution.

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

Registration fees for the Up MacroShares		$39.30
Printing and engraving expenses	$	[ ]
Legal fees and expenses	$	[ ]
Accounting	$	[ ]
Miscellaneous	$	[ ]
Total	$	[ ]

Item 14.

Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act, as amended (the “Delaware Act”), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.  Section 8.1 of the Operating Agreement of the Depositor (the “Agreement”) provides that no manager (or affiliate thereof), member or officer of the Depositor shall have any liability to the Depositor for any act or failure to act on behalf of the Depositor unless such act or failure to act resulted from the gross negligence or intentional misconduct of such person or entity.  Section 8.2(a) of the Agreement provides that any member, manager, officer, partner, trustee, employee, agent or legal representative of the Depositor shall each be an “Indemnified Party” under the Agreement.  In addition, Section 8.2(a) of the Agreement provides that to the fullest extent permitted by applicable law, the Depositor shall indemnify and hold harmless each Indemnified Party from and against any and all expenses, claims, damages, liabilities and losses (including without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing arising out of, or in connection with, the management or conduct of the business and affairs of the Depositor.  An Indemnified Party shall not be entitled to indemnification with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence.

Section 18-303 of the Delaware Act provides that except as otherwise provided therein, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company.  Section 3.3 and Section 4.8 of the Agreement provide that except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Depositor, whether existing in contract, tort, or otherwise, shall be obligations and liabilities of the Depositor and no member or manager shall be obligated personally for such debt, obligation or liability of the Depositor solely by means of being a member or manager of the Depositor.  Section 8.2(a) provides that any Indemnified Party shall be fully protected from any action or inaction based upon or in accordance with the advice or opinions received from counsel or accountants consulted with respect to the affairs of the Depositor.  Notwithstanding any of the foregoing to the contrary, the provisions of Section 8.2 of the Agreement shall not relieve any Indemnified Party of any liability, to the extent that such liability may not be waived, modified or limited under applicable law.

Section 9.3 of the Up Trust Agreement provides that the Depositor and its members, managers, officers, employees, affiliates, and subsidiaries (each, a “Depositor Indemnified Parties”) shall be indemnified by the Up Trust and held harmless against any loss, liability or expense incurred hereunder without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Depositor Indemnified Party arising out of or in connection with the performance of its obligations under, or any actions taken in accordance with the provisions of, the Up Trust Agreement or (2) reckless disregard on the part of such Depositor Indemnified Party of its obligations and duties under the Up Trust Agreement.  Each Depositor Indemnified Party shall also be indemnified by the Up Trust and held harmless against any loss, liability or expense arising under the Income Distribution Agreement, the Settlement Contracts or any Participants Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Depositor by any of the Listing Agent, the Administrative Agent and the Trustee.  Such indemnity shall include payment from the Up Trust of the costs and expenses incurred by such Depositor Indemnified Party in defending itself against any such indemnified claim or liability.

Section 13.6 of the Up Trust Agreement provides that the Trustee and its directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X of the Securities Act) and subsidiaries (each, a “Trustee Indemnified Party”) shall be indemnified from the Trust Assets and held harmless against any loss, liability or expense (a) arising out of or in connection with the acceptance or administration of the Up Trust and any actions taken in accordance with the provisions of the Up Trust Agreement or that arises out of or is related to any offer or sale of Up MacroShares incurred without (i) negligence, bad faith, and willful misconduct on the part of such Trustee Indemnified Party and (ii) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under the Up Trust Agreement, or (b) that arises out of or is related to any filings with or submissions to the SEC in connection with or with respect to the Up MacroShares (which, by way of illustration and not by way of limitation, include the Registration Statement and any amendments thereof or supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the Exchange Act), but not including any information provided in writing by the Trustee to the Depositor for use in the Registration Statement or any other filing with the SEC.  Such indemnity shall include payment from the Up Trust of the costs and expenses incurred by such Trustee Indemnified Party in investigating or defending itself against any claim or liability relating to the Up Trust Agreement or the Up Trust, including any loss, liability or expense incurred in acting pursuant to written directions or instructions given by the Depositor or counsel to the Up Trust to the Trustee from time to time in accordance with the provisions of the Up Trust Agreement or in undertaking actions from time to time which the Trustee deems necessary in its discretion, subject to the limitations imposed by Section 2.3 and Section 3.1(b) to protect the Up Trust and the rights of all Beneficial Owners pursuant to the terms of the Up Trust Agreement.  Any amounts payable to a Trustee Indemnified Party under Section 13.6 may be payable in advance or shall be secured by a lien on the Trust Assets.

Section 9.2 of the Up Trust Agreement provides that none of the Depositor, the MacroMarkets LLC, MACRO Financial, LLC or any of their respective directors, officers, employees or agents acting in such capacities shall be under any liability to the Up Trust, the Trustee, the Holders of the Up MacroShares, the Down Trust, the Down Trustee, the Holders of the Down MacroShares or any other Person for taking any action or for refraining from taking any action in good faith in their capacities as Depositor, Administrative Agent or Marketing Agents, as applicable, pursuant to the Up Trust Agreement; provided, however, that this provision shall not protect the Depositor, MacroMarkets LLC, MACRO Financial, LLC or any of their respective directors, officers, employees or agents against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Up Trust Agreement.  The Depositor, MacroMarkets LLC, MACRO Financial, LLC and each of their respective directors, officers, employees and agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than, in the case of the Depositor, the Depositor; in the case of MacroMarkets LLC, MacroMarkets LLC; and in the case of MACRO Financial, LLC, MACRO Financial, LLC) respecting any matters arising under the Up Trust Agreement.

Section 13.1(c) of the Up Trust Agreement provides that no provision of the Up Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith, its own reckless disregard of its duties hereunder or its own willful misconduct; provided, however, that: (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted by it in good faith and in accordance with the direction of the Administrative Agent, the Depositor or any Holder.  Subject to Section 13.1(c) of the Up Trust Agreement, the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Up Trust Agreement.

Capitalized terms used in the preceding two paragraphs shall have the meanings set forth in the MacroShares Major Metro Housing Up Trust Agreement, filed as exhibit 4.1 hereto and referred to above as the “Up Trust.”

Item 15.

Recent Sales of Unregistered Securities.

Not applicable.

Item 16.

Exhibits and Financial Statement Schedules.

(a)

Exhibits

Exhibit Number	Description
3.1	Certificate of Formation of MacroShares Housing Depositor, LLC, dated June 4, 2008 *
3.2	Operating Agreement of MacroShares Housing Depositor, LLC, dated June 4, 2008
4.1	MacroShares Major Metro Housing Up Trust Agreement, dated [ ], 2008 *
4.3	Participants Agreement, dated [ ], 2008 *
4.4.1	1992 ISDA Master Agreement, dated [ ], 2008 *
4.4.2	Schedule to 1992 ISDA Master Agreement, dated [ ], 2008 *
4.5	Income Distribution Agreement, dated [ ], 2008 *
4.6	Form of Settlement Contract *
4.7	MACROshares License Agreement, dated [ ], 2008 *
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality *
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters *
10.1	The Depository Trust Company Agreement for the MacroShares Major Metro Housing Up Shares, dated [ ], 2008 *
23.1	Consents of Accountants *
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP *
24.1	Power of Attorney, dated [ ], 2008 *
99.1	MacroShares Major Metro Housing Down Shares Prospectus, dated June 9, 2008 *

*   To be filed by an amendment.

Item 17.

Undertakings.

The undersigned Registrant hereby undertakes

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

That, for the purpose of determining any liability under the Securities Act of 1933, for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 9, 2008.

MACROSHARES HOUSING DEPOSITOR, LLC,
as Depositor of the MacroShares Major Metro Housing Up Shares,

By:	/s/ Samuel Masucci, III
Name:	Samuel Masucci, III
Title:	President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Samuel Masucci, III	President and Principal Executive Officer	June 9, 2008
Samuel Masucci, III

/s/ John Flanagan	Principal Financial Officer and Principal Accounting Officer	June 9, 2008
John Flanagan

/s/ Robert Tull	Manager	June 9, 2008
Robert Tull

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Formation of MacroShares Housing Depositor, LLC, dated June 4, 2008 *
3.2	Operating Agreement of MacroShares Housing Depositor, LLC, dated June 4, 2008
4.1	MacroShares Major Metro Housing Up Trust Agreement, dated [ ], 2008 *
4.3	Participants Agreement, dated [ ], 2008 *
4.4.1	1992 ISDA Master Agreement, dated [ ], 2008 *
4.4.2	Schedule to 1992 ISDA Master Agreement, dated [ ], 2008 *
4.5	Income Distribution Agreement, dated [ ], 2008 *
4.6	Form of Settlement Contract *
4.7	MACROshares License Agreement, dated [ ], 2008 *
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality *
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters *
10.1	The Depository Trust Company Agreement for the MacroShares Major Metro Housing Up Shares, dated [ ], 2008 *
23.1	Consents of Accountants *
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP *
24.1	Power of Attorney, dated [ ], 2008 *
99.1	MacroShares Major Metro Housing Down Shares Prospectus, dated June 9, 2008 *

*   To be filed by an amendment.